     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2006
                                                          Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                        CAPMARK MORTGAGE SECURITIES INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        23-2811925
(State or other jurisdiction of                  (I.R.S. employer identification
incorporation or organization)                               number)

                                 200 WITMER ROAD
                           HORSHAM, PENNSYLVANIA 19044
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      DAVID LAZARUS, DIRECTOR AND PRESIDENT
                        CAPMARK MORTGAGE SECURITIES INC.
                                 200 WITMER ROAD
                           HORSHAM, PENNSYLVANIA 19044
                                 (215) 328-3164
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            THOMAS L. FAIRFIELD, ESQ.
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                        CAPMARK MORTGAGE SECURITIES INC.
                                 200 WITMER ROAD
                           HORSHAM, PENNSYLVANIA 19044

   PAUL A. JORISSEN, ESQ.                            JOSHUA E. RAFF, ESQ.
MAYER, BROWN, ROWE & MAW LLP                  ORRICK, HERRINGTON & SUTCLIFFE LLP
       1675 BROADWAY                                   666 FIFTH AVENUE
  NEW YORK, NEW YORK 10019                         NEW YORK, NEW YORK 10103

      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                                            CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF SECURITIES                AMOUNT           OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
         BEING REGISTERED            TO BE REGISTERED       PER UNIT(1)             PRICE(1)        REGISTRATION FEE(2)
----------------------------------  ------------------  ---------------------  -------------------  -------------------

Mortgage Pass-Through Certificates    $2,962,367,000            100%             $2,962,367,000          $316,973.27
=======================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2)   The registration fee for this Registration Statement is being offset, pursuant to Rule 457(p) of the General Rules and Regulations under the
Securities Act of 1933, as amended, by the registration fees paid in connection with unsold Asset Backed Notes registered by under Registration Statement No.
333-123974 and amended by Amendment No. 1 to Form S-3 filed on April 26, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS

REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

      This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through
Certificates representing beneficial ownership interests in a trust fund consisting primarily of commercial mortgage loans and (ii) the basic prospectus relating to the Mortgage Pass-Through Certificates.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [  ]

                              $[  ] (APPROXIMATE)

               CAPMARK MORTGAGE SECURITIES INC. SERIES [  ] TRUST
                                 ISSUING ENTITY

                        CAPMARK MORTGAGE SECURITIES INC.
                                    DEPOSITOR

                              CAPMARK FINANCE INC.
                  SPONSOR, MASTER SERVICER AND SPECIAL SERVICER

                 SERIES [  ] MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[  ] IN THIS
PROSPECTUS SUPPLEMENT AND PAGE [  ] IN THE PROSPECTUS.

The certificates represent interests only in the issuing entity created for
Series [  ]. They do not represent interests in or obligations of Capmark
Mortgage Securities Inc., Capmark Finance Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

The certificates will consist of:

The [  ] classes of offered certificates described in the table on page S-[  ].

[  ] additional classes of private certificates, [  ] of which are subordinated to, and provide credit enhancement for, the offered certificates.

The assets underlying the certificates will include:

A pool of [  ] fixed rate [and adjustable rate], monthly pay mortgage loans secured by first priority liens on [  ] commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately
$[  ].

Credit enhancement:

The subordination of certificates other than the Class [  ] certificates will provide credit enhancement to the Class [  ] certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

Distributions:

Distributions on the certificates will be made on the [  ] day of any month (or, if not a business day, the immediately succeeding business day), beginning on
[  ], 200[ ].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to Capmark Mortgage Securities
Inc. from the sale of the offered certificates will be approximately [ ]% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to
Capmark Mortgage Securities Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                             [NAMES OF UNDERWRITERS]
                                     [DATE]

--------------------------------------------------------------------------------
   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

      We tell you about the offered certificates in two separate documents that progressively provide more detail:

      o   the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o   this prospectus supplement, which describes the specific terms of your series of certificates.

      The prospectus and the prospectus supplement together provide a description of the material terms of your certificates. You should rely on the information in the prospectus supplement to the extent it provides a more specific description of your certificates.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a "Glossary" of capitalized terms used in this prospectus
supplement beginning on page S-[   ] in this prospectus supplement.

--------------------------------------------------------------------------------

                                        i

                                   (continued)

     Certain Matters Regarding the Master Servicer and the Special

                                       ii

                                   (continued)

     [To be included if the asset pool includes MBS] Delinquency and

     Related Borrowers, Cross-Collateralized Mortgage Loans,
          Cross-Defaulted Loans and Mortgage Loans Collateralized by

                                       iii

                                   (continued)

                                       iv

                                   (continued)

                                        v

               SUMMARY OF SERIES 200[ ]-C[ ] MORTGAGE PASS-THROUGH

                      CERTIFICATES AND POOL CHARACTERISTICS

            THE SERIES 200[ ]-C[ ] MORTGAGE PASS-THROUGH CERTIFICATES

                              OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------
                         ORIGINAL     APPROXIMATE   APPROXIMATE    APPROXIMATE    PRINCIPAL
                         PRINCIPAL      PERCENT       INITIAL        WEIGHTED     WINDOW(4)    RATED FINAL
              RATINGS   OR NOTIONAL    OF CREDIT    PASS-THROUGH   AVG. LIFE(3)    (MONTH/    DISTRIBUTION
  CLASS       [     ]    AMOUNT(1)    SUPPORT(2)        RATE        (IN YEARS)      YEAR)        DATE(5)
----------    -------   -----------   -----------   ------------   ------------   ---------   -------------

Publicly Offered Classes
[A-1]         [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[A-1A]        [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[A-2]         [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[A-3]         [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[A-4]         [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[B]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[C]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[D]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[E]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
-----------------------------------------------------------------------------------------------------------
Private Certificates(6)
[X-1]         [     ]   $[        ]      [N/A]      [       ]( )     [     ]       [    ]        [    ]
[X-2]         [     ]   $[        ]      [N/A]      [       ]( )     [     ]       [    ]        [    ]
[F]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[G]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[H]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[J]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[K]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[L]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[M]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[N]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[O]           [     ]   $[        ]   [       %]    [       ]( )     [     ]       [    ]        [    ]
[P]           [     ]   $[        ]      [N/A]      [       ]( )     [     ]       [    ]        [    ]

____________________

(1)   These amounts are approximate.

(2)   The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3)   The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity
      Considerations" in this prospectus supplement.

(4)   The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under
      "Yield and Maturity Considerations" in this prospectus supplement.

(5)   The actual final distribution date could be substantially earlier.

(6)   The information presented for private certificates is provided solely to assist your understanding of the offered certificates.

(7)   The Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in [ ]. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in [ ] is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

                    SERIES [ ] MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                             ENTIRE MORTGAGE POOL
---------------                                             --------------------
Initial pool balance.....................................   $
Number of mortgage loans.................................
Number of mortgaged properties...........................
Average balance as of the cut-off date...................   $
Range of mortgage rates as of the cut-off date...........   % to %
Weighted average mortgage rate...........................   %
Weighted average remaining term to maturity..............   Months
Weighted average remaining amortization term.............   Months
Weighted average debt service coverage ratio.............   X
Weighted average loan-to-value ratio.....................   %

The calculation of loan-to-value ratio and debt service coverage ratio is described in Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement) and the calculations of the weighted average debt service coverage ratio and weighted average loan to value ratio.

                                       S-2

                     SUMMARY OF SERIES [      ] TRANSACTION

      This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

RELEVANT PARTIES AND IMPORTANT DATES

Title of Series...............   Series [ ] Mortgage Pass-Through Certificates

The Issuing Entity:...........   Capmark Mortgage Securities Inc. Series [ ]
                                 Trust formed to issue the mortgage pass-through
                                 certificates and to acquire the mortgage pool.

Depositor:....................   Capmark Mortgage Securities Inc., an affiliate
                                 of Capmark Finance Inc., 200 Witmer Road,
                                 Horsham, Pennsylvania 19044-8015, (215)
                                 328-4622

Seller:.......................   Capmark Finance Inc., an affiliate of the
                                 depositor

Sponsor:......................   Capmark Finance Inc., an affiliate of the
                                 depositor

Master Servicer:..............   Capmark Finance Inc., an affiliate of the
                                 depositor

Special Servicer:.............   Capmark Finance Inc., an affiliate of the
                                 depositor

Trustee:......................   [Name and form of organization]

Closing Date:.................   On or about [ ].

Determination Date:...........   The [ ] day of each month or, if the [ ] day is
                                 not a business day, the immediately succeeding
                                 business day. For any distribution date, the
                                 determination date represents the date as of
                                 which certain measurements with respect to the
                                 mortgage loans and other matters relevant for
                                 such distribution date are made. See
                                 "Summary--Collection Period," "The Pooling and
                                 Servicing Agreement and Servicing
                                 Practices--Processes for Handling Defaults by a
                                 Borrower under Mortgage Loans--Required
                                 Appraisal Mortgage Loans," "The Pooling and
                                 Servicing Agreement and Servicing
                                 Practices--Servicing and Other Compensation and
                                 Payment and Expenses--Additional Compensation
                                 and Description of the
                                 Certificates--Application of the Available
                                 Distribution."

Collection Period:............   For any distribution date, the period that
                                 begins immediately following the determination
                                 date in the prior calendar month and continues
                                 through and includes the determination date in
                                 the calendar month in which that distribution
                                 date occurs. The first collection period,
                                 however, for each mortgage loan begins
                                 immediately following its cut-off date.

Interest Accrual Period:         With respect to any distribution date, the
                                 calendar month immediately preceding the month
                                 in which such distribution date

                                       S-3

                                 occurs.

Cut-off Dates:................

Distribution Date:............

[ORIGINATORS]                    [IDENTIFY ANY ORIGINATOR OR GROUP OF
                                 ORIGINATORS (OTHER THAN THE SPONSOR OR
                                 AFFILIATES OF THE SPONSOR) THAT ORIGINATED 10%
                                 OR MORE OF THE POOL ASSETS.]

[SIGNIFICANT OBLIGORS]           [IDENTIFY (1) ANY OBLIGOR OR GROUP OF
                                 AFFILIATED OBLIGORS ON ANY POOL ASSET OR GROUP
                                 OF POOL ASSETS WHICH REPRESENTS 10% OR MORE OF
                                 THE ASSET POOL, (2) ANY SINGLE PROPERTY OR
                                 GROUP OF RELATED PROPERTIES SECURING A POOL
                                 ASSET OR GROUP OF POOL ASSETS WHICH REPRESENTS
                                 10% OR MORE OF THE ASSET POOL AND (3) ANY
                                 LESSEE OR GROUP OF AFFILIATED LESSEES IF THE
                                 RELATED LEASE OR GROUP OF LEASES REPRESENTS 10%
                                 OR MORE OF THE ASSET POOL].

                                       S-4

THE MORTGAGE POOL

The mortgage pool will consist of mortgage loans. The assets of the issuing entity consist of, among other things, the mortgage loans. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

Capmark Finance Inc. originated all of the mortgage loans. The mortgage loans
were originated between [    ] and [    ]. For a description of the underwriting
criteria used to originate the mortgage pool including method and criteria for selection and the origination process, such as originator information and the required origination documentation, see "Description of the Mortgage
Pool--Underwriting Criteria and Origination Procedures."

The seller will make representations and warranties regarding the mortgage loans. The depositor will assign these representations and warranties to the trustee. If any of the representations or warranties are materially breached and are not cured, the seller will be required to repurchase the affected mortgage loan or substitute a replacement mortgage loan.

If the trustee determines that required documents relating to any mortgage loan were not delivered to the trustee by the seller or that any such document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property, the interests of the issuing entity therein or of any certificateholder, the trustee may also require the seller may also be required to repurchase the affected mortgage loan or substitute a replacement mortgage loan.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the issuing entity.

Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement) provides characteristics of the mortgage loans on a loan-by-loan basis. See also "Description of the Mortgage Pool" in this prospectus supplement.

GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in [    ] states. The following table lists
the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.

                                                                   Number of
                                                                   Percentage
                                                                  of Mortgaged
                                                                    Initial
                                                                Pool Properties
      Property State                                                Balance
--------------------------------------------------------------------------------

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                                       S-5

                                                                   Number of
                                                                   Percentage
                                                                  of Mortgaged
                                                                    Initial
                                                                Pool Properties
      Property State                                                Balance
--------------------------------------------------------------------------------

PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All the mortgage loans permit defeasance after a lockout period. For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a [fixed rate/adjustable rate].
However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date.
See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD
Loans" in this prospectus supplement.

[Insert disclosure for adjustable rate mortgages.]

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the issuing entity's assets. The certificates represent all of the beneficial ownership interests in the issuing entity. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

Designation                                   Related Class(es)
-----------                                   -----------------
Offered certificates

Senior certificates

Interest only certificates

Subordinate certificates

Residual certificates

REMIC regular certificates

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the issuing entity will be approximately $[  ], but may vary upward or downward by no more than 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately [  ]% and the subordinate certificates will comprise approximately
[  ]% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

A certificate account and a distribution account will be established. On distribution date, the trustee may make withdrawals from the distribution account to make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest. The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. These payments, together with any P&I advances made by the master servicer, are generally available to be distributed to certificateholders after deduction

                                       S-6

of certain fees, expenses and reimbursements. The master servicer will deduct its master servicing fee, which will be computed on the same basis and the same principal amount respecting which a related interest payment or any mortgage loan shall accrue and other amounts required by the pooling and servicing agreement (including the reimbursement of P&I advances and interest thereon in the amount and at the times required by the pooling and servicing agreement) and send the remainder to the trustee. The formula used to determine the master servicing fee is based on the product of (a) a portion of the administration fee for each mortgage loan equal to [ ] basis points as set forth in "Annex A" to this prospectus supplement (which is included in and is a part of this prospectus supplement) and (b) the aggregate stated principal balance of such mortgage loan or REO loan immediately following the prior distribution date and
(c) a fraction, the numerator of which is the actual number of days elapsed in the related interest accrual period and the denominator of which is 360. See
"Description of the Mortgage Pool--Description of Fees and Expenses" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

            -------------------------------------------------------
                     Amount available to certificateholders
            -------------------------------------------------------
                                       |
                                       |
            -------------------------------------------------------
                                     Step 1
                        Distribution of interest to the
                              senior certificates
            -------------------------------------------------------
                                       |
                                       |
            -------------------------------------------------------
                                     Step 2
                        Distribution of principal to the
                            Class A[ ] certificates
            -------------------------------------------------------
                                       |
                                       |
            -------------------------------------------------------
                                     Step 3
               Realized losses or additional trust fund expenses
                allocated to reduce the certificate balance of a
             class of certificates may be reimbursed if the amount
                   available for distribution is sufficient.
            -------------------------------------------------------
                                       |
                                       |
            -------------------------------------------------------
                                     Step 4
                 Distribution of the amount of interest due and
                 principal due on each class of the subordinate
               certificates. These distributions are made in the
             priority of the alphabetical order of the subordinate
                      certificates and as described below.
            -------------------------------------------------------
                                       |
                                       |
            -------------------------------------------------------
                                     Step 5
                           Any remaining funds to the
                             residual certificates
            -------------------------------------------------------

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the
Certificates--Distributions" for a discussion of the amount available for distribution and the

                                       S-7

priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the issuing entity experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

      o   1/12th of the pass-through rate for that class

multiplied by

      o   the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal or, in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

[Describe other forms of credit enhancement.]

ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the issuing entity that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

      o   special servicing compensation;

      o   interest on advances made by the master servicer or the trustee;

      o   extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

      o   loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate

                                       S-8

outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

           ---------------------------------------------------------
                                    Step 1
                        Reduce the certificate balances
                        of the Class [  ] certificates
                              to zero, that order
           ---------------------------------------------------------
                                       |
                                       |
           ---------------------------------------------------------
                                    Step 2
                        Reduce the certificate balances
                        of the Class [  ] certificates
                               pro-rata, to zero
           ---------------------------------------------------------

Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the
Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

ADVANCES MADE BY THE MASTER SERVICER

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to the related mortgaged property. However, the master servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the master servicer fails to make a required advance, the trustee will be required to make such advance. However, the trustee will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. Interest on any such advance will be payable first from certain penalty charges, to the extent paid by the related borrower, and then from general collections. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer recovery of any nonrecoverable advance, provided that no such deferral may exceed twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will

                                       S-9

be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs).

In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and will be reimbursable only from amounts in the certificate account that represent principal on the other mortgage loans. Any principal collections used to reimburse the master servicer or the trustee for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. See "The Pooling and Servicing Agreement and Servicing Practices--P&I and Servicing Advances" in
this prospectus supplement and "The Pooling and Servicing Agreements and
Servicing Practices--P&I and Servicing Advances" and "Description of the
Certificates--Certificate Account--Withdrawals" in the prospectus.

In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

See "The Pooling and Servicing Agreement and Servicing Practices--P&I and
Servicing Advances" in this prospectus supplement and "The Pooling and Servicing
Agreement and Servicing Practices--P&I and Servicing Advances" in the
prospectus.

OPTIONAL TERMINATION OF THE ISSUING ENTITY

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than [  ]% of the initial pool balance, the master servicer, the majority certificate holder of the controlling class or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificate holder of the controlling class or the depositor, however, is required to do so. If the master servicer, the majority certificate holder of the controlling class or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the
Class [ ] certificates have been reduced to zero, the issuing entity could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates, for the mortgage loans remaining in the issuing entity, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.
See "Description of the Certificates--Certificate Balances and Notional Amounts"
and "--Termination; Retirement of Certificates."

                                      S-10

BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or
through Clearstream or the Euroclear System in Europe. See "Description of the
Certificates--Book-Entry Registration of the Offered Certificates" and "Annex C"
in this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DENOMINATIONS

The offered certificates are offered in minimum denominations of $[  ] each and multiples of $[ ] in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

      o   the purchase price of the certificates;

      o   the applicable pass-through rate;

      o   the characteristics of the mortgage loans; and

      o   the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity
Considerations" in this prospectus supplement.

LEGAL INVESTMENT IN THE CERTIFICATES

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus
supplement and in the accompanying prospectus are satisfied, the Class [   ]
certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates and the Class [  ]
certificates (which enable the Class [  ] certificateholders to receive certain excess interest on the ARD loans), will be treated as regular interests in a
REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the issuing entity (other than excess interest on the ARD loans) as separate real estate mortgage investment conduits. The certificates,
other than the residual certificates and the Class [   ] Certificates, will
represent ownership of regular interests in their respective real estate mortgage investment conduit. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit. The Class [  ] certificates will represent only the right to excess interest on the ARD loans and, for federal income

                                      S-11

tax purposes, will constitute interests in a grantor trust.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from [  ] that are not
lower than those indicated under "Summary of Series [   ] Mortgage Pass-Through
Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in [  ]. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

RELATIONSHIPS AMONG THE PARTIES

The diagram below illustrates the relationships among the parties.

                      ----------------------------------
                             Capmark Finance Inc.

                      (Seller, Sponsor, Master Servicer,
                               Special Servicer)
                      ----------------------------------
                                        |
                                        |
              -------------------------------------------------
             |                                                |
             |                                                |
  -------------------------                        -----------------------
    [Capmark Capital Inc.                             Capmark Mortgage
                                                       Securities Inc.
       (Underwriter)]
  -------------------------                              (Depositor)
                                                   -----------------------
                                                              |
                                                              |
  -------------------------                        -----------------------
    [                  ]                              Capmark Mortgage
          (Trustee)                                      Securities
  -------------------------                         Inc. Series[ ] Trust

                                                      (Issuing Entity)
                                                   -----------------------
                                                              |
                                                              |
                                                   -----------------------
                                                         Certificates
                                                   -----------------------

                                      S-12

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

ALLOCATIONS OF LOSSES ON THE          If losses on the mortgage loans are allocated to your class of
MORTGAGE LOANS WILL REDUCE YOUR       certificates, the amount payable to you will be reduced by the amount
PAYMENTS AND YIELD ON YOUR            of these losses and the yield to maturity on your certificates will be
CERTIFICATES                          reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                      Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                      If the principal balance of all of the subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the
                                      Class [  ] certificates.

                                      Reductions in the principal balance of any class will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See "Description of the
                                      Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

DELINQUENCIES, LOSSES AND             The yield to maturity on the certificates will depend significantly on
PREPAYMENTS ON THE MORTGAGE LOANS     the rate and timing of payments of principal and interest on the
WILL AFFECT THE YIELD ON THE          certificates. The rate and timing of principal and interest payments
CERTIFICATES                          on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash

                                      S-13

                                      reserves or other credit enhancement that, if certain leasing-related or other conditions are met, may be applied to partially defease or prepay the related mortgage loan. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see "Yield and
                                      Maturity Considerations" and "Description of the
                                      Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement and "Risk Factors" and "Yield and Maturity
                                      Considerations" in the prospectus.

THE MORTGAGE LOANS ARE NOT INSURED    None of the mortgage loans are insured or  guaranteed by the United
                                      States, any governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the seller or the trustee. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY OCCUR       Affiliates of the depositor, the master servicer and the special
WHEN CERTIFICATEHOLDERS OF VARIOUS    servicer may purchase a portion of the certificates. This ownership
CLASSES HAVE DIFFERING INTERESTS      could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the subordinate certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the special servicer or an affiliate thereof may be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See "The Pooling and Servicing
                                      Agreement and Servicing Practices--The Servicing Standard" in this prospectus supplement.

                                      S-14

                                      Additionally, any of those parties, especially if it or an affiliate holds certificates, or has financial interests in, or other financial dealings with, a borrower under any of the mortgage loans, may have interests when dealing with the mortgage loans that conflict with those of holders of the offered certificates. For instance, a special servicer that holds subordinate certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the subordinate certificates.

                                      In connection with the servicing of the mortgage loans, the majority certificateholder of the controlling class may withhold its approval to proposed actions to be taken by the master servicer or the special servicer that could adversely affect some or all of the classes of certificates. The majority certificateholder of the controlling class may have interests in conflict with those of the other
                                      certificateholders. As a result, it is possible that the majority certificateholder of the controlling class may withhold its approval to actions proposed by the master servicer or the special servicer and the majority certificateholder of the controlling class will have no liability to any other certificateholder for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law, violate the servicing standard, violate any other term of the pooling and servicing agreement or violate the applicable mortgage loan documents.

                                      See "The Pooling and Servicing Agreement and Servicing
                                      Practices--Processes For Handling Defaults by A Borrower Under Mortgage
                                      Loans--The Majority Certificateholder of the Controlling Class,"
                                      "--Termination and Replacement of Master Servicer and Special Servicer"
                                      and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

                                      S-15

THE SELLERS OF THE MORTGAGE LOANS     In the event of the insolvency of any seller, it is possible that the
ARE SUBJECT TO BANKRUPTCY OR          trust's right to payment from or ownership of the mortgage loans could
INSOLVENCY LAWS THAT MAY AFFECT       be challenged, and if such challenge was successful, delays or
THE TRUST'S OWNERSHIP OF THE          reductions in payments on your certificates could occur.
MORTGAGE LOANS

                                      The sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.
                                      Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

ADVERSE ENVIRONMENTAL CONDITIONS      The trust could become liable for an environmental condition at a
AT A MORTGAGED PROPERTY MAY REDUCE    mortgaged property. Any potential liability could reduce or delay
OR DELAY YOUR PAYMENTS                payments to certificateholders.

                                      "Phase I" environmental assessments have been performed on all of the mortgaged properties. See "Capmark Finance Inc.--Capmark Finance's
                                      Underwriting Standards and Origination Procedures--Environmental
                                      Assessments and Insurance" in this prospectus supplement. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                          o   in which the adverse conditions were remediated or abated before the date of issuance of the certificates;

                                          o   in which an operations and maintenance plan or periodic
                                              monitoring of the mortgaged property or nearby properties was in place or recommended;

                                          o   involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                          o   in which groundwater, soil or other contamination was identified or suspected at

                                      S-16

                                              the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                          o   involving radon; or

                                          o   in which the related borrower has agreed to seek a "case closed"
                                              or similar status for the issue from the applicable governmental agency.

                                      To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See "Capmark Finance Inc.--Capmark Finance's
                                      Underwriting Standards and Origination Procedures--Environmental
                                      Assessments and Insurance" in this prospectus supplement and "The
                                      Pooling and Servicing Agreement and Servicing Practices--Processes For
                                      Handling Defaults by a Borrower Under Mortgage Loans--Realization Upon
                                      Defaulted Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Assets--Environmental
                                      Considerations" in the prospectus.

                                      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.
                                      Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

                                      S-17

GEOGRAPHIC CONCENTRATION MAY          The five states with the highest concentration of mortgage loans
INCREASE REALIZED LOSSES ON THE       secured by mortgaged properties are listed in the table under "Summary
MORTGAGE LOANS                        of Series [   ] Transaction--Geographic Concentrations of the Mortgaged
                                      Properties."

                                      Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                      In addition, some mortgaged properties are located in states, such as
                                      California and Washington, that may be more susceptible to earthquakes, or states such as Florida and Texas, that may be more susceptible to hurricanes than properties located in other parts of the country.
                                      Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

THE MORTGAGE LOANS ARE                All of the mortgage loans are  or should be considered non-recourse
NON-RECOURSE LOANS                    loans. If a borrower defaults on a non-recourse loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. The borrowers generally have no material assets other than ownership of the related mortgaged property. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, we have not necessarily undertaken an evaluation of the financial condition of any of these persons and the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                      Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects

                                      S-18

                                      of Mortgage Assets--Foreclosure--Anti-Deficiency Legislation" in the
                                      prospectus.

THE SELLER OF A MORTGAGE LOAN IS      The seller will be the only person making representations and
THE ONLY ENTITY MAKING                warranties on a mortgage loan. Neither the depositor nor any of its
REPRESENTATIONS AND WARRANTIES ON     other affiliates will be obligated to repurchase a mortgage loan upon a
THAT MORTGAGE LOAN                    breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See
                                      "Description of the Mortgage Pool--Assignment of the Mortgage Loans;
                                      Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus supplement.

BALLOON PAYMENTS MAY INCREASE         [  ] mortgage loans, which represent [  ]% of the initial pool balance,
LOSSES ON THE MORTGAGE LOANS AND      require balloon payments at their stated maturity. These mortgage
EXTEND THE WEIGHTED AVERAGE LIFE      loans involve a greater degree of risk than fully amortizing loans
OF YOUR CERTIFICATE                   because the ability of a borrower to make a balloon payment typically depends on its ability to refinance the mortgage loan or sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by:

                                          o   the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuates over time;

                                          o   the prevailing interest rates;

                                          o   the fair market value of the property;

                                          o   the borrower's equity in the property;

                                          o   the borrower's financial condition;

                                          o   the operating history and occupancy level of the property;

                                          o   tax laws; and

                                          o   prevailing general and regional economic conditions.

                                      S-19

                                      Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                      See "The Pooling and Servicing Agreement and Servicing
                                      Practices--Modifications, Waivers, Amendments and Consents,"
                                      "Description of the Mortgage Pool--Balloon Loans" and "Yield and
                                      Maturity Considerations" in this prospectus supplement and "Risk
                                      Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and
                                      Maturity Considerations" in the prospectus.

LOSSES MAY RESULT IF THE SPECIAL      An appraisal was conducted for each mortgaged property in connection
SERVICER IS UNABLE TO SELL A          with the origination of the related mortgage loan or thereafter, and
MORTGAGED PROPERTY SECURING A         the loan-to-value ratios as of the cut-off date referred to in this
DEFAULTED MORTGAGE LOAN FOR ITS       prospectus supplement are based on the appraisals. If the special
APPRAISED VALUE                       servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                      Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the special servicer may be unable to sell the related mortgaged property for its appraised value.

                                      Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been

                                      S-20

                                      updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the cut-off date is presented in this prospectus supplement for illustrative purposes only.

ADDITIONAL SECURED DEBT ON THE        [    ] of the mortgaged properties, securing [    ] % of the initial
MORTGAGED PROPERTY MAY INCREASE       pool balance, are encumbered by subordinate debt that is not part of
REALIZED LOSSES ALLOCATED TO YOUR     the mortgage pool. Additionally, [    ]  of the mortgaged properties,
CERTIFICATES                          securing [    ] % of the initial pool balance, are encumbered by pari
                                      passu debt that is not part of the mortgage pool. The existence of such subordinate and pari passu indebtedness, and the enforcement by a holder of such debt of such holder's interest in the related mortgage property, may adversely affect the borrower's financial viability or the enforcement of the trust's interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the trust's security interest could be adversely affected by subordinate or pari passu financing because:

                                          o   refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                          o   reduced cash flow could result in deferred maintenance; and

                                          o   if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary
                                              receivership, foreclosing on the mortgaged property could be delayed.

                                      The holder of any material subordinate debt on each of the mortgaged properties has agreed not to foreclose for so long as the mortgage loan is outstanding and the trust is not pursuing a foreclosure action.
                                      Substantially all of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults. For a description of subordinate debt relating to the

                                      S-21

                                      mortgaged properties, see "Description of the Mortgage Pool--Secured
                                      Subordinate Financing" in this prospectus supplement.

MEZZANINE DEBT SECURED BY EQUITY      For [  ] mortgaged properties securing mortgage loans that represent
IN THE BORROWER MAY INCREASE RISKS    [  ]% of the initial pool balance, the direct parents of the related borrowers have incurred mezzanine debt. [  ] mortgaged properties securing mortgage loans that represent  [  ]% of the initial pool balance do not restrict the direct parent from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see "Description of the Mortgage Pool--Unsecured Subordinate and Mezzanine Financing" in
                                      this prospectus supplement.

RELATED BORROWERS MAY MAKE LOSSES     Some borrowers under the mortgage loans are affiliated or under common
ON THE MORTGAGE LOANS MORE SEVERE     control with one another. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                      For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of

                                      S-22

                                      a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans.
                                      The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See
                                      "Legal Aspects of Mortgage Assets--Bankruptcy Laws" in the prospectus.

                                      Several mortgage loans, either individually or together with other mortgage loans that have related sponsorship and may be
                                      cross-collateralized, have outstanding balances that are substantially higher than the average outstanding balance. If a mortgage pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans. See "Description of the Mortgage
                                      Pool--Significant Mortgage Loans" in this prospectus supplement.

LOSSES COULD RESULT FROM              [  ] mortgage loans, representing [  ]% of the initial pool balance,
LIMITATION ON ENFORCEABILITY OF       are cross-collateralized with one or more other mortgage loans.
CROSS-COLLATERALIZATION               Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                      Generally, under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                          o   the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they
                                              matured; and

                                          o   when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other

                                      S-23

                                              mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                      The additional security provided by cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal
                                      Aspects of Mortgage Assets--Bankruptcy Laws" in the prospectus and
                                      "Description of the Mortgage Pool--Related Borrowers,
                                      Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized
                                      by Multiple Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO         Payment of taxes on any net income from "foreclosure property" acquired
FORECLOSURE MAY REDUCE PAYMENTS TO    by the trust will reduce the net proceeds available for distribution to
CERTIFICATEHOLDERS                    certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                      "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                      "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions.
                                      Any net income from this "foreclosure property," other than qualifying
                                      "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON REMEDIES     Some jurisdictions, including California, have laws that prohibit more
MAY REDUCE PAYMENTS TO                than one "judicial action" to enforce a mortgage, and some courts have
CERTIFICATEHOLDERS                    viewed the term "judicial action" broadly. The pooling and servicing agreement will require the special servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one

                                      S-24

                                      "judicial action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal Aspects of Mortgage Assets--Foreclosure" in the
                                      prospectus.

                                      Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a
                                      "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT THE        Operation of the federal bankruptcy code and related state laws may
ABILITY OF A LENDER TO ENFORCE        interfere with the ability of a lender to foreclose upon a mortgaged
REMEDIES                              property and to take other actions to enforce its remedies against the borrower or the mortgaged property. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit, the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
                                      Section 363(f) of the Bankruptcy Code (11 U.S.C. 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
                                      Section 363(e) of the Bankruptcy Code (11 U.S.C. 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain
                                      circumstances under which a "free and clear" sale under Section 363(f)
                                      of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy
                                      Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present

                                      S-25

                                      in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Assets--Bankruptcy Laws" in
                                      the prospectus.

YOUR PAYMENTS MAY BE REDUCED OR       Noncompliance with zoning and building codes may cause the borrower to
DELAYED IF ZONING AND BUILDING        experience cash flow delays and shortfalls. These delays or shortfalls
CODE NONCOMPLIANCE ON THE             in payments could result in realized losses in the mortgage loans that
MORTGAGED PROPERTIES ADVERSELY        may be allocated to your class of certificates.
AFFECTS THE ABILITY OF BORROWERS
TO MAKE PAYMENTS ON THE MORTGAGE
LOANS

                                      Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property.
                                      The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

                                      S-26

CHANGES IN CONCENTRATIONS OF          As the mortgage loans are repaid, liquidated or repurchased, the
BORROWERS, MORTGAGE LOANS OR          characteristics of the pool may vary. For example, the relative
PROPERTY CHARACTERISTICS MAY          concentrations of properties, geographic location, property
INCREASE THE LIKELIHOOD OF LOSSES     characteristics, and number of borrowers and affiliated borrowers may
ON THE CERTIFICATES                   change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

COMPLIANCE WITH THE AMERICANS WITH    If a borrower were required to pay expenses and fines imposed by the
DISABILITIES ACT MAY REDUCE           Americans with Disabilities Act of 1990, the amount available to make
PAYMENTS TO CERTIFICATEHOLDERS        payments on its mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS TO     Principals or affiliates of certain borrowers may have been involved in
CERTIFICATEHOLDERS                    bankruptcy or similar proceedings or may have otherwise been parties to real estate-related or other litigation. Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business.
                                      This litigation could have a material adverse effect on the distributions to certificateholders.

RISKS RELATING TO ENFORCEABILITY      Provisions requiring yield maintenance charges, penalty charges,
OF YIELD MAINTENANCE CHARGES OR       prepayment premiums or lockout periods may not be enforceable in some
DEFEASANCE PROVISIONS MAY REDUCE      states and under federal bankruptcy law. Provisions requiring yield
PAYMENTS TO CERTIFICATEHOLDERS        maintenance charges, prepayment premiums or penalty charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge, prepayment premiums or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be

                                      S-27

                                      sufficient to pay an enforceable yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE EFFECT ON CERTIFICATEHOLDERS      On September 11, 2001, the United States was subjected to multiple
OF RECENT EVENTS IN THE UNITED        terrorist attacks which resulted in considerable uncertainty in the
STATES IS UNCLEAR                     world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties.

                                      The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the
                                      World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future.
                                      The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See
                                      "Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans" below. The terrorist attacks and the military conflict in Iraq may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged

                                      S-28

                                      properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                      Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

RECENT DEVELOPMENTS MAY LIMIT THE     The mortgage loans typically require the borrowers to maintain hazard
AVAILABILITY OR SCOPE, OR INCREASE    insurance policies on the mortgaged properties as well as comprehensive
THE COST, OF INSURANCE REQUIRED BY    general liability and business interruption or rent loss insurance
THE MORTGAGE LOANS                    policies, except in certain instances where credit tenants are required to obtain this insurance or may self-insure. These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans and certain of the mortgage loans cap the amount that a borrower must spend on terrorism insurance, or otherwise do not require terrorism insurance if not available at commercially reasonable rates.

                                      The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies.
                                      Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance
                                      Act of 2002, which established the Terrorism Insurance Program. The
                                      Terrorism Insurance Program is administered by the Secretary of the
                                      Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for

                                      S-29

                                      the Terrorism Insurance Program under which the federal share of compensation is equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26,
                                      2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

                                      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies.
                                      However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It is unclear what acts will fall under the purview of the
                                      Terrorism Insurance Program. Furthermore, because the Terrorism
                                      Insurance Program was only recently passed into law, there can be no assurance that it or any state legislation will substantially lower the cost of obtaining terrorism

                                      S-30

                                      insurance. Finally, the Terrorism Insurance Program terminates on
                                      December 31, 2007. There can be no assurance that this temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended or that subsequent terrorism insurance legislation will be passed upon its expiration. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result. Insurance policies for [ ] mortgaged properties, securing mortgage loans which represent [
                                      ]% of the initial pool balance, currently have no coverage for terrorism or terrorist acts or coverage in an amount less than the outstanding principal balance of such mortgage loan. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

CONDEMNATIONS OF MORTGAGED            From time to time, there may be condemnations pending or threatened
PROPERTIES MAY RESULT IN LOSSES       against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of an condemnation will not have a negative impact upon distributions on your certificates.

THE PROSPECTIVE PERFORMANCE OF THE    While there may be certain common factors affecting the performance and
COMMERCIAL AND MULTIFAMILY            value of income-producing real properties in general, those factors do
MORTGAGE LOANS INCLUDED IN THE        not apply equally to all income-producing real properties and, in many
TRUST FUND SHOULD BE EVALUATED        cases, there are unique factors that will affect the performance and/or
SEPARATELY FROM THE PERFORMANCE OF    value of a particular income-producing real property. Moreover, the
THE MORTGAGE LOANS IN ANY OF OUR      effect of a given factor on a particular real property will depend on a
OTHER TRUSTS                          number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and

                                      S-31

                                      distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

                                      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types
                                      (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

[RISING INTEREST RATES MAY            The mortgage loans are adjustable rate mortgage loans whose interest
ADVERSELY AFFECT THE VALUE OF YOUR    rates increase as the applicable index increases. If market interest
CERTIFICATES.                         rates increase significantly, the likelihood that borrowers may not be able to pay their increased interest payments would increase, resulting in greater defaults on the mortgage loans. In addition, rising interest rates may adversely

                                      S-32

                                      affect housing prices and the economy generally, thereby increasing the likelihood of defaults and losses on the mortgage loans.]

RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND RENT      [  ] mortgaged properties, securing mortgage loans that represent [  ]%
LEVELS ON MULTIFAMILY PROPERTIES      of the initial pool balance, are multifamily rental properties. A
COULD ADVERSELY AFFECT THEIR VALUE    decrease in occupancy or rent levels at these properties could result
AND CASH FLOW                         in realized losses on the mortgage loans. Occupancy and rent levels at a multifamily property may be adversely affected by:

                                          o   local, regional or national economic conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                          o   construction of additional housing units in the same market;

                                          o   local military base or industrial/business closings;

                                          o   the tenant mix (such as tenants being predominantly students, military personnel, corporate tenants or employees of a
                                              particular business);

                                          o   developments at local colleges and universities;

                                          o   national, regional and local politics, including current or future rent stabilization and rent control laws and agreements;

                                          o   trends in the senior housing market;

                                          o   the level of mortgage interest rates, which may encourage
                                              tenants in multifamily rental properties to purchase housing;
                                              and

                                          o   a lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.

                                      S-33

THE VALUE AND SUCCESSFUL OPERATION    [  ] multifamily properties, which secure mortgage loans that represent
OF MANUFACTURED HOUSING PROPERTIES    [  ]% of the initial pool balance, are manufactured housing
WILL BE AFFECTED BY VARIOUS           properties. A manufactured housing property is a parcel of property
FACTORS                               with improvements designed to provide services and amenities to a community of owners of manufactured homes that lease space from the owner of the property. Many of the factors that affect the value of multifamily housing properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use.
                                      Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

RESTRICTIONS IMPOSED ON               Tax credit, city, state and federal housing subsidies, rent
MULTIFAMILY PROPERTIES BY             stabilization, elder housing or similar programs may apply to
GOVERNMENT PROGRAMS COULD ALSO        multifamily properties. The limitations and restrictions imposed by
ADVERSELY AFFECT THEIR VALUE AND      these programs could result in realized losses on the mortgage loans
CASH FLOW                             that may be allocated to your class of certificates. These programs may include:

                                          o   rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                          o   tenancy and tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                      S-34

                                      The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

STUDENT HOUSING PROPERTIES IN THE     [       ] mortgage loans, which represent [     ]% of the initial
MORTGAGE POOL WILL SUBJECT YOUR       pool balance are student housing properties or have a high
INVESTMENT TO THE SPECIAL RISKS OF    concentration of student tenants. Properties with a high concentration
STUDENT HOUSING PROPERTIES            of student tenants may be more susceptible to damage or wear and tear than other types of multifamily housing due to their tenant mix, although borrowers are generally required to fund larger reserves to cover related costs. Student housing may experience more frequent tenant turnover than other types of multifamily housing due to shorter-term leases. Additionally, construction of additional housing units in any particular market (for example, if local colleges or universities construct dormitories or off-campus housing), may affect occupancy and rent levels at the mortgaged properties, and student housing units may be difficult to convert to general

                                      residential use due to their location, layout or lack of amenities.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING TO       [  ] mortgaged properties, securing mortgage loans that represent [  ]%
OPERATE AT A RETAIL PROPERTY COULD    of the initial pool balance, are retail properties.
ADVERSELY AFFECT ITS VALUE AND
CASH FLOW

                                      A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There is no guarantee that any tenant will continue to occupy space in the related retail property.

                                      S-35

                                      Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties.
                                      Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant or one or more major tenants cease operations at that property or fails to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. These risks with respect to an anchored retail property may be increased when the property is a single tenant property.

RETAIL PROPERTIES ARE VULNERABLE      Changes in consumer preferences and market demographics may adversely
TO CHANGES IN CONSUMER PREFERENCES    affect the value and cash flow from retail properties, particularly properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                          o   seasonality in tenant sales, cash flows and occupancy changes in consumer spending patterns;

                                          o   local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                          o   the attractiveness of the properties and the surrounding
                                              neighborhood to tenants and their customers;

                                          o   with respect to value-oriented retail properties, such
                                              properties may contain tenants that sell

                                      S-36

                                              discounted, "last season" or close-out merchandise, or may have higher than average levels;

                                          o   the public perception of the safety of the neighborhood; or

                                          o   the need to make major repairs or improvements to satisfy major tenants.

COMPETITION FROM ALTERNATIVE          Retail properties face competition from sources outside their local
RETAIL DISTRIBUTION CHANNELS MAY      real estate market. Catalog retailers, home shopping networks, the
ADVERSELY AFFECT THE VALUE AND        internet, telemarketing and outlet centers all compete with more
CASH FLOW FROM RETAIL PROPERTIES      traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs.
                                      Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT            [  ] mortgaged properties, securing mortgage loans that represent [  ]%
BUSINESSES OR CHANGES IN              of the initial pool balance, are office properties.
DEMOGRAPHIC CONDITIONS COULD
ADVERSELY AFFECT THE VALUE AND
CASH FLOW FROM OFFICE PROPERTIES

                                      Economic decline in the businesses operated by the tenants of office properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                          o   the quality of the tenants in the building;

                                          o   the physical attributes of the building in relation to competing buildings;

                                          o   access to transportation;

                                          o   the availability of tax benefits;

                                      S-37

                                          o   the strength and stability of businesses operated by the tenant or tenants;

                                          o   the desirability of the location for business; and

                                          o   the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

COMPETITION WITH OTHER OFFICE         Competition from other office properties in the same market could
PROPERTIES COULD ALSO ADVERSELY       decrease occupancy or rental rates at office properties. Decreased
AFFECT THE VALUE AND CASH FLOW        occupancy or rental revenues could result in realized losses on the
FROM OFFICE PROPERTIES                mortgage loans that may be allocated to your class of certificates. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property's ability to compete with office properties in the same market.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND               [  ] mortgaged properties, securing mortgage loans that represent [  ]%
DEMOGRAPHIC CONDITIONS COULD          of the initial pool balance, are industrial properties. Economic
ADVERSELY AFFECT THE VALUE AND        decline in the businesses operated by the tenants of industrial
CASH FLOW FROM INDUSTRIAL             properties could result in realized losses on the mortgage loans that
PROPERTIES                            may be allocated to your class of certificates.

                                      These risks are similar to those of tenants of office properties.
                                      Industrial properties, however, may be more dependent on a single tenant. [  ] of the mortgaged properties, securing mortgage loans that represent [  ]% of the initial pool balance, are single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

                                      S-38

RESTRICTIONS IMPOSED BY SITE          Site characteristics at industrial properties may impose restrictions
CHARACTERISTICS COULD ALSO            that may limit the properties' suitability for tenants, affect the
ADVERSELY AFFECT THE VALUE AND        value of the properties and contribute to losses on the mortgage loans
CASH FLOW FROM INDUSTRIAL             that may be allocated to your class of certificates. Site
PROPERTIES.                           characteristics which affect the value of an industrial property include:

                                          o   clear heights;

                                          o   column spacing;

                                          o   number of bays and bay depths;

                                          o   truck turning radius;

                                          o   divisibility;

                                          o   zoning restrictions; and

                                          o   overall functionality and accessibility.

                                      An industrial property also requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                      Properties used for many industrial purposes are more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see "--Adverse environmental conditions at a mortgaged property may reduce or delay your payments" above.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR           [  ] mortgaged properties, securing mortgage loans that represent [  ]%
OCCUPANCY AT A HOSPITALITY            of the initial pool balance, are hospitality properties. A decrease in
PROPERTY COULD ADVERSELY AFFECT       room rates or occupancy at hospitality properties could result in
ITS VALUE AND CASH FLOW               realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                          o   the proximity of a hospitality property to major

                                      S-39

                                              population centers or attractions;

                                          o   adverse local, regional or national economic conditions or the existence or construction of competing hospitality properties.
                                              Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and
                                              competition more quickly than other commercial properties;

                                          o   a hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor
                                              license. A liquor license may not be transferable if a
                                              foreclosure on the mortgaged property occurs;

                                          o   in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                          o   limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and
                                              over-building could occur.

                                      The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                      In addition, air travel has been significantly reduced since the terrorist attacks on the World Trade Center and the Pentagon on
                                      September 11, 2001 and recent military action in Iraq and Afghanistan, which has had a negative effect on revenues for hospitality properties.

                                      S-40

                                      See "--The effect on certificateholders of recent events in the United
                                      States is unclear."

RISKS PARTICULAR TO SELF-STORAGE      [  ] mortgaged properties, securing mortgage loans that represent [  ]%
FACILITIES:                           of the initial pool balance, are self-storage properties. Self-storage properties are considered vulnerable to competition, because the self-storage facility market has low barriers to entry and acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable due to:

                                          o   decreased demand;

                                          o   competition;

                                          o   lack of proximity to apartment complexes or commercial users;

                                          o   apartment tenants moving to single-family homes;

                                          o   decline in services rendered, including security;

                                          o   dependence on business activity ancillary to renting units;

                                          o   age of improvements; and

                                          o   other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan.

                                      The liquidation value of that self-storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage property was readily adaptable to other uses.

                                      Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage properties and there is no assurance that all of the units included in the self-storage properties are free from hazardous substances

                                      S-41

                                      or other pollutants or contaminants or will remain so in the future.

RISKS ASSOCIATED WITH OTHER
PROPERTY TYPES:

LIMITED ALTERNATIVE USES OF OTHER     [  ] mortgaged properties, securing mortgage loans that represent
PROPERTY TYPES COULD ADVERSELY        approximately [  ]% of the initial pool balance, are mixed use
AFFECT THEIR VALUE AND CASH FLOW      properties. These limited alternative uses could result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                      Mortgage loans secured by such property types may pose risks not associated with mortgage loans secured by liens on other types of income producing mortgaged properties.

BORROWERS MAY NOT FULLY CONTROL       In the case of condominiums, a board of managers has discretion to make
MORTGAGED PROPERTIES CONSISTING OF    decisions affecting the condominium building and there is no assurance
COMMERCIAL CONDOMINIUM OWNERSHIP      that the borrower under a mortgage loan secured by one or more
INTERESTS, WHICH MAY IMPAIR THE       interests in that condominium will have any control over decisions made
VALUE, SERVICING AND LIQUIDATION      by the related board of managers. As a result, decisions made by that
OF SUCH MORTGAGED PROPERTIES          board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on any mortgage loan secured by mortgaged properties consisting of such condominium interests. A borrower may not hold voting rights sufficient to continue the decisions made by the board of managers. Due to the nature of condominiums, a default on the part of the borrowers with respect to such mortgaged real properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk

                                      S-42

                                      than with respect to a mortgage loan secured by commercial property that is not a condominium.

INCREASES IN GROUND RENTS MAY         Mortgage loans secured by leasehold interests may provide for the
ADVERSELY AFFECT A BORROWER'S         resetting of ground lease rents based on factors such as the fair
ABILITY TO MAKE PAYMENTS UNDER A      market value of the related mortgaged property or prevailing interest
RELATED MORTGAGE LOAN AND CAUSE       rates. Bankruptcy rules may limit the ability of a lender to enforce
REALIZED LOSSES ON THE MORTGAGE       remedies.
LOANS

                                      The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section
                                      365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease.
                                      If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                      Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                          o   It requires the lessor to give the leasehold mortgagee notice of lessee defaults and an

                                      S-43

                                              opportunity to cure them.

                                          o   It permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                          o   It contains certain other protective provisions typically
                                              included in a "mortgageable" ground lease.

                                      In originating a mortgage loan secured in whole or in part by a borrower's leasehold interest under a ground lease, a lender may obtain an estoppel certificate from the landlord under the ground lease confirming, among other things, that the lease is not in default and that copies of all the relevant documents have been delivered to the lender.

                                      See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT        Cash flow or value of a mortgaged property could be reduced if tenants
CREDIT RISK ON THE MORTGAGE LOANS     are unable to meet  their lease obligations or become insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                      If tenant sales in retail properties decline, rents based on sales will decline. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                      If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal
                                      Aspects of Mortgage Assets--Bankruptcy Laws" in the prospectus.

                                      S-44

TENANT CONCENTRATION ENTAILS RISKS    In those cases where a mortgaged property is leased to a single tenant,
BECAUSE THE FINANCIAL CONDITION OF    or is primarily leased to one or a small number of major tenants, a
A SINGLE TENANT OR A FEW TENANTS      deterioration in the financial condition or a change in the plan of
MAY ADVERSELY AFFECT NET CASH FLOW    operations of that tenant can have a particularly significant effect on the net cash flow generated by the mortgaged property. If any major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                      [  ] of the mortgaged properties, securing mortgage loans that represent [  ]% of the initial pool balance, are single tenant properties.

                                      In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

                                      These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

VOLATILITY OF BUSINESS OF             Technology and internet start-up companies have experienced a variety
TECHNOLOGY/INTERNET START-UP          of factors that tend to make their businesses relatively volatile. In
TENANTS MAY ADVERSELY AFFECT          addition, technology and internet start-up companies often require
TENANT CASH FLOW                      significant build-out costs related to special technology which may adversely affect the ability of the landlord to relet the properties.

                                      Some publicly traded technology and internet companies have suffered significant stock price declines, further demonstrating the relatively volatile nature of such companies and the risks that technology and internet start-up companies may pose as tenants of the properties. The relative instability of these tenants may adversely affect the ability of the borrowers to repay their mortgage loans.

                                      S-45

LOSSES MAY BE CAUSED BY THE           The income from and market value of retail, office, multifamily and
EXPIRATION OF, OR TENANT DEFAULTS     industrial properties would decline if space leases expired or
ON, LEASES                            terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms.

                                      If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                      Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain properties contain early termination or space surrender provisions that could reduce cash flow from tenants" for information regarding certain of these reserves.

LEASES AT CERTAIN PROPERTIES          Leases at certain mortgaged properties are subject to provisions which
CONTAIN EARLY TERMINATION OR SPACE    may entitle the tenant to surrender a portion of the demised premises
SURRENDER PROVISIONS THAT COULD       or terminate the lease prior to the expiration date of the lease. The
REDUCE CASH FLOW FROM TENANTS         terms of each such lease provide for, among other things, the payment by the applicable tenant of a surrender, termination or similar fee.
                                      These provisions may affect cash flow from tenants, and affect a borrower's ability to make its mortgage loan payments.

TENANT BANKRUPTCY ENTAILS RISKS       Certain tenants at some of the mortgaged properties may have been or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates.
                                      Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim.

                                      S-46

                                      The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage Assets" in the prospectus.

LOSSES MAY BE CAUSED BY INADEQUATE    Losses may be realized on the mortgage loans that may be allocated to
PROPERTY MANAGEMENT                   your class of certificates if property management is inadequate.
                                      Property managers are normally responsible for the following activities:

                                          o   responding to changes in the local market;

                                          o   planning and implementing the rental structure, including
                                              establishing levels of rent payments; and

                                          o   ensuring that maintenance and capital improvements are carried out in a timely fashion.

                                      Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

                                      Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.

                                      The experience of a particular property manager, together with the property management agreement under which such property manager operates are typically reviewed during the underwriting process for a mortgage loan.

                                      S-47

CONFLICTS OF INTEREST BETWEEN         Managers of mortgaged properties and the borrowers may experience
PROPERTY MANAGERS AND OWNERS MAY      conflicts of interest in the management or ownership of mortgaged
RESULT IN LOSSES                      properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

                                          o   the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                          o   the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                          o   affiliates of the managers or the borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.

                                      S-48

                                  THE DEPOSITOR

      Capmark Mortgage Securities Inc. is a wholly-owned subsidiary of Capmark
Finance Inc. which is a wholly-owned subsidiary of Capmark Financial Group Inc., a Michigan corporation. See "Capmark Mortgage Securities Inc." in the prospectus.

                   THE TRUST AND TRANSFER OF THE MORTGAGE POOL

      Capmark Mortgage Securities Inc. Series [   ] Trust is a common law trust
established by the depositor under the laws of the state of New York that will be administered pursuant to the terms of the pooling and servicing agreement
dated [       ]. The fiscal year end of the trust will be [          ]. See "The
Pooling and Servicing Agreement and Servicing Practices" contained herein and
"The Pooling and Servicing Agreements and Servicing Practices" and "The Trustee"
in the prospectus describing the terms of the administration of the trust.

      The trust will not engage in any business activities or have any assets or obligations before the issuance of the certificates. The primary assets of the trust will be a pool of mortgage loans and related property and interests. The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

   o  the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

   o  any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

   o  the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

   o  the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

   o  rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

      The depositor has not incurred material expenses in connection with the selection and acquisition of pool assets that are paid from offering proceeds.

CAPITALIZATION OF THE TRUST

      The following table illustrates the expected capitalization of the trust as of the closing date:

      Class [  ] Certificates................................  $[        ]

      Class [  ] Certificates................................  $[        ]

                                      S-49

      Class [  ] Certificates................................  $[        ]

      Class [  ] Certificates................................  $[        ]

             Total...........................................  $[        ]

[VALUATION OF MBS

      ISSUER             CUSIP NUMBER      DESCRIPTION OF SECURITY PRICE
      ------------------------------------------------------------------
      [    ]             [     ]           [     ]

      [    ]             [     ]           [     ]

      The price of each MBS set forth above has been established by [obtaining quotes from [one or more] dealers that trade such MBS][using commercially available analytic tools to establish a price based on information about the commercial mortgage loans that comprise the pool, including the interest rate, maturity profile, average remaining life, duration and payment history of those commercial mortgage loans].]

TRANSFER OF MORTGAGE POOL AND SECURITY INTEREST

      Pursuant to the pooling and servicing agreement, the depositor assigns to the trustee without recourse, for the benefit of the certificateholders, all of the depositor's right, title and interest, including any security interest therein, to the mortgage loans and all other assets to be included in the trust.
The mortgage loans are contributed to the trust in exchange for the issuance of the certificates. The trustee will, concurrently with such assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust.

      Pursuant to the pooling and servicing agreement, the depositor and the trust intend the sale of the trust assets to be a true sale by the depositor to the trust that is absolute and irrevocable. The depositor and the trust do not intend that the conveyance of the trust assets by the depositor be deemed a grant of a lien on or security interest in the trust assets by the depositor to the trust to secure a debt or other obligation of the depositor. If such conveyance is deemed to be a pledge of security for a loan, however, the depositor intends that the rights and obligations of the parties to such loan will be established pursuant to the terms of the related pooling and servicing agreement. The depositor also intends and agrees that, in such event, (i) the depositor will be deemed to have granted to the trustee (in such capacity) a first priority security interest in the depositor's entire right, title and interest in and to the assets comprising the trust fund, including without limitation, the mortgage loans and all proceeds thereof, all amounts held from time to time in the related certificate account and the related distribution account and all reinvestment earnings on such amounts, and all of the depositor's right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to the mortgage loans, and (ii) the pooling and servicing agreement will constitute a security agreement under applicable law. To perfect this security interest, the depositor will file, as a precautionary filing, a Form UCC 1 financing statement in all appropriate locations following the initial issuance of the related series of certificates, and the master servicer will prepare and file, and the trustee will execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The trust's perfected security interest will

                                      S-50

have priority over any other security interest in the trust assets that can be perfected solely by filing a Form UCC-1 financing statement.

BANKRUPTCY OR INSOLVENCY MATTERS CONCERNING THE TRUST

      In order to be eligible for bankruptcy relief, the trust must be a
"business trust" within the meaning of the bankruptcy code. The trust would likely be treated as a business trust if it were deemed to be operating a business or to have a profit making objective. However, under existing case law, it is not certain that a court would conclude that the trust is a business trust eligible for relief under the bankruptcy code. In any event, the trust's operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the depositor, the trustee, mortgage loan sellers and the master servicer as contemplated under the pooling and servicing agreement. The restrictions are intended to prevent the trust from engaging in business with other entities that may bring bankruptcy proceedings against the trust. The restrictions are also intended to reduce the risk that the trust will be consolidated into the bankruptcy proceedings of any other entity but there is no assurance that the restrictions would be effective in all circumstances. Consequently, if the trust were deemed to be a "business trust" under the bankruptcy code, a bankruptcy proceeding could occur with respect to the trust. Upon the occurrence of such a bankruptcy or in the event of a receivership or similar proceeding, the assets of the trust would be subject to the control of the bankruptcy trustee or receiver, as applicable.

      If the sponsor or a mortgage loan seller or the depositor were to become subject to a bankruptcy or insolvency proceeding, a bankruptcy trustee, receiver or creditor could challenge the trust's ownership rights of the mortgage loans or its right to collections on the mortgage loans. Such a challenge could assert that the transfer of the mortgage loans from a mortgage loan seller or the depositor should not be treated as a sale or that the mortgage loans held by the trust should be substantively consolidated with those of the sponsor or a mortgage loan seller. The sponsor expects that such a challenge should be unsuccessful. But any challenge could entail court proceedings or the grant of temporary relief that would result in possible delays in payments on the certificates.

                              CAPMARK FINANCE INC.

      Capmark Finance Inc. (Capmark Finance). Capmark Finance is the sponsor of the transaction, an originator of certain mortgage loans, the master servicer and the special servicer, and is also an affiliate of the depositor. See
"Capmark Finance Inc." in the prospectus.

      The bulk of Capmark Finance's securitization activities relate to its commercial mortgage loan origination business. Other than the securitization of commercial mortgage loans, it has also securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of commercial mortgage loan securitizations for the prior three calendar years
(including mortgage loans sold to the depositor from unaffiliated originators)
and the volume of mortgage loans originated by Capmark Finance contributed to those securitizations.

                                      S-51

                                                               Year
                                                   -----------------------------
                                                   2002       2003       2004
                                                   ----       ----       ----
      Originated by Capmark Finance

      Originated by Unaffiliated Originators

      Total Commercial Mortgage Loans
      Securitized

      Capmark Finance originates mortgage loans through its own mortgage banking network and buys mortgage loans from originators or sellers nationwide. Capmark
Finance also services mortgage loans for its own account and others. See
"Servicing of the Mortgage Loans--The Master Servicer and the Special Servicer"
herein.

      Capmark Finance does not outsource to third parties credit underwriting decisions or origination duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports.

CAPMARK FINANCE'S UNDERWRITING STANDARDS AND ORIGINATION PROCEDURES

      General. All of the mortgage loans sold to the depositor by Capmark
Finance whether originated or purchased by Capmark Finance, or an affiliate of
Capmark Finance, were generally originated in accordance with the underwriting criteria described herein.

      Loan Analysis. In connection with the origination of mortgage loans,
Capmark Finance conducts a review of the related mortgaged property, which may include an analysis of the appraisal, environmental report, the experience of any property manager and the general sufficiency of any property management agreement, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

      Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by
Capmark Finance's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio and LTV Ratio. Capmark Finance evaluates debt service coverage ratios and LTV ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. See also "Originators--

                                      S-52

Underwriting Considerations" in the prospectus describing generally the calculation of debt service coverage ratios and underwritten cash flow and
"Annex A--Characteristics of the Mortgage Loans" in this prospectus supplement
(which is included in and is a part of this prospectus supplement).

      Escrow Requirements. Capmark Finance may require a borrower to fund various escrows. Such escrows may include, taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark
Finance), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events.. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

      Mortgage loans originated by Capmark Finance generally conform to the above described underwriting guidelines. However, there can be no assurance that each mortgage loan originated or purchased by Capmark Finance conforms in its entirety to the guidelines described above.

      Environmental Assessments and Insurance. "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. An appropriate "Phase I" environmental assessment, conducted according to industry standards, generally consists of (1) a visual inspection of the subject property and contiguous properties by a qualified individual to identify areas of concern and/or potential problems concerning the storage, handling, and disposal of hazardous substances, (2) a review of historic public and private database listings to determine the historic uses of a property (often including the review of local, state, and federal government agency records, reverse telephone directories, and fire insurance maps) and (3)
a review of local and regional geological parameters to provide clues regarding expected ambient conditions on a property. In order to further evaluate particular environmental issues associated with a mortgaged property, "Phase II"
environmental site assessments were performed on some mortgaged properties where the "Phase I" environmental assessment identified an area of concern. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but [ ] of the mortgaged properties, these environmental assessments were performed during the
[ ]-month period before the cut-off date.

      Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in
"Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

      The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the seller, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

      Property Condition Assessments. Inspections or updates of previously conducted inspections of all except [  ] of the mortgaged properties were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all
but [   ] mortgaged properties, which secure mortgage loans

                                      S-53

representing [  ]% of the initial pool balance, the inspections were conducted within the [  ]-month period before the cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

      Appraisals. An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but [  ] of the mortgaged properties, which secures mortgage loans representing [  ]% of the initial pool balance, the appraisals were performed during the [  ]-month period before the cut-off date.
The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans.
All appraisals except [  ] were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title
XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989,
were followed in preparing the appraisal. However, none of the depositor, the master servicer, the special servicer, the underwriters, the sellers or the originators has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk
Factors--Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

      For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see Annex A to this prospectus supplement
(which is included in and is a part of this prospectus supplement).

      Hazard, Liability and Other Insurance. The mortgage loans require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

      Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance
Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

   o  the outstanding principal balance of the mortgage loan;

                                      S-54

   o  the full insurable value of the mortgaged property;

   o  the maximum amount of insurance available under the National Flood
      Insurance Act of 1968; and

   o  100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

      The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

      Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

      Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

      The mortgaged properties are typically not insured for earthquake risk.
For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

      See "Risk Factors--Recent developments may limit the availability or scope, or increase the cost, of insurance required by the mortgage loans."

      [[___________], A [______], ORIGINATED [___]% BY PRINCIPAL AMOUNT OF THE
MORTGAGE LOANS. [DESCRIBE, TO THE EXTENT MATERIAL, ORIGINATION PROGRAM,
EXPERIENCE, SIZE OF SUCH ORIGINATOR'S PORTFOLIO, PERFORMANCE OF POOL ASSETS,
ROLE AND FUNCTION IN TRANSACTION]

                         SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER AND THE SPECIAL SERVICER

      Capmark Finance is the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Capmark Finance is also the special servicer and will initially be responsible for the servicing

                                      S-55

and administration of the specially serviced mortgage loans and REO properties pursuant to the pooling and servicing agreement.

      Capmark Finance is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities
transactions since 1995. As of [   ], Capmark Finance was the master servicer of
a portfolio of multifamily and commercial loans in commercial mortgaged-backed securities transactions in the United States totaling approximately $[ ] billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgaged-backed securities transactions in the United States from
2002 to 2004 in respect of which Capmark Finance has acted as master servicer.

          Portfolio Growth                     CALENDAR YEAR END
          -----------------------------------------------------------
                                          2002       2003        2004
                                          ----       ----        ----
          CMBS (US)

          [Other]

          Total

      Capmark Finance has been specially servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of [ ], Capmark Finance was named as special servicer with respect to commercial and multifamily loans in commercial mortgaged-backed securities transactions totaling approximately $[ ] billion in aggregate outstanding principal balance. The tables below contain information on the size and growth of Capmark Finance's managed portfolio of specially serviced commercial and multifamily loans that have been referred to Capmark Finance as special servicer in commercial mortgage-backed securities transactions in the
United States, the geographic distribution of Capmark Finance's managed portfolio of specially serviced commercial and multifamily loans that have been referred to Capmark Finance as special servicer in commercial mortgage-backed securities transactions in the United States and the property types in Capmark
Finance's managed portfolio of specially serviced commercial and multifamily loans that have been referred to Capmark Finance as special servicer in commercial mortgage-backed securities transactions in the United States, in each case from 2002-2004.

          Portfolio Growth                     CALENDAR YEAR END
          -----------------------------------------------------------
                                          2002        2003       2004
                                          ----        ----       ----
          CMBS (US)

          [Other]

          Total

          Geographic
          Distribution US CMBS                 CALENDAR YEAR END
          -----------------------------------------------------------
                                          2002       2003        2004
                                          ----       ----        ----
          5-10 largest States

          Total

                                      S-56

          Property Types -
          US CMBS                              CALENDAR YEAR END
          -----------------------------------------------------------
                                          2002       2003        2004
                                          ----       ----        ----
          CMSA Property Types

          Total

      No securitization transaction involving commercial mortgage loans in which
Capmark Finance was acting as master servicer or special servicer has experienced an event of default as a result of any action or inaction of Capmark
Finance as master servicer or special servicer, as applicable, including as a result of Capmark Finance's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

AGENTS AND INDEPENDENT CONTRACTORS OF CAPMARK FINANCE

      Capmark Services Ireland Limited opened in January, 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all
European Loans and deals and, as a general matter, provides certain back office functions for Capmark Finance's portfolio in the United States.

      CapMark Overseas Processing India Private Limited opened in September,
2002 and was acquired by Capmark Finance in July, 2003. CapMark Overseas
Processing India Private Limited is located in Hyderabad (Andra Pradesh) and provides certain back office functions for Capmark Finance's portfolio in the
United States.

      Each of Capmark Services Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark Finance.

[AFFILIATED SERVICER/UNAFFILIATED SERVICER DISCLOSURE/OTHER MATERIAL SERVICER
DISCLOSURE]

      [[_________], [describe affiliation where disclosure is with respect to an affiliated servicer] will be responsible for the servicing and administration of
[20% or greater percentage, as applicable][certain] of the mortgage loans pursuant to [describe agreement]. [________] is a [___________] and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since [____]. As of [ ], [_____] was the servicer of a portfolio of multifamily and commercial loans in commercial mortgaged-backed securities transactions in the United States totaling approximately $[ ] in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgaged-backed securities transactions in the United States from 2002 to 2004 in respect of which [_____] has acted as servicer.

                                      S-57

          Portfolio Growth                     CALENDAR YEAR END
          -----------------------------------------------------------
                                          2002       2003        2004
                                          ----       ----        ----
          CMBS (US)

          [Other]

          Total

      ]

THE POOLING AND SERVICING AGREEMENT AND SERVICING PRACTICES

      The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing
Agreements and Servicing Practices" for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.

THE SERVICING STANDARD

      The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans. The master servicer and special servicer will be required to service and administer the mortgage loans under the following servicing standard:

   o  in the best interests of and for the benefit of the certificateholders as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

   o  in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

   o  to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than Capmark
      Finance, due consideration to customary and usual standards of practice of prudent institutional lenders servicing their own loans) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

MAINTENANCE OF COLLECTIONS

      For a description of the certificate account, the distribution account, the excess liquidation proceeds reserve account and the interest reserve account and the timing and withdrawals therefrom, See "Description of the
Certificates--Permitted Withdrawals" in this prospectus supplement and
"Description of the Certificates--Certificate Account" in the prospectus.

                                      S-58

P&I AND SERVICING ADVANCES

      On each distribution date, the master servicer will be obligated to make
P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the
Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

      If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. No advance will be required to be made by any of the master servicer, special servicer or the trustee, if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any non recoverability determination made by the master servicer. The master servicer will be entitled to rely on any non-recovery determination made by the special servicer.

      If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

      See "The Servicing Agreement and Servicing Practices--Processes for
Handling Defaults by a Borrower Under Mortgage Loans--Required Appraisal
Mortgage Loans."

      Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master or special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and
P&I advances are referred to collectively in this prospectus supplement as advances.

                                      S-59

      The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The master servicer, however, may instead advance those expenses.

      A request from the special servicer to the master servicer to make a servicing advance with respect to a specially serviced mortgage loan must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by the special servicer, within ten days of the master servicer's receipt of the request. The special servicer will have no obligation to make an advance that it requests the master servicer to make.

      If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The master servicer and the trustee are required to make servicing advances, other than non-recoverable advances or advances that would be in violation of the servicing standard.

      The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Interest on any such advance will be payable first from certain penalty charges, to the extent paid by the related borrower, and then from general collections.

      If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, including interest on certain nonrecoverable advances, the master servicer or the trustee will be entitled to recover the amount of that advance plus interest out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed twelve (12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See "Description of the
Certificates--Permitted Withdrawals."

      In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general

                                      S-60

collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the other mortgage loans, and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

      If the master servicer or the trustee, as applicable, determines in its sole discretion that its ability to fully recover a nonrecoverable advance has been compromised, then the master servicer or the trustee, as applicable, shall be entitled to immediate reimbursement of nonrecoverable advances with interest from all collections on all mortgage loans. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the certificateholders and shall not be construed as an obligation on the part of the master servicer or the trustee or a right of the certificateholders. Nothing herein or in the pooling and servicing agreement shall be deemed to create in the certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances plus interest (deferred or otherwise).

      The effect of any reimbursement from principal collections on mortgage loans will be to reduce the principal distribution amount for the distribution date relating to the collection period in which such reimbursement occurs.

      The master servicer, the special servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the
"Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance first out of default interest, late payments or other collections to the extent collected on the related mortgage loan and second, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

PROCESSES FOR HANDLING DEFAULTS BY A BORROWER UNDER MORTGAGE LOANS

Specially Serviced Mortgage Loans

      A specially serviced mortgage loan is any mortgage loan as to which any of the following special servicing events has occurred:

      (1)   any balloon payment due has not been made, provided that if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 90 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 150 days following such

                                      S-61

            default); provided, further, the master servicer, with the consent of the majority certificateholder of the controlling class, will have the authority to extend the due date of a balloon payment for up to one year (but for no more than two (2) such one-year extensions) and in which event such mortgage loan will not be a specially serviced mortgage loan;

      (2)   any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than
            60 days late;

      (3)   the master servicer or the majority certificateholder of the controlling class, as applicable, has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

      (4)   a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of
            certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

      (5)   a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

      (6)   the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

      (7)   the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations;

      (8)   the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties; and

      (9)   any change in property manager or, with respect to a hospitality loan, any change in franchise.

      A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

                                      S-62

   o  for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

   o  for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

   o  for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

   o  for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

      The master servicer or the special servicer, as applicable, will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. Accordingly, if any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

Required Appraisal Mortgage Loans

      A mortgage loan will become a required appraisal loan upon the earliest of:

   o  the date on which the mortgage loan becomes a modified mortgage loan,

   o  the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

   o  the 90th day following the occurrence of an uncured delinquency in any balloon payment has not been made, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

   o  the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

   o  the 60th day following the bankruptcy of the borrower, and

   o  the date on which a mortgaged property securing the mortgage loan becomes an REO property.

                                      S-63

      Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $[ ] at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

      As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of (without duplication):

   o  the stated principal balance of the required appraisal loan,

   o  to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

   o  all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

   o  all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items,

      over:

   o  90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do so)) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in the fourth clause above and were not taken into account in the calculation of the appraised value.

      If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction

                                      S-64

amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

      Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

      A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the special servicer in a manner that:

   o  affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

   o  except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

   o  in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

Realization Upon Defaulted Mortgage Loans

      If a default on a mortgage loan has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust, and subject to the approval of the majority certificateholder of the controlling class, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

      (1)   such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and
            (b) there are no circumstances

                                      S-65

            or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      (2)   the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage
            Assets--Environmental Considerations" in the prospectus.

      If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (1) and (2) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust, other than proceeding to acquire title to the mortgaged property. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

      If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust, and subject to the approval of the majority certificateholder of the controlling class, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8)
at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section
860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its

                                      S-66

obligation to manage such mortgaged property as required under the pooling and servicing agreement.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the
Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

      If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer or the special servicer, as applicable, will have the right, but not the obligation to expend its own funds to effect such restoration if the special servicer and/or master servicer determines (i)
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

      The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class and (b) any seller with respect to the mortgage loans it originated, in that order, an option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment).
The majority certificateholder of the controlling class shall have the exclusive right to exercise its option for 30 days, then the seller shall have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan will equal the fair market value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the controlling class or any of their affiliates then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

                                      S-67

      Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements and
Servicing Agreements--Process for Handling Defaults by a Borrower Under Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in the prospectus.

REO Properties

      The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

      To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a
100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

      Income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service"
income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on
"prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions."
Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements and Servicing Agreements--Process for Handling Defaults
by a Borrower Under Mortgage Loans--Realization Upon Defaulted Mortgage Loans"
in the prospectus.

                                      S-68

      A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

   o  determining distributions on the certificates; allocating of realized losses and additional trust expenses to the certificates; and

   o  calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

      Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the
Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "The Pooling and Servicing
Agreement and Servicing Practices--P&I and Servicing Advances" above, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer of non-recoverability.

The Majority Certificateholder of the Controlling Class

      The controlling class will be the most subordinate class of principal balance certificates outstanding that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class [ ] certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

      The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

      Subject to the succeeding paragraph, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request
(provided that if such written

                                      S-69

objection has not been received by the special servicer within such five business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

   o  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

   o  any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

   o  any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described above under "--Realization Upon Defaulted Mortgage Loans";

   o  any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

   o  any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

   o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

   o  any release of any performance or "earn-out" reserves, escrows or letters of credit; and

   o  any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan.

      In the event the master servicer or special servicer, as applicable, determines that a refusal to consent by the majority certificateholder of the controlling class or any advice from the majority certificateholder of the controlling class would cause the special servicer or master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or master servicer, as applicable, will disregard such refusal to consent or such advice.

      If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

                                      S-70

      The majority certificateholder of the controlling class may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. See "The
Pooling and Servicing Agreement and Servicing Practices--Termination and
Replacement of Master Servicer and Special Servicer--Termination of Special
Servicer by Majority Shareholder of Controlling Class".

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage
Assets--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

      Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver,
(ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the waiver will be deemed approved.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

      (1)   with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other

                                      S-71

actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

      (2)   the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in [ ] which is the rated final distribution date;

      (3)   the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

   o  cause any Trust REMIC or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "Process for
      Handling Defaults by a Borrower under Mortgage Loans--REO Properties"
      above, result in the imposition of any tax on "prohibited transactions" or
      "contributions" after the startup date of any of those REMICs under the
      REMIC Provisions,

      or

   o  cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

      (4)   the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

      (5)   with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

                                      S-72

   o  the limitations, conditions and restrictions in clauses (1) through (4)
      above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

   o  the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer's and its own approval of such material modification, and
(iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within 10 business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within 5 business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class).

CUSTODIAL RESPONSIBILITIES FOR MORTGAGE LOANS

      Neither the master servicer nor the special servicer will have custodial responsibility for the mortgage loans. The trustee will act as custodian for the mortgage loans. See "Description of the Mortgage Pool--Assignment of the
Mortgage Loans; Repurchases".

LIMITATIONS ON LIABILITY OF MASTER SERVICER AND SPECIAL SERVICER

      The pooling and servicing agreement will also provide that, except as set forth below, neither the master servicer or the special servicer, nor any director, officer, employee or agent of the master servicer or the special servicer will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment;
provided, however, that none of the master servicer, the special servicer, the depositor, or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent

                                      S-73

disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, and any director, officer, employee or agent of the master servicer or the special servicer is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

      Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that neither the master servicer or the special servicer will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer or the special servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer or the special servicer, as the case may
be.

TERMINATION AND REPLACEMENT OF MASTER SERVICER AND SPECIAL SERVICER

Termination upon Event of Default

      The following events shall constitute Events of Default under the pooling and servicing agreement:

   o  (A) failure by the master servicer to make a required deposit, or the special servicer to remit to the master servicer for deposit, as applicable, to the certificate account, in each case which continues unremedied for one business day following the date on which such deposit was first required to be made, or (B) any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant distribution date; or

   o  any failure by the special servicer to deposit into, or to remit to the master servicer for deposit into, the certificate account any amount required to be so deposited or remitted under the pooling and servicing agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made; or

   o  any failure by the master servicer to timely make any servicing advance required to be made by it pursuant to the pooling and servicing agreement which continues unremedied for a period ending on the earlier of (A)
      fifteen (15) days following the date such servicing advance was first required to be made, and (B) either, if applicable, (1) in the case of a servicing advance relating to the payment of insurance premiums, the day on

                                      S-74

      which such insurance coverage terminates if such premiums are not paid or
      (2) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

   o  any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer or the special servicer, as the case may be, by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be by the Certificateholders entitled to not less than 25% of the voting rights; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

   o  any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of
      30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the
      Certificateholders entitled to not less than 25% of the voting rights;
      provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

   o  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the master servicer or the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

   o  the master servicer or the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

   o  the master servicer or the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                                      S-75

   o  a servicing officer obtains actual knowledge that any rating agency rating the certificates has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (B) placed one or more classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by any rating agency rating the Certificates within 60 days of the date the servicing officer obtained such actual knowledge), and, in the case of either of clauses (A) or (B), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole material factor in such rating action; or

   o  the master servicer or the special servicer is removed from the approved master servicer list or special servicer list, as the case may be, of any rating agency then rating the Certificates and the ratings of any of the
      Certificates by any rating agency rating the Certificates are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal and the master servicer or the special servicer is not reinstated on such list within 30 days; or

      If any Event of Default with respect to the master servicer or the special servicer, as applicable, shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the depositor or the trustee may, and at the written direction of the
Certificateholders entitled to at least 51% of the voting rights terminate, by notice in writing to the master servicer or special servicer, as applicable, with a copy of such notice to the depositor (if the termination is effected by the trustee) or to the trustee (if the termination is effected by the depositor), all of the rights and obligations of the master servicer or special servicer, as applicable, under the pooling and servicing agreement and in and to the mortgage loans and the proceeds thereof. From and after the receipt by the master servicer or special servicer of such written notice, all authority and power of the master servicer or special servicer, as applicable, under the pooling and servicing agreement, whether with respect to the Certificates or the mortgage loans shall pass to and be vested in the trustee pursuant, and the
Trustee shall be authorized and empowered to execute and deliver, on behalf of and at the expense of the master servicer or special servicer, as attorney in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. In the event of its termination, the master servicer or the special servicer, as applicable, shall promptly (and in any event no later than ten business days after to its receipt of the notice of termination) provide the trustee or any other successor master servicer or special servicer, as applicable, with all documents and records requested by it to enable it to assume the master servicer's or special servicer's, as the case may be, functions under the pooling and servicing agreement. The trustee shall be reimbursed for all of its out of pocket expenses incurred in connection with obtaining a successor servicer by the trust within 60 days of the trustee's submission of an invoice with respect thereto and after making reasonable efforts to collect such amounts from the successor servicer, to the extent such expenses have not been reimbursed by the successor servicer; such expenses paid by the trust fund shall be deemed to be an additional trust fund expense.

Termination of Special Servicer by Majority Shareholder of Controlling Class

      The majority certificateholder of the controlling class may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special

                                      S-76

servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

      The designated replacement will become the special servicer as of the date the trustee has received:

   o  written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

   o  a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

   o  an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

      The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class.

      A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing
Agreements and Servicing Practices--Evidence as to Compliance" and "--Certain
Matters Regarding the Master Servicer and the Special Servicer" in this prospectus supplement. A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a special servicer under
"Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreements" in
the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

      Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not

                                      S-77

have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

Master Servicing Fee

      The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. An administrative cost fee will accrue for each mortgage loan at the annual rate set forth in Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement). The administrative cost fee includes the master servicing fee, the trustee fee and any fee payable to any sub-servicer of the related mortgage loan. The administrative cost fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

Special Servicing Fee

      The special servicing fee will accrue solely for each specially serviced mortgage loan and for each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to [ ]% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

Workout Fee

      A workout fee will be payable to the special servicer for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be [ ]% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan such that the related borrower has made at least one timely monthly payment as of

                                      S-78

the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.

Liquidation Fee

      A liquidation fee will be payable to the special servicer for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be [ ]% of the related payment or proceeds.
No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the master servicer, special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and
REO properties by the master servicer, the majority certificate holder of the controlling class or the depositor, which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.

Additional Compensation

      The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

      The master servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans; provided, however, that with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to a rate of [ ]% per annum.

      The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain

                                      S-79

any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

      As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

      The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it.
The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

      As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. See "Description of the Certificates--Certificate
Account--Withdrawals" and "--Servicing Compensation and Payment of Expenses" in
the prospectus and "The Pooling and Servicing Agreement and Servicing
Practices--P&I and Servicing Advances" in this prospectus supplement.

ENFORCEMENT OF ARD LOANS

      The master servicer and special servicer, as applicable, may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The master servicer and special servicer, as applicable, will still be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the master servicer or special servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus [ ]%.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The master or special, as applicable, servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $[ ], at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection and prepare a limited appraisal and summary report of the market value of each mortgaged property securing a mortgage loan that

                                      S-80

has become an REO mortgaged property as soon as practicable after such mortgage loan has attained this status, if the principal balance of such mortgage loan is
$[ ] or less prior to and as of the date of such desktop estimation. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

      For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SPECIAL SERVICER

      The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's or the special servicer's, as applicable, obligations and duties under the pooling and servicing agreement.

      Any person into which the master servicer or the special servicer, as applicable, may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the depositor, the master servicer or the special servicer will be the successor of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement, provided that such merger, consolidation or succession does not adversely affect the then- current ratings of the classes of certificates that have been rated.

      In addition, notwithstanding the prohibition on its resignation, the master servicer or the special servicer, as applicable, may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided such assignment does not adversely affect the then- current ratings of the classes of certificates that have been rated. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

                                   THE TRUSTEE

      The trustee is [  ], a [    ] organized under the laws of [    ]. The
trustee has been engaged in the business of acting as trustee for
certificateholders in commercial mortgage-backed transactions since [      ] and
currently acts as trustee for approximately $[      ] of certificates issued in
commercial mortgage loan securitizations.

      The trustee is at all times required to be, and will be required to resign if it fails to be,

                                      S-81

   o  a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of
      Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

   o  an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

      The corporate trust office of the trustee responsible for administration
of the trust is located at [     ].

      Upon the occurrence of an event of default, as described herein under "The
Pooling and Servicing Agreement and Servicing Practices--Termination and
Replacement of Master Servicer and Special Servicer--Termination upon Event of
Default", the trustee will provide written notice to certificateholders, rating agencies, the depositor, the master servicer and the special servicer, as applicable, of such event of default. If such event of default continues unremedied, the trustee may, and at the written direction of holders of certificates evidencing at least 51% of the voting rights, will terminate the defaulting party's rights and obligations under the pooling and servicing agreement.

      The trustee will act as successor master servicer or special servicer, as applicable, following resignation by the master servicer or special servicer.
However, the trustee may, if it is unwilling, or will, if it is unable to act, or if the holders of certificates entitled to at least 51% of the voting rights, so request, promptly appoint an approved servicing institution, as the successor to the master servicer or the special servicer, as the case may be. The trustee will give prompt written notice to certificateholders upon the resignation, termination or appointment of a successor master or special servicer.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing at least 51% of the voting rights in the trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. The depositor will be reimbursed for out-of-pocket expenses incurred in obtaining a successor trustee and such expense will be paid by the trust as an additional trust fund expense.

                        DESCRIPTION OF THE MORTGAGE POOL

      A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis is presented in Annex A to this prospectus supplement (which is included

                                      S-82

in and is a part of this prospectus supplement). Annex A also sets forth in a tabular format the Distribution of Cut-Off Date Principal Balances, Distribution
of Property Types, Distribution of Debt Service Coverage Ratios (NCF),
Distribution of Mortgage Interest Rates, Distribution of Amortizations Types,
Distribution of Cut-Off Date Loan-to-Value Ratios, Distribution of Mortgaged
Properties by State, Distribution of Remaining Amortization Values, Distribution
of Original Term to Maturity, Distribution of Remaining Term to Maturity, and
Distribution of Prepayment Provisions.

      Capmark Finance originates or purchases mortgage loans with the intent to sell the loans in the secondary market, including through securitizations. The mortgage loans that comprise the mortgage pool were all recently originated by
Capmark Finance with the intent of including them in a securitization.

CALCULATIONS OF INTEREST

      [    ] of the mortgage loans, which represent [    ]% of the initial pool
balance, accrue interest at fixed interest rates on the basis of a 360-day year
consisting of twelve 30-day months. [   ] of the mortgage loans, which
represent [  ]% of the initial pool balance, accrue interest on the basis of a
360-day year and the actual number of days elapsed.

      In addition, [   ] mortgage loans, which represent [   ]% of the initial
pool balance, provide for payments of interest only for up to [  ] months after origination, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans may be permitted to commence scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

      Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that the ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.

      [The interest rate on [each/certain] mortgage loan[s] for any interest accrual period will be equal to LIBOR as determined on the related LIBOR
Determination Date plus the fixed percentage applicable to such mortgage loans.
As used herein, "LIBOR Determination Date" for [each/each adjustable rate]
mortgage loan and each interest accrual period in respect of such adjustable rate mortgage loan is (i) with respect to an interest accrual period that commences in the month in which the Closing Date occurs, the date that is two business days prior to the Closing Date, and (ii) with respect to each interest accrual period thereafter, the date that is two business days prior to the 15th day of the calendar month during which such interest accrual period commences.]

BALLOON LOANS

      [  ] of the mortgage loans, which represent approximately [  ]% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. [  ] of the mortgage loans begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest

                                      S-83

payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date. [ ] of the mortgage loans, which represent approximately [  ]% of the initial pool balance, are fully amortizing.

ARD LOANS

      [    ] of the mortgage loans, which represent approximately [    ]% of the
initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement). If a borrower elects to repay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus [  ]% per annum. Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

      The failure to pay excess interest will not constitute a default under the
ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate.

      As of, or shortly after the anticipated repayment date, borrowers under
ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the master servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

      (1)   payments to required escrow funds;

      (2)   payment of operating expenses under the terms of an annual budget approved by the master servicer;

      (3)   payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

      (4)   principal on the mortgage loan until the principal is paid in full;
            and

      (5)   excess interest.

                                      S-84

      ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the loan in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium. Any excess interest received on an ARD loan will be distributed to the holders of the Class [  ] certificates.

AMORTIZATION OF PRINCIPAL

      In addition to the balloon loans and the ARD loans, the mortgage pool includes [  ] fully amortizing mortgage loans, which represent [  ]% of the initial pool balance. [  ] mortgage loans, which represent [  ]% of the initial pool balance, are step amortization mortgage loans, each of which amortizes on an initial amortization schedule for a specified period following origination, and then amortizes at a different amortization schedule until maturity.

DUE DATES

      A due date is the date in the month on which a monthly payment on a mortgage loan is first due. [ ] of the mortgage loans, which represent [ ]% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month. [ ] of the mortgage loans, which represent [ ]% of the initial pool balance, provide for due dates on the [  ] day of each month. See "The Pooling and Servicing Agreement and
Servicing Practices--Servicing and Other Compensation and Payment of Expenses"
in this prospectus supplement.

      None of the mortgage loans provide for a grace period for the payment of monthly payments of more than [ ] days.

DEFEASANCE

      All but [ ] of the mortgage loans, which mortgage loans represent [ ]% of the initial pool balance, provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

      (1)   pays on any due date,

            o     all interest accrued and unpaid on the principal balance of the mortgage loan to and, including that due date,

            o     all other sums due under the mortgage loan, excluding
                  scheduled interest or principal payments not yet due and
                  owing, and

            o     any costs and expenses related to the release,

      (2)   delivers or pledges defeasance collateral to the trustee,

                                      S-85

            o     that consists of direct, non-callable obligations of, or
                  non-callable obligations, fully guaranteed as to timely
                  payment by, the United States of America, and

            o     that provides payments:

            o     on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated
                  repayment date in the case of any ARD loan, and

            o     in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for
                  cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

      (3)   delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

      The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met. The depositor makes no representation as to the enforceability of the defeasance provisions of any mortgage loan.

PREPAYMENT PROVISIONS

      Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge. See Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement) for information regarding the lockout and defeasance periods for each mortgage loan.

      Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Mortgage Pool--Distributions" and "--Distributions of Prepayment Premiums or
Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

      Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor

                                      S-86

makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Assets--Default Interest and Limitations on Prepayments" in the
prospectus.

      In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, or the seller. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans;
Repurchases," "--Representations and Warranties; Repurchases" and "Description
of the Mortgage Pool--Termination; Retirement of Certificates" in this prospectus supplement.

GROUND LEASES

      [  ] mortgaged properties securing mortgage loans, which represent [  ]%
of the initial pool balance, are subject to the lien of a mortgage solely on the borrower's leasehold interest in such mortgaged property.

      [  ] mortgaged properties securing a mortgage loans, which represents
[  ]% of the initial pool balance, is subject to the lien of a mortgage on both the borrower's fee simple and leasehold interests in such mortgaged property.

      None of the ground leases (including any extension options) expire less than 10 years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

LOAN DOCUMENTATION

      Except as otherwise described under "Description of the Mortgage
Pool--Related Borrowers, Cross-Collateralized Mortgage Loans, Cross-Defaulted
Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

SIGNIFICANT MORTGAGE LOANS

      Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in "Annex B" to this prospectus supplement (which is included in and is a part of this prospectus supplement).

                                      S-87

EARNOUTS AND ADDITIONAL COLLATERAL LOANS

      Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but [ ] of these mortgage loans require that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement).

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

      o   permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

      o   prohibit the borrower from doing so without the consent of the holder of the mortgage. See "Description of the Mortgage Pool--Secured
          Subordinate Financing" in this prospectus supplement.

      Some of the mortgage loans permit either:

      o   transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

      o   transfers to specified parties related to the borrower.

      The master servicer or special servicer, as applicable, will determine, with the approval of the majority certificateholder of the controlling class, and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and
Servicing Agreement and Servicing Practices--Due-on-Sale and Due-on-Encumbrance
Provisions" and "Legal Aspects of Mortgage Assets--Due-on-Sale and
Due-on-Encumbrance" in the prospectus.

DELINQUENCY AND LOSS INFORMATION

      In the mortgage loan purchase agreement or in related documentation, the sponsor makes a representation and warranty that the mortgage loans are not, as of the cut-off date for the mortgage loans, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

                                      S-88

[TO BE INCLUDED IF THE ASSET POOL INCLUDES MBS] DELINQUENCY AND LOSS INFORMATION
FOR POOLED SECURITIES

      The table below shows historic delinquency and loss information in respect of the Underlying Mortgage Loans for each class and series of Pooled Securities:

                Delinq         Delinq         Delinq
               1 Month        2 Months       3 Months     Frclr/Bktcy        REO        Current Loss   Modification
             ------------   ------------   ------------   ------------   ------------   ------------   ------------
Underlying
  Series      #   Balance    #   Balance    #   Balance    #   Balance    #   Balance    #   Amount     #   Balance
----------   ---  -------   ---  -------   ---  -------   ---  -------   ---  -------   ---  -------   ---  -------

             ---  -------   ---  -------   ---  -------   ---  -------   ---  -------   ---  -------   ---  -------
  Total       0    0.00      0    0.00      0    0.00      0    0.00      0    0.00      0    0.00      0    0.00

UNDERWRITING CRITERIA AND ORIGINATION PROCEDURES

      For a description of the commercial loan underwriting criteria and origination procedures and documentation requirements of the sponsor, see
"Originators" in the prospectus and "Capmark Finance Inc." in this prospectus supplement.

      The criteria for selection of mortgage loans for the mortgage pool depends on factors including recent loan originations, the closing date for each loan and the closing date of the transaction. Attention is paid to developing a pool with diversity with respect to geographic location and property-type and to any concentrations with respect to tenants, originators, borrowers and property managers. [To be included if the pool includes MBS] [Similar selection criteria is used with respect to the selection of Pooled Securities for inclusion in the pool.]

GEOGRAPHIC CONCENTRATIONS

      The table set forth under "Summary -- Geographic Concentrations of the
Mortgaged Properties" lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties. For a description of the geographic distribution of the mortgage loans in each state in which mortgaged properties securing more than 10% of the mortgage loans are located, see "Risk Factors" in this prospectus supplement.

SECURED SUBORDINATE FINANCING

      [   ] mortgage loans representing [   ]% of the initial pool balance are
secured by mortgaged properties known to be encumbered but subordinated debt that is not part of the mortgage pool. In all cases, the holder of any material subordinated debt has agreed not to

                                      S-89

foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. Substantially all of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee
before so encumbering the property. In addition, on [   ] mortgage loans,
representing [  ]% of the initial pool balance, the principals of the borrowers are known to have incurred debt secured by interests in the borrower. See "Risk
Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Assets--Subordinate
Financing" in the prospectus.

      The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans.

                            SECURED SUBORDINATE DEBT

                                                            Initial Principal
Control                     Cut-Off Date    % of Initial    Amount of Secured
Number     Property Name       Balance      Pool Balance    Subordinated Debt
-------   ---------------   -------------   -------------   -----------------

UNSECURED SUBORDINATE AND MEZZANINE FINANCING

      Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

      Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS, CROSS-DEFAULTED LOANS
AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

      The mortgage pool includes [ ] groups of mortgage loans, representing [ ]%
of the initial pool balance, made to affiliated or related borrowers. These [ ]
groups include [ ] groups of cross-collateralized loans containing [ ] mortgage loans, which represent in the aggregate [ ]% of the initial pool balance. [ ]
mortgage loans, other than the cross-collateralized mortgage loans, which represent [  ]% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. [ ] mortgage loans, which represent [ ]% of the initial pool balance, are represented by [ ] mortgage
notes made to [   ] borrowers, and each mortgage note is secured by [  ]
mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is [ ], while the

                                      S-90

total number of mortgaged properties in the mortgage pool is [  ]. [These [  ]
groups include [ ] groups of cross-defaulted loans containing [  ] mortgage loans, which represent in the aggregate [  ]% of the initial pool balance. [  ]
mortgage loans, other than the cross-defaulted mortgage loans, which represent [
]% of the initial pool balance, are secured by one or more mortgages encumbering
multiple mortgaged properties. [  ] mortgage loans, which represent [   ]% of
the initial pool balance, are represented by [  ] mortgage notes made to [  ]
borrowers, and each mortgage note is secured by [  ] mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note and is not treated as a set of cross-defaulted mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is [  ], while the total number of mortgaged properties in the mortgage pool is [  ].] In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.
Losses could result from limitations on the enforceability of cross-collateralization [loans]. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement.
See Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement) for information regarding the cross-collateralized mortgage loans.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      On or before [ ], the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

      The seller is a "mortgage loan seller" for purposes of the prospectus.

      The seller is required to deliver, or cause to be delivered, to the trustee, the following documents:

      o   the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

      o   the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

      o   the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

                                      S-91

      o   an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

      o   an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

      o   any UCC financing statements and related original assignments to the trustee;

      o   an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

      o   when relevant, the ground lease or a copy of the ground lease;

      o   the original or a copy of any letter of credit and related transfer documents; and

      o   when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

      If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, the seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

      The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 60 days following the delivery date, the trustee, at the expense of the seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

      The trustee will certify on the closing date that, without exception, it has received for each mortgage loan, the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) within two years of the delivery date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices remaining uncorrected for 18 months following the delivery date. If any such defect is capable of being cured, but not within

                                      S-92

such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the seller shall have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. The seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

      If the seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the seller repurchases a mortgage loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the seller will be required to pay a 1% liquidation fee. None of the depositor or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

      Instead of repurchasing a mortgage loan, the seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

      A replacement mortgage loan must:

      o   have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

      o   accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

      o   be a [fixed-rate adjustable-rate] mortgage loan;

      o   have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

      o   be a "qualified replacement mortgage" within the meaning of Section
          860G(a)(4) of the Code.

      In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

                                      S-93

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      In the mortgage loan purchase agreement or in related documentation, with some exceptions, the seller makes representations and warranties for each of the mortgage loans, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

      (1)   Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to primary service the mortgage loan.

      (2)   The seller has full right and authority to sell, assign and transfer the mortgage loan.

      (3)   The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan.

      (4)   The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

      (5)   The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

      o   the lien of current real property taxes and assessments not yet due and payable,

      o   covenants, conditions and restrictions, rights of way, easements and other matters of public record, and

      o   exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up"
          commitment, to be issued for the mortgage loan.

      The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

      (6)   The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

      (7)   There is no valid offset, defense or counterclaim to the mortgage loan.

                                      S-94

      (8)   The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

      (9)   At origination, the mortgage loan complied with all applicable usury laws.

      (10)  The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

      (11)  The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.

      (12)  All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and
100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

      (13)  The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

      (14)  The mortgage loan is not cross-collateralized or cross-defaulted with a mortgage loan other than another mortgage loan included in the mortgage pool.

      (15)  All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

      (16)  As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanics' and materialmen's liens or similar liens which create a lien before that created by the related mortgage, except those which are insured against by the title policy referred to in (5)
above.

                                      S-95

      (17)  No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan.

      (18)  To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

      (19)  The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

      (20)  In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

      (21)  The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

      (22)  The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that the mortgagor:

      o   is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

      o   may not engage in any business unrelated to the mortgaged property or properties;

      o   may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

      o   has its own books and records separate and apart from any other person;

      o   holds itself out as a legal entity, separate and apart from any other person; and

      o   does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

      If any of the foregoing representations and warranties of the seller are materially breached for any of the mortgage loans sold by it to the depositor, the seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If the seller does not cure the breach, the mortgage loan purchase agreement requires the seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be

                                      S-96

obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "Description of the
Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" above. The seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of the seller's representations and warranties regarding the mortgage loans. The seller will be the sole warranting party for each mortgage loan sold by it to the depositor.
None of the depositor nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of the seller's representations and warranties if the seller defaults on its obligation to do
so. See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases" in the prospectus.

POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued.
The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

      A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

[TO BE INCLUDED IF ASSET POOL INCLUDES MBS] [THE POOLED SECURITIES AND THE
UNDERLYING MORTGAGE LOANS

Pooled Securities

      The Pooled Securities had an aggregate initial principal balance of
$[__________], and an aggregate principal balance (in each case immediately following the related underlying distribution date with respect thereto in
[________, 20__] (the "Reference Date")) (the aggregate "Pooled Security
Principal Balance") as of [_________ __, 20__] of approximately $[__________].

      The Pooled Securities consist of [_____] whole and partial classes of commercial mortgage pass-through certificates including [__] whole classes, representing approximately

                                      S-97

[___]% of the aggregate Pooled Security Principal Balance of the Pooled
Securities as of the Reference Date, and [__] partial classes, representing approximately [___]% of the aggregate Pooled Security Principal Balance of the
Pooled Securities as of the Reference Date. Such [___] classes are part of [__]
separate series of commercial mortgage pass-through certificates (each, an
"Underlying Series"). The following is a list of the respective classes and series of Pooled Securities:

      1.    [_________________], Commercial Mortgage Pass-Through Certificates,
Series [____], Class __ Certificates, Class ___ Certificates, Class ___
Certificates and Class ___ Certificates.

      [2-[__] to be inserted as necessary to disclose all classes and series of relevant pooled securitites]

      As of [_________], the master servicers of the Pooled Securities are
[___________] and represent [___]%, respectively by Pooled Security Principal
Balance of the Pooled Securities. The special servicers of the Pooled Securities are [_________], representing approximately [____]%, respectively, by Pooled
Security Principal Balance. In certain cases, the Pooled Securities may represent interests in Underlying Mortgage Loans not serviced by the nominal master servicer and/or special servicer under the Underlying Pooling Agreement but are instead serviced by a different master servicer and/or special servicer under another pooling and servicing agreement that governs a trust that holds a mortgage loan that is payable on a pari passu basis with the Underlying Mortgage
Loan.

      [________] is the trustee in [___]%, respectively, by Pooled Security
Principal Balance, of the Underlying Series.

      As and to the extent described herein, the Pooled Securities of each
Underlying Series have been subordinated to one or more other classes of certificates (the "Non-Trust Underlying Senior Certificates") of the same
Underlying Series for purposes of, among other things, offsetting losses and other shortfalls with respect to the Pooled Securities and the related separate segregated pools of commercial and multifamily housing mortgage loans. No distributions of principal will generally be made with respect to any series of
Pooled Securities until the aggregate principal balance of the related Non-Trust
Underlying Senior Certificates has been reduced to zero.

      The subordination of the Pooled Securities other than [_____] will provide credit enhancement to the [_________] Pooled Securities. With respect to
[_________], additional credit enhancement exists in the form of [_________].

      See [Annex A] to this prospectus supplement for the original and remaining term to stated maturity of the Pooled Securities and the pass-through or bond rate of the Pooled Securities or the formula for determining those rates.

      Underlying Mortgage Loans

      The Pooled Securities evidence direct and indirect subordinate interests in [__] separate segregated pools of commercial and multifamily housing mortgage loans (the "Underlying

                                      S-98

Mortgage Loans"). The Underlying Mortgage Loans are secured by liens on the respective borrowers' fee and/or leasehold interests in commercial, manufactured housing community and multifamily mortgaged properties.

      Each Underlying Series collectively represents the entire beneficial ownership interest in, or is secured by, a trust fund (an "Underlying Trust
Fund"), which Underlying Trust Fund consists primarily of a pool of Underlying
Mortgage Loans. Each Underlying Mortgage Loan is evidenced by a promissory note, bond or other evidence of indebtedness of the related borrower and is secured by one or more mortgages, deeds of trust or similar security instruments that, in each case, creates a lien on a fee simple or leasehold interest of the related mortgagor in the related mortgaged property. Each Underlying Mortgage Loan provides for the accrual of interest thereon at an interest rate that is fixed over its remaining term and may (i) provide for level monthly payments to maturity; (ii) be fully amortizing over its term to maturity or, alternatively, may provide for no amortization prior to maturity or for an amortization schedule that is significantly longer than its remaining term, thereby having a substantial principal amount due and payable on such loan's maturity, unless prepaid prior thereto; or (iii) prohibit voluntary prepayments of principal for a specified period or may require payment of a prepayment premium or yield maintenance payment in connection with a voluntary prepayment of principal. In general, the Underlying Mortgage Loans constitute non-recourse obligations of the related mortgagors and, upon any such mortgagor's default in the payment of any amount due under the related loan, the holder thereof may look only to the related mortgaged property or properties or, with respect to the Underlying
Mortgage Loans as to which a defeasance has taken place, the U.S. government obligations that have been substituted therefor for satisfaction of the mortgagor's obligation. In addition, in those cases where recourse to a mortgagor or guarantor is permitted by the loan documents, the Issuer has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all the Underlying Mortgage Loans to be nonrecourse.

      The Underlying Series generally entitle the holder of the most subordinate class of certificates to certain rights in respect of the related separate segregated pools of commercial and multifamily housing mortgage loans, including, among others, the right to terminate and/or appoint the special servicer for the related separate segregated pools of commercial and multifamily housing mortgage loans and consent to or direct certain actions of the special servicer and, in some cases, the master servicer. Generally, with respect to the
Underlying Series as to which there exist subordinate certificates that are not part of the mortgage pool, the control rights for certain Underlying Series are currently exercisable by the holders of such subordinate certificates. To the extent that the principal balances of all such subordinate certificates that are not part of the mortgage pool related to a Pooled Security are reduced to zero or are reduced below a specified minimum level, such control rights will generally pass to the Trust as the holder of the related Pooled Securities, to the extent that such Pooled Security represents a majority of its class in the related Underlying Series. Notwithstanding the foregoing, the control rights for such Underlying Series may be subject to certain rights exercisable by a holder of subordinated debt in respect of one or more Underlying Mortgage Loans held in the related Underlying Trust Fund. In addition, the holder of the Pooled
Securities may have the right in certain cases to vote on, consent to or approve certain matters with respect to such Pooled Securities and/or the related
Underlying Series.

                                      S-99

      The Trust will assign its right to exercise control rights and the voting rights to the master servicer and will designate the master servicer to exercise such rights; provided, that the master servicer will only be able to exercise control rights and voting rights that qualify as "servicing activities" under generally accepted accounting principles in the United States and the servicer will be precluded from exercising any control rights or voting rights to the extent that the exercise thereof by the master servicer would cause the Trust to lose its status as a "qualifying special purpose entity" under generally accepted accounting principles in the United States. As a result of such limitations, servicer may not be able to exercise certain control rights or voting rights that it would otherwise wish to exercise.

      Pursuant to the pooling and serving agreement, if the Trust is entitled to
(x) exercise the option to purchase the separate segregated pools of commercial and multifamily housing mortgage loans included in the Underlying Trust Fund related to a class of Pooled Securities in connection with the optional termination of the related Underlying Trust Fund, (y) terminate such Underlying
Trust Fund by exchanging the related Pooled Securities separate segregated pools of commercial and multifamily housing mortgage loans included in such Underlying
Trust Fund or (z) purchase any Underlying Mortgage Loan, the Trustee shall notify the underlying trustee that the Trust will not exercise such option. In addition, the sellers of the Underlying Mortgage Loans shall be obligated to repurchase or substitute for such Underlying Mortgage in circumstances similar to those described in "--Assignment of Mortgage Loans, Repurchases" and
"--Representations and Warranties; Repurchases."]

DESCRIPTION OF FEES AND EXPENSES

      All fees and expenses itemized in the chart below are paid out of general collections on the mortgage loans and any related REO loans before the available distribution amount is distributed to the certificateholders.

--------------------------------------------------------------------------------
FEE/PURPOSE                PARTY RECEIVING         FORMULA FOR FEE/EXPENSE
                             FEE/EXPENSE         DETERMINATION AND SOURCE OF
                                                            FUNDS
--------------------------------------------------------------------------------
ADMINISTRATION FEE       Master Servicer and  The product of (a) a portion of
                               Trustee        the administration fee for each
                                              mortgage loan equal to [   ] basis
                                              points as set forth in "Annex A"
                                              to this prospectus supplement
                                              (which is included in and is a
                                              part of this prospectus
                                              supplement) and (b) the aggregate
                                              stated principal balance of such
                                              mortgage loan or REO loan
                                              immediately following the prior
                                              distribution date and (c) a
                                              fraction, the numerator of which
                                              is the actual number of days
                                              elapsed in the related interest
--------------------------------------------------------------------------------

                                      S-100

--------------------------------------------------------------------------------
FEE/PURPOSE                PARTY RECEIVING         FORMULA FOR FEE/EXPENSE
                             FEE/EXPENSE         DETERMINATION AND SOURCE OF
                                                            FUNDS
--------------------------------------------------------------------------------
                                              accrual period and the denominator
                                              of which is 360. The Master
                                              Servicer is required to deliver to
                                              the Trustee each month for deposit
                                              in the Distribution Account and
                                              withdrawal by the Trustee, a
                                              portion of the administration fee
                                              for each mortgage loan equal to
                                              [   ] basis points.

--------------------------------------------------------------------------------
TRUSTEE FEES - INTEREST        Trustee        Interest and investment income
AND INVESTMENT INCOME                         earned in the Distribution
                                              Account.

--------------------------------------------------------------------------------
INTEREST RESERVE               Trustee        To pay Trustee interest and
ACCOUNT PAYMENT                               investment income from funds in
                                              interest reserve account.

--------------------------------------------------------------------------------
WORKOUT FEES              Special Servicer    The workout fee is payable from,
                                              and calculated by application of
                                              the workout fee rate of 1.00% to
                                              each collection of interest and
                                              principal received on any
                                              corrected mortgage loans.

--------------------------------------------------------------------------------
LIQUIDATION PROCEEDS      Special Servicer    The liquidation fee is payable
                                              from, and calculated by
                                              application of the liquidation fee
                                              rate of 1.00% to full or
                                              discounted payoff and/or
                                              liquidation proceeds of any
                                              liquidated mortgage loan.

--------------------------------------------------------------------------------
SPECIAL SERVICER FEE      Special Servicer    The special servicing fee will
                                              accrue at a rate equal to 0.25%
                                              per annum or each specifically
                                              serviced mortgage loan, on the
                                              same basis and the same principal
                                              amount as any related interest
                                              payment due on the mortgage loan
                                              and is payable monthly from
                                              general collections on deposit in
--------------------------------------------------------------------------------

                                      S-101

--------------------------------------------------------------------------------
FEE/PURPOSE                PARTY RECEIVING         FORMULA FOR FEE/EXPENSE
                             FEE/EXPENSE         DETERMINATION AND SOURCE OF
                                                            FUNDS
--------------------------------------------------------------------------------
                                              the certificate account.

--------------------------------------------------------------------------------
INTEREST ON                 Fiscal Agent,     Interest accrues at a rate per
UNREIMBURSED ADVANCES     Trustee & Master    annum equal to the "prime rate".
                          Servicer (in that   Interest on any advance will
                              priority)       generally be payable to the party
                                              making the advance first, out of
                                              penalty charges, default interest,
                                              late payments on the related
                                              mortgage loan and second out of
                                              any amounts then on deposit in the
                                              certificate account.

--------------------------------------------------------------------------------
EXPENSE OF                Master Servicer,    Expenses incurred to enforce
ENFORCEMENT OF           Special Servicer or  repurchase remedies against a
MORTGAGE LOAN SELLER           Trustee        mortgage loan seller, plus
REPURCHASE OBLIGATIONS                        interest therein accrued at the
                                              prime rate, payable from proceeds
                                              received representing the
                                              repurchase price of such mortgage
                                              loan.

--------------------------------------------------------------------------------
ADDITIONAL SERVICING       Master Servicer    (a) Interest and investment income
COMPENSATION                                  earned in respect of amounts
                                              relating to the trust fund held in
                                              the certificate account, any lock
                                              box account, cash collateral
                                              account, (b) prepayment interest
                                              excesses, balloon payment interest
                                              excess, assumption fees,
                                              modification fees, earnout fees,
                                              charges for beneficiary statements
                                              or demands, amounts collected for
                                              checks returned for insufficient
                                              funds and any similar or ancillary
                                              fees received on the mortgage
                                              loans and (c) penalty charges
                                              received on mortgage loans that
                                              are not specially serviced
                                              mortgage loans (but only to the
                                              extent not otherwise allocable to
                                              cover advance interest in respect
                                              of the related
--------------------------------------------------------------------------------

                                      S-102

--------------------------------------------------------------------------------
FEE/PURPOSE                PARTY RECEIVING         FORMULA FOR FEE/EXPENSE
                             FEE/EXPENSE         DETERMINATION AND SOURCE OF
                                                            FUNDS
--------------------------------------------------------------------------------
                                              mortgage loan).

--------------------------------------------------------------------------------
ADDITIONAL SERVICING      Special Servicer    All assumption fees, modification
COMPENSATION                                  fees and earnout fees received on
                                              or with respect to specially
                                              serviced mortgage loans and fifty
                                              percent (50%) of all assumption
                                              fees, modification fees and
                                              earnout fees received on or with
                                              respect to any mortgage loan that
                                              is not a specially serviced
                                              mortgage loan shall be promptly
                                              paid by the master servicer to the
                                              special servicer The special
                                              servicer shall also be entitled to
                                              (i) the extent not required to be
                                              paid to any mortgagor under
                                              applicable law, any interest or
                                              other income earned on deposits in
                                              the REO account, any servicing
                                              accounts and any reserve accounts
                                              maintained thereby; and (ii) any
                                              penalty charges (to the extent not
                                              allocable to pay advance interest)
                                              collected on the specially
                                              serviced mortgage loans and REO
                                              loans.

--------------------------------------------------------------------------------
SPECIFIED EXPENSES,       Master Servicer,    See Section "The Pooling and
COSTS AND LIABILITIES     Special Servicer,   Servicing Agreement and Servicing
                            Trustee, the      Practices" in this prospectus
                          Depositor, or any   supplement.
                         of their respective
                             directors,
                         officers, employees
                             and agents

--------------------------------------------------------------------------------
COST OF OPINIONS OF         Paid to Legal     See Section "The Pooling and
COUNSEL, COST OF         Counsel, Appraisers  Servicing Agreement and Servicing
LEGAL ADVICE OF                               Practices" in this prospectus
COUNSEL, COST OF                              supplement.
OBTAINING REO
EXTENSION, COST OF A
NEW APPRAISAL

--------------------------------------------------------------------------------
TAXES IMPOSED ON          Federal, State or   See Section "The Pooling and
REMIC ELECTIONS          Local tax entities   Servicing Agreement and Servicing
                                              Practices" in this
--------------------------------------------------------------------------------

                                      S-103

--------------------------------------------------------------------------------
FEE/PURPOSE                PARTY RECEIVING         FORMULA FOR FEE/EXPENSE
                             FEE/EXPENSE         DETERMINATION AND SOURCE OF
                                                            FUNDS
--------------------------------------------------------------------------------
                                              prospectus supplement.

--------------------------------------------------------------------------------
COSTS AND EXPENSES          Environmental     See Section "The Pooling and
FOR ENVIRONMENTAL         Protection Agency   Servicing Agreement and Servicing
SITE ASSESSMENTS AND         Affiliates       Practices--Realization Upon
REMEDIATION                                   Defaulted Mortgage Loans" in this
                                              prospectus supplement.

--------------------------------------------------------------------------------
SERVICING EXPENSES         Master Servicer    See Section "The Pooling and
NOT OTHERWISE                                 Servicing Agreement" in the
REQUIRED TO BE                                related prospectus supplement.
ADVANCED BY THE
MASTER SERVICER
--------------------------------------------------------------------------------

                         DESCRIPTION OF THE CERTIFICATES

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

      On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

      The notional amount of the Class X certificates will be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The Class X certificates consist of [  ] Class X components each corresponding to a different class of principal balance certificates.

      No class of REMIC residual certificates will have a certificate balance.

PASS-THROUGH RATES

      The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

      The pass-through rate applicable to the Class [ ] certificates will be
[fixed/floating] and, at all times, will be equal to the pass-through rate specified for that class on page S-[ ] of this prospectus supplement.

      The pass-through rate applicable to the Class [ ] certificates will be equal to the lesser of a specified fixed rate for each class or the Weighted
Average Net Mortgage Rate.

                                      S-104

      The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

      The pass-through rate applicable to the Class [    ] certificates for any
distribution date will be equal to the Weighted Average Net Mortgage Rate for that distribution date.

      The pass-through rate applicable to the Class X certificates for the
initial distribution date will equal approximately [     ]% per annum. The
pass-through rate applicable to the Class X certificates for any distribution date will be variable and will be equal to the weighted average, by certificate balance of the corresponding class of principal balance certificates, of the pass-through rates then applicable to each Class X component. The pass-through rate of each Class X component for any distribution date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates. If a class of principal balance certificates has a pass-through rate equal to the Weighted Average Net Mortgage
Rate, the pass-through rate of the related Class X component will be zero.

      No class of REMIC residual certificates will have a specified pass-through rate.

      If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement).

      However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Mortgage Pool--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "The Pooling and Servicing Agreement and Servicing
Practices--Servicing and Other Compensation and Payment of Expenses" and
"--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

                                      S-105

      o   any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

      o   the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

      The determination date will be the [ ] day of each month or, if any such
[ ] day is not a business day, the next business day.

DISTRIBUTIONS

      The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

      The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

PERMITTED WITHDRAWALS

      Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

      o   to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

      o   to pay the master servicer and special servicer, as applicable, (x)
          any master servicing fees and special servicing fees, as applicable, allocable to the trust not previously retained or paid to the master servicer or special servicer, as applicable, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause (iv) below;

                                      S-106

      o   to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in "The Pooling and
          Servicing Agreement and Servicing Practices--P&I and Servicing
          Advances" in this prospectus supplement);

      o   to pay the master servicer or the trustee, as applicable, interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

      o   to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "The Pooling and Servicing Agreement and Servicing Practices--Realization Upon
          Defaulted Mortgage Loans";

      o   to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement and
          Servicing Practices--Limitations on Liability of Master Servicer and
          Special Servicer" and in the prospectus under "The Trustee--Matters
          Regarding the Trustee";

      o   to pay the portion of the fees of the trustee attributable to the mortgage loan;

      o   to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

      o   to pay any servicing expenses not otherwise required to be advanced by the master servicer;

      o   to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal
          Income Tax

                                      S-107

          Consequences--REMICs--Taxation of Owners of REMIC Residual
          Certificates--Prohibited Transactions Tax and Other Taxes" in the
          prospectus;

      o   to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of
          certificateholders;

      o   to make any other withdrawals permitted by the pooling and servicing agreement; and

      o   to clear and terminate the certificate account and distribution account upon the termination of the trust.

APPLICATION OF THE AVAILABLE DISTRIBUTION AMOUNT

      The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution
Amount for that distribution date. See "The Pooling and Servicing Agreement and
Servicing Practices--Maintenance and Collections" in the prospectus.

      On each distribution date, the trustee will apply the Available
Distribution Amount for that date in the following order of priority:

      (1)   to pay interest to the holders of the classes of senior
            certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution
            Amount is not sufficient to pay all those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

      (2)   to pay principal: first to the holders of the Class [ ]
            certificates, and then to the holders of the Class [ ] certificates, in each case, up to an amount equal to the lesser of:

            o     the then-outstanding certificate balance of that class of
                  certificates, and

            o     the Principal Distribution Amount for that distribution date;

      (3)   to reimburse the holders of the classes of Class [ ] certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

      (4)   to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

                                      S-108

            o     first, to pay interest, up to an amount equal to all
                  distributable certificate interest on that class of
                  certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

            o     second, if the certificate balances of the Class [ ]
                  certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:

                  (a)   the then outstanding certificate balance of that class
                        of certificates, and

                  (b)   the remaining portion, if any, of the Principal
                        Distribution Amount for that distribution date, or, on
                        the final distribution date resulting from the
                        termination of the trust, up to an amount equal to the
                        then-outstanding certificate balance of that class of
                        certificates; and

            o     third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of
                  certificates and for which no reimbursement has previously been paid; and

      (5)   the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.

However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class [ ]
certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

      The Available Distribution Amount for any distribution date will generally equal:

      (1)   all amounts on deposit in the certificate account and the
            distribution account as of the close of business on the related determination date, excluding:

            (a)   monthly payments collected but due on a due date after the related collection period;

            (b)   prepayment premiums and yield maintenance charges and excess interest received in respect of each ARD loan following its anticipated repayment date;

            (c)   amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as
                  compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

                                      S-109

            (d)   amounts deposited in the certificate account or the
                  distribution account, as the case may be, in error;

            (e)   for any distribution date in [February], and in any [January]
                  in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

            (f)   amounts that represent excess liquidation proceeds; plus

      (2)   to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment
            Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls
            incurred during the related collection period; plus

      (3)   for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the
            Mortgage Pool--Interest Reserve Account" in this prospectus supplement; plus

      (4)   for any mortgage loan with a due date after the related
            determination date but on or prior to the master servicer remittance date in each month, the monthly payment due in the same month as that distribution date (other than balloon payments due on the master servicer remittance date, unless received by the master servicer prior to such due date) if received by the related due date in that month.

      The Principal Distribution Amount for any distribution date will, generally, equal the excess of the sum of clauses (1) through (5) below over clause (6) below:

      (1)   the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

      (2)   all voluntary principal prepayments received on the mortgage loans during the related collection period;

      (3)   for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

                                      S-110

      (4)   the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

      (5)   if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance
            certificates from the principal distribution amount on that immediately preceding distribution date;

            minus

      (6)   the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and then to the other loan group (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1) through (5) above for the distribution date related to the collection period in which such recovery occurs).

DISTRIBUTABLE CERTIFICATE INTEREST

      The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment
Interest Shortfall for that distribution date.

      The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest
Shortfalls and Prepayment Interest

                                      S-111

Shortfalls incurred on the mortgage loans during the related collection period.
However, for mortgage loans with due dates that fall on or before the related determination date, the master servicer will cover Prepayment Interest
Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate of [ ]%. See "The Pooling and Servicing
Agreement and Servicing Practices--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

      The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

      An assumed monthly payment is an amount deemed due for:

      o   any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

      o   the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

      o   any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

      The assumed monthly payment deemed due on any balloon loan on its stated
maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

      Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class [ ] certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of:

the prepayment premium    x    discount rate    x    principal allocation
or yield maintenance           fraction for          fraction of that class
charge                         that class

                                      S-112

      The discount rate fraction for any class of certificates equal to:

      pass-through rate for that class of certificates - relevant discount rate
      -------------------------------------------------------------------------
      mortgage rate of the related mortgage loan - relevant discount rate.

      The discount fraction may not be greater than 1.0 or less than 0.0 and both the numerator and denominator must be greater than zero.

      The principal allocation fraction for each class of certificates for any distribution date is:

      the portion, if any, of the Principal Distribution Amount
      allocated to that class of certificates for that distribution date
      ------------------------------------------------------------------
      entire Principal Distribution Amount for that distribution date.

      The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

      For any prepaid mortgage loan with a prepayment premium, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in
Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For any prepaid mortgage loan with a yield maintenance charge, the discount rate means the discount rate used to calculate such yield maintenance charge.

      The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

DISTRIBUTIONS OF EXCESS INTEREST

      No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

      Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

      Excess liquidation proceeds are the excess of:

                                      S-113

      o   proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

      o   the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

DISPOSITION OF RESIDUAL CERTIFICATES

      The holders of residual certificates evidenced by the [Class R-I, R-II and
R-III certificates] are not anticipated to receive any material distributions of cash from the trust. It is anticipated that each of the residual certificates will be a "noneconomic residual interest" for United States federal income tax purposes at the time of issuance. See "Federal Income Tax Consequences - REMICs"
in the prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

TREATMENT OF REO PROPERTIES

      A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

      o   determining distributions on the certificates; allocating of realized losses and additional trust expenses to the certificates; and

      o   calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

      Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the
Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "The Pooling and Servicing
Agreement and Servicing Practices--P&I and Servicing Advances", the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer of non-recoverability.

INTEREST RESERVE ACCOUNT

      The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan an amount equal to one day's interest at

                                      S-114

the related mortgage rate, net of any master servicing fee, on the stated
principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding
January, if applicable, and February, if any, and deposit this amount into the distribution account.

SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

      The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of
Class [ ] certificates of principal equal to the entire certificate balance of that class of certificates.

      Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "Description of the
Mortgage Pool--Application of the Available Distribution Amount" above. [No other form of credit support will be available for the benefit of holders of the offered certificates.]

      A deficit will exist on a distribution date if the aggregate stated
principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class [ ] certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class [ ]certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

      A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

                                      S-115

      Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of "Principal Distribution
Amount" under "Description of the Mortgage Pool--Application of the Available
Distribution Amount" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed
(from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above (without accompanying principal distributions).

      Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

      The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

      o   the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

      o   the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

      If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or special servicer, as applicable, or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

      Additional trust expenses will reduce amounts payable to
certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

      o   special servicing fees, workout fees and liquidation fees;

                                      S-116

      o   interest on unreimbursed advances;

      o   the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the
          administration of the trust;

      o   unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Trustee--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing Agreement and Servicing
          Practices--Certain Matters Regarding the Master Servicer and Special
          Servicer" in this prospectus supplement and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "The Pooling and Servicing Agreement and Servicing
          Practices--REO Properties" in this prospectus supplement and "Federal
          Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
          Taxes" in the prospectus;

      o   any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization
          Upon Defaulted Mortgage Loans" in the prospectus; and

      o   any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

[OTHER CREDIT ENHANCEMENT

This transaction also includes [describe material terms of any enhancement, including any limits on the timing or amount of the enhancement or any conditions that must be met before the enhancement can be accessed]. The enhancement agreement will be filed as an exhibit to the prospectus supplement.
The enhancement agreement also includes the following provisions regarding the substitution of enhancement [describe provisions].

[If the credit enhancement is a guaranteed investment contract: Pursuant to the guaranteed investment contract, amounts that would otherwise be held in the collection account would be invested with [NAME] and earn an rate of return of [
]. The issuing entity is entitled to withdraw amounts invested pursuant to the agreement in the following manner: [insert manner of withdrawals].

[NAME] has supplied the following two paragraphs for inclusion in this prospectus supplement.

[NAME], will be the credit enhancement provider. [NAME] is a [corporation]
[limited liability company] based in [_________] that has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors
Service. [NAME] will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of [NAME].

                                      S-117

Requests for information should be directed to [______________].

[The depositor has determined that the credit enhancement provider is contingently liable to provide payments representing [less than 10%] [at least
10% but less than 20%] [20% or more] of the cash flow supporting any class of offered security. [Add financial information required under Item 1114 of
Regulation AB, if credit enhancement provider is contingently liable to provide payments representing [at least 10% but less than 20%] [20% or more] of the cash flow supporting any class of offered security].]

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

      o     [ ]% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

      o     [ ]% among the holders of the Class X certificates, and

      o     [ ]% allocated equally among the holders of the respective classes of REMIC residual certificates.

Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

DENOMINATIONS

      The trust will offer the offered certificates in minimum denominations of
$[  ] and multiples of $[ ] in excess thereof.

      Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede &
Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered
Certificates--Definitive Certificates."

      Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream

                                      S-118

International, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

      The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States
or through Clearstream or Euroclear in Europe.

      Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede &
Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders.
Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

      Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

      For purposes of the contractual arrangement with DTC, none of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

Euroclear and Clearstream

      The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or Euroclear in Europe if the
investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in

                                      S-119

Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers'
securities accounts in the depositories' names on the books of DTC.

      Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant
Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant
Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is
Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies

                                      S-120

for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants.
Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

      DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC,
Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
See "Annex C" hereto (which is included in and is a part of this prospectus supplement).

Definitive Certificates

      Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

      Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and
Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for

                                      S-121

re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

      For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

OPTIONAL TERMINATION OF THE TRUST

      If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than [ ]% of the initial pool balance, the master servicer, the majority certificate holder of the controlling class or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificate holder of the controlling class or the depositor, however, is required to do so. If the master servicer, the majority certificate holder of the controlling class or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest.

      The trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Mortgage Pool --Certificate Balances and
Notional Amounts" and "--Termination; Retirement of Certificates."

TERMINATION; RETIREMENT OF CERTIFICATES

      The obligations created by the pooling and servicing agreement will terminate following the earliest of:

      o   the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

      o   the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the depositor, when the then-aggregate stated principal balance of the mortgage pool is less than [ ]% of the initial pool balance; or

      o   the exchange of all then outstanding certificates, including the Class
          X certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class [ ] certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

      Any purchase by the master servicer, the majority certificateholder of the controlling class or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

                                      S-122

      o   the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

      o   the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

      o   if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

      On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under
"Description of the Mortgage Pool --Application of the Available Distribution
Amount."

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      The yield to maturity of each class of certificates will depend on, among other things:

      o   the purchase price of the certificates;

      o   the applicable pass-through rate;

      o   the actual performance of the mortgage loans; and

      o   the rate and timing of payments on the mortgage loans.

THE PURCHASE PRICE OF THE CERTIFICATES

      The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the

                                      S-123

anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period. The yield to maturity of the Class X certificates will be highly sensitive to the rate and timing of principal payments, including by reason of prepayments, defaults and liquidations, on the mortgage loans. If you invest in the Class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans could result in your failure to fully recoup your initial investment.

Applicable Pass-Through Rate

      The pass-through rate for each class of offered certificates will be as specified in "Description of the Mortgage Pool--Pass-Through Rates." The yield on the offered certificates, other than the Class [ ] certificates, will be sensitive to changes in the relative composition of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations of mortgage loans following default and repurchases of mortgage loans. Losses or payments of principal on the mortgage loans with higher net mortgage rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the pass-through rates for the Class [ ] certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rate for the Class [ ] certificates, reducing the pass-through rates on those classes of offered certificates.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"--Rate and Timing of Principal Payments on the Mortgage Loans" below.

Actual Performance of the Mortgage Loans

      The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Mortgage
Pool--Subordination; Allocation of Losses and Expenses" and "Risk
Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

Rate and Timing of Principal Payments on the Mortgage Loans

      The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing

                                      S-124

of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment
Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See
"The Pooling and Servicing Agreement and Servicing Practices--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreement and Servicing Practices--Realization Upon Defaulted
Mortgage Loans" and "Legal Aspects of Mortgage Assets--Foreclosure" in the
prospectus.

      The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

      Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk
Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional
Collateral Loans" in this prospectus supplement

                                      S-125

and "Risk Factors" and "Yield and Maturity Considerations--The Effects of
Prepayments on Yield" in the prospectus.

      The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

DELAY IN PAYMENT OF DISTRIBUTIONS

      Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      As described under "Description of the Mortgage Pool--Application of the
Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

      The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

      o   multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

      o   summing the results, and

      o   dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

      The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or

                                      S-126

notional amount of the class of certificates to which the certificate belongs.
If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

THE MODEL

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, with respect to any ARD loans. The columns headed "[  ]%," "[  ]%," "[  ]%" and "[  ]%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

      A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

      The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement)
and the following modeling assumptions:

      (1)   the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

      (2)   the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on

                                      S-127

            Annex A to this prospectus supplement as being interest only or having an interest-only period) described on Annex A to this prospectus supplement;

      (3)   all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in
            [ ];

      (4)   there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

      (5)   prepayments are made on each of the mortgage loans at the indicated
            CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

      (6)   the ARD loans mature on their respective anticipated repayment dates;

      (7)   each mortgage loan accrues interest under the method specified in
            Annex A;

      (8)   none of the master servicer, the majority certificateholder of the controlling class or the depositor exercises its right of optional termination described in this prospectus supplement;

      (9)   no mortgage loan is repurchased or is required to be repurchased by the seller;

      (10)  no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

      (11)  there are no additional trust expenses;

      (12)  distributions on the certificates are made on the 15th calendar day of each month, beginning in [ ];

      (13)  no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

      (14)  the prepayment provisions for each mortgage loan are as described on
            Annex A to this prospectus supplement;

      (15)  no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see
            "Annex A--Earnout Loans");

      (16)  the requirements to release earnout amounts are satisfied for each earnout loan, and

      (17)  the delivery date is [ ].

      To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the

                                      S-128

certificates may be reduced to zero and the right of the Class X certificates to receive distributions of interest may end on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables.
Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

      You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

      Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class [ ] certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

                           [ADD TABLES IN THIS FORMAT]

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS [ ] CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                         PREPAYMENT ASSUMPTION (CPR)

DATE                         0% CPR   [ ]% CPR   [ ]% CPR   [ ]% CPR   [ ]% CPR
--------------------------------------------------------------------------------

Weighted Average Life (in years)

First Principal Payment Date

Last Principal Payment Date

                                      S-129

PRICE/YIELD TABLES

      The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

      The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of [ ] to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-[ ] from and including [ ] to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%)
and are exclusive of accrued interest.

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS [ ] CERTIFICATES AT THE SPECIFIED CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                   MAINTENANCE OTHERWISE AT INDICATED CPR

ASSUMED PRICE (32NDS)        0% CPR   [ ]% CPR   [ ]% CPR   [ ]% CPR   [ ]% CPR
---------------------        ------   --------   --------   --------   ---------

Weighted Average Life (in years)

First Principal Payment Date

Last Principal Payment Date
--------------------------------------------------------------------------------

Yield Sensitivity of the Class X Certificates

      The yield to maturity of the Class X certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, each of which may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X certificates. The mortgage loans may prepay at a different rate. In addition, the pass-through rate for any Class X component relating to a class of principal balance certificates having a pass-through rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X certificates should fully consider the associated risks, including the risk that investors may not fully recover their initial investment.

                                      S-130

      The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the Class X certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions. It was further assumed that the aggregate purchase price of the Class X certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4-16 is 4 16/32%) of the initial notional amount without accrued interest. Any differences between these assumptions and the actual characteristics and performance of the mortgage loans and of the Class X certificates may result in yields being different from those shown in the table.
Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

      The pre-tax yields provided in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X certificates, would cause the discounted present value of the assumed stream of cash flows as of [ ] to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate
for the Class X certificates from and including [   ] to but excluding the
delivery date, and by converting these monthly rates to semi-annual corporate bond equivalent rates. The calculation does not take into account shortfalls in the collection of interest due to prepayments or other liquidations of the mortgage loans or the interest rates at which you may be able to reinvest funds you receive as distributions on the Class X certificates, and accordingly does not purport to reflect the return on any investment in the Class X certificates when the reinvestment rates are considered.

      It is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

      The mortgage loans may not prepay in accordance with the modeling assumptions at any particular rate and the yield on the Class X certificates may not conform to the yields described in this prospectus supplement. You are urged to make your investment decision based on the determinations as to anticipated rates of prepayment under a variety of scenarios. You should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in your failure to fully recover your investments.

      In addition, holders of the Class X certificates have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates. As a result, the yield on the Class X certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS

                                      S-131

                                    0% CPR DURING LOCKOUT AND DEFEASANCE
                                         OTHERWISE AT INDICATED CPR
                             ---------------------------------------------------
ASSUMED PRICE (32NDS)        0% CPR   [ ]% CPR   [ ]% CPR   [ ]% CPR   [ ]% CPR
---------------------        ------   --------   --------   --------   ---------

Weighted Average Life (in years)

First Principal Payment Date

Last Principal Payment Date

                                LEGAL PROCEEDINGS

      [There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of Capmark Finance Inc.,
Capmark Mortgage Securities Inc., [Trustee], Capmark Mortgage Securities Inc.
Series [   ] Trust, [affiliated servicer, if applicable], [unaffiliated servicer servicing 20% or more of the pool assets, if applicable], [other material servicer, if applicable], [originator or group of affiliated originators, apart from the sponsor or its affiliates, that originated, or is expected to originate, 20% or more of the pool assets, if applicable], [other material parties] or to which any of their respective property is subject, that would have a material adverse impact on investors of the Certificates.]

      [Insert disclosure for any legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of Capmark
Finance Inc., Capmark Mortgage Securities Inc., [Identify Trustee], Capmark
Mortgage Securities Inc. Series [  ] Trust or other parties described in Item
1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Certificates.]

                         FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect, or proposed regulations, all of which may change, possibly retroactively. To the extent that the following discussion relates to matters of law or legal conclusions with respect thereto, the discussion is accurate in all material respects in the opinion of [Mayer, Brown, Rowe & Maw LLP] [Orrick, Herrington & Sutcliffe LLP],
special United States federal tax counsel for the depositor. This discussion does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle"
for tax purposes or as part of a "synthetic security," "conversion transaction,"
or other integrated investment comprised of the offered certificates and one or more other investments, or

                                      S-132

foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

      For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs." Upon the issuance of the offered certificates, [ ], special United States federal tax counsel to the depositor, is of the opinion that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of the Trust
REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code" and, for federal income tax purposes, each class of
REMIC residual certificates will be the sole class of "residual interests" in the corresponding Trust REMIC and, except to the extent representing the right to excess interest on the ARD loans, the offered certificates will evidence
"regular interests" in, and will be treated as debt instruments of a Trust
REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      The Class X certificates (subject to the discussion in the next succeeding paragraph) will be, and the offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes.
For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the prospectus. The Class [  ] certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

      The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because, certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest
(i.e., as "qualified stated interest") would be recognized by the IRS. In addition, there is considerable uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the
Class X certificate. Under this approach, a holder would be entitled to amortize that premium only if it has in effect an election under Section 171 of the

                                      S-133

Code for all taxable debt instruments held by that holder, as described in the prospectus under "Federal Income Tax Consequences-REMICs-Taxation of Owners of
REMIC Regular Certificates-Premium." Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

      o   Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount on the Class X certificates would be to report all income for those certificates as original issue discount for each period, computing the original issue discount

      o   by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, the certificates, thereby treating the certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and

      o   by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount for that period.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in the prospectus.

      If the method for computing original issue discount described in the prospectus results in a negative amount to a holder of a Class X certificate for any period, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset the negative amount only against future original issue discount, if any, on the certificate.
Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to deduct a loss to the extent that his or her remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. That loss might be treated as a capital loss.

      The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the
IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

      Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield

                                      S-134

maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

      Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Class [   ] certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of that holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be
accrued for the affected certificates, or both. Class [   ] certificateholders
should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

      The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be
"qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

      The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans

                                      S-135

secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See
"Description of the Mortgage Pool" in this prospectus supplement.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

      If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities,
Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class [ ] certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the
prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

      (1)   the plan must be an "accredited investor" as defined in Rule
            501(a)(1) of Regulation D of the Securities and Exchange Commission
            under the Securities Act of 1933; and

      (2)   at the time of acquisition, the certificates must be rated in one of the top four, at least "BBB-" (or its equivalent) by Fitch, Moody's or Standard & Poor's.

      Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor,
(ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the first paragraph above, and that it understands that there are certain conditions to the availability of this exemption, including that it is an accredited investor within the meaning of Rule 501(a)(1) of
Regulation D and that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or
Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an
"insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

      If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                      S-136

                                LEGAL INVESTMENT

      As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" for the purposes of the Secondary Mortgage
Market Enhancement Act of 1984 or "SMMEA". No other offered certificates will be
"mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                      AFFILIATIONS AND RELATED TRANSACTIONS

      Capmark Finance is the sponsor and the master servicer and the special servicer of the mortgage loans. The depositor, Capmark Mortgage Securities Inc., is a wholly-owned subsidiary of the sponsor.

      The depositor will acquire the mortgage loans from the sponsor and other mortgage loan sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates. The material terms of the mortgage loan purchase agreement are described herein under "Description of the Mortgage Pool--Assignment of the
Mortgage Loans; Repurchases" and "--Representations and Warranties;
Repurchases".

      The certificates will be issued under a pooling and servicing agreement.
The parties to the pooling and servicing agreement will include the depositor, the trustee, the master servicer and the special servicer. The material terms of the pooling and servicing agreement are described herein under "The Pooling and
Servicing Agreement and Servicing Practices" and "Servicing of the Mortgage
Loans" and in the prospectus under "The Pooling and Servicing Agreements and
Servicing Practices".

                                     RATINGS

      The offered certificates are required to receive ratings from [  ], each a nationally recognized statistical rating organization, that are not lower than those indicated under "Summary of Series [  ] Mortgage Pass-Through Certificates
and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each

                                      S-137

distribution date and the ultimate receipt by holders thereof of all payments of
principal to which they are entitled, if any, by the [         ] distribution
date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates. The ratings of the offered certificates do not, however, address any of the following:

      o   the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

      o   the degree to which prepayments might differ from those originally anticipated;

      o   whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

      o   whether and to what extent excess interest will be collected on any
          ARD loan;

      o   whether and to what extent default interest will be collected on the mortgage loans; and

      o   the tax treatment of payments on the offered certificates.

      The ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable on the Class X certificates do not include principal. If all the mortgage loans were to prepay in the initial month, the Class X certificates would receive only a single month's interest, without regard to any prepayment premiums that may be collected. As a result, the Class X certificateholders would suffer a nearly complete loss of their investment. However, all amounts due to the Class X certificateholders have been paid, and this result would be consistent with the ratings assigned by the rating agencies to the Class X certificates. The ratings of the Class X certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class X certificates, but only the obligation to pay interest timely on the notional amount of the Class X certificates, as it may be reduced from time to time as described in this prospectus supplement. The ratings do not represent any assessment of the yield to maturity of the Class X certificates or the possibility that the Class X certificateholders might not fully recover their investment if rapid prepayments of the mortgage loans, including both voluntary and involuntary prepayments, occur. The notional amount upon which interest is calculated for the Class X certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amount, but only the obligation to pay interest timely on the notional amount as reduced from time to time. As a result, you should evaluate the ratings of the Class X certificates independently from similar ratings on other types of securities.

      Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

                                      S-138

      Each rating agency receives an annual fee for the ongoing maintenance and surveillance of its rating and is entitled to receive from the sponsor all information relevant to the rating and surveillance of the ratings of the certificates.

      You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                             METHOD OF DISTRIBUTION

      The depositor has agreed to sell, and [the underwriters] have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about [  ] among the depositor, the seller and each of the underwriters.

      It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about [ ] against payment therefor in immediately available funds.

                                ALLOCATION TABLE

Underwriter    Class [ ]  Class [ ]  Class [ ]  Class [ ]  Class [ ]  Class [ ]  Class [ ]

      The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

      Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

      The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately [ ]% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be

                                      S-139

underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933.

      The depositor will indemnify the underwriters, and under limited circumstances the underwriters will indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

      A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Reports to
Certificateholders." Except as described in this prospectus supplement under
"Reports to Certificateholders," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for the depositor by [Mayer,
Brown, Rowe & Maw LLP] [Orrick, Herrington & Sutcliffe LLP], and for the
underwriters by [Sidley Austin Brown & Wood LLP].

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      The depositor has filed a registration statement with the Commission relating to the certificates. The prospectus is part of the registration statement, but the registration statement includes additional information.

      For so long as the issuing entity is required to file reports with the
Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared by the trustee and filed with the Commission. The name of the issuing entity under which these
reports will be filed is Capmark Mortgage Securities Inc. Series [   ] Trust and
the Commission file number for the trust is 333-[    ]. See also "Reports to
Certificateholders" for a more detailed description of certificateholder reports.

      You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 100 F Street, NE, Washington, D.C.
20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the
Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the
Commission's Internet site is www.sec.gov.

                                      S-140

                          REPORTS TO CERTIFICATEHOLDERS

TRUSTEE REPORTS

      On each distribution date, the [master servicer] [manager] [trustee] will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of annual information reports to be furnished by the [master servicer] [manager] [trustee] to persons who at any time during the prior calendar year were holders of the certificates, see "Reports to Certificateholders" in the prospectus.

      [On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a [master servicer]
[manager] [trustee] will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable:

      o   the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

      o   the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

      o   the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to prepayment premiums;

      o   the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o   [if the related trust includes mortgage loans] the aggregate amount of advances included in that distribution (including, to the extent material, the general use of funds advanced and the general source of funds for reimbursement);

      o   [if the related trust includes mortgage loans] the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer, as well as the amount of compensation retained by or paid to the trustee, and any other fees or expenses accrued and paid from the trust fund;

      o   [if the related trust includes MBS] the amount of administrative compensation received by the REMIC administrator;

      o   information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                      S-141

      o   information about the weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the related mortgage assets on or about that distribution date;

      o   [if the related trust includes mortgage loans] information regarding the number and aggregate principal balance of those mortgage loans that are delinquent [with, to the extent material, the information described in Item 1100(b)(5) of Regulation AB];

      o   [if the related trust includes mortgage loans] information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

      o   the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual
          certificates, if any, if Accrued Certificate Interest has been added to that balance;

      o   [if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate] the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

      o   the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o   [if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond] the amount of coverage under each instrument as of the close of business on that distribution date;

      o   the amount of credit support being afforded by any classes of subordinate certificates;

      o   [material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice];

      o   [material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice]; and

      o   [if applicable to a transaction] information regarding any tests used for determining the early amortization, liquidation or other performance trigger and whether the trigger was met;

                                      S-142

      In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage.]

      In addition, the trustee will provide or make available on each distribution date to each certificateholder, a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

      (1)   A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A to this prospectus supplement (which is included in and is a part of this prospectus supplement) in the tables under the caption "Characteristics of the
            Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement.

      (2)   A CMSA delinquent loan status report.

      (3)   A CMSA historical loan modification and corrected loan report.

      (4)   A CMSA historical liquidation report.

      (5)   A CMSA REO status report.

      (6)   A CMSA servicer watch list.

      The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

      Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the form provided in the pooling and servicing agreement, which forms are subject to change:

      o   a CMSA comparative financial status report; and

      o   a CMSA loan periodic update file.

                                      S-143

      In addition, the master servicer or special servicer, as applicable, is also required to perform for each mortgaged property and REO property:

      o   Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended [  ], a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the operating statement analysis upon request.

      o   Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in the clause above. The master servicer will deliver to the trustee by electronic means the
          CMSA NOI adjustment analysis worksheet upon request.

      Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by
DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

INFORMATION AVAILABLE ELECTRONICALLY

      The trustee will make available each month, via its Internet website
initially located at [    ], the distribution date statement and the trustee
reports (including the CMSA investor reports described above). Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee's website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under

                                      S-144

the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source. The trustee may post Form 10-D filings on its website if it has the facilities to do so.

      In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

OTHER INFORMATION

      The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

      o   the pooling and servicing agreement and any amendments;

      o   all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

      o   all officers' certificates and accountants' reports delivered to the trustee since the settlement date as described under "The Pooling and
          Servicing Agreements--Evidence as to Compliance" in the prospectus;

      o   the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

      o   the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;
          and

      o   the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

      The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be

                                      S-145

deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the internet.

      Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each shall condition such disclosure upon such certificate owner entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

                                      S-146

                                    GLOSSARY

BALLOON PAYMENT INTEREST EXCESS -- If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees and, if applicable, excess interest) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a
Balloon Payment Interest Excess.

BALLOON PAYMENT INTEREST SHORTFALL -- If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest
Shortfall.

NET AGGREGATE PREPAYMENT INTEREST SHORTFALL -- The Net Aggregate Prepayment
Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment
Interest Shortfalls.

NET MORTGAGE RATE -- The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the master servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

PREPAYMENT INTEREST EXCESS -- If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

PREPAYMENT INTEREST SHORTFALL -- If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest
Shortfall.

WEIGHTED AVERAGE NET MORTGAGE RATE -- The Weighted Average Net Mortgage Rate for
each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                      S-147

                                     ANNEX A
                      CHARACTERISTICS OF THE MORTGAGE LOANS

      The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this
Annex A may not equal the indicated total under such column due to rounding.

      For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the certain loan payment terms below:

      (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i)
the allowance for vacancies and losses (such amount, the "underwritten revenue")
and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of (a) and (b), the
"underwritten expenses") and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

      In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and

                                       A-1

leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

      (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

      (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio,"
"DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves, that the principal balance of the mortgage loan is reduced by the amount of the earnout.

      Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

      (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No

                                       A-2

representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan, (a)
the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b)
the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated.

      (6) "Square feet," "sq. ft.," "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leaseable area.

      (7) "Units," "Pads," "Rooms" or "Spaces" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads, (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units and (5) in the case of a mortgaged property operated as a parking garage, the number of parking spaces.
For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

      (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

      (9) "Scheduled Maturity or ARD Balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

      (10) "Scheduled maturity date LTV" means, for any balloon loan, the balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property.

      (11) "Interest rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

      (12) "Administration Fee Rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing

                                       A-3

of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

      (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of the prepayment lockout period; "defeasance," which means the duration of any defeasance period; and, where applicable, "(greater than) YM or 5%" which means the greater of the yield maintenance charge or 5% of the outstanding principal balance; "(greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance; and
"YM" which means yield maintenance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

      (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

      (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

      (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI"
for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

      (17) "Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space" for any
mortgage loan means the cut-off date balance of that mortgage loan divided by
Sq.Ft./Unit/Pad/ Room/Space, as applicable.

                                       A-4

                     ANNEX A - DESCRIPTION OF MORTGAGE POOL

Fields:

Control Number
Loan Group
Loan Number
Loan Originator
Property Name
Address
City
State
Zip Code
County
Number of Properties
Property Type
Related Groups
Original Balance ($)
Current Balance ($)
Percent of Aggregate Initial Pool Balance
Cumulative Percentage of Aggregate Initial Pool Balance
Percentage of Loan Group 1
Cross Collateralized/ [Cross-Defaulted]
Interest Rate
Administration Fee Percentage
Accrual Type
Amortization Type
Note Date
First Payment Date
Original Interest Only Period
Remaining Interest Only Period
Seasoning
Original Term to Maturity
Remaining Term to Maturity
Original Amortization
Remaining Amortization
Payment Due Date
Grace Default Period
Maturity Date or ARD
Scheduled Maturity or ARD Balance ($)
Prepayment Provision
Annual Debt Service
Most Recent NOI ($) [Provide net operating income and net cash flow information, as well as the components of net operating income and net cash flow, for each property.]
Most Recent NOI Date

                                       A-5

Underwritten NOI
Underwritten NCF
Underwritten NCF DSCR (x)
Appraised Value ($)
Appraisal Date
Cut-Off Date LTV (%)
Scheduled Maturity or ARD Date LTV (%)
Year Built
Year Recovered
Total Sq. Ft./Units/Pads/Rooms/Spaces
Unit Description
Cut-Off Date Balance per Sq. Ft/Unit/Pad/Room/Spaces
Occupancy %
Occupancy Date
Ownership Interest
Lockbox
Upfront Escrows
      Capex Reserve ($)
      Environmental Reserve ($)
      TI/LC Reserve ($)
      Real Estate Tax Reserve ($)
      Insurance Reserve ($)
      Other Reserve
Monthly Escrows
      Capex Reserve ($)
      Environmental Reserve ($)
      TI/LC Reserve ($)
      Real Estate Tax Reserve ($)
      Insurance Reserve ($)
      Other Reserve
Single Tenant
Largest Tenant
      Largest Tenant
      Unit Size
      Lease Expiration
2nd Largest Tenant
      2nd Largest Tenant
      Unit Size
      Lease Expiration
3rd Largest Tenant
      3rd Largest Tenant
      Unit Size
      Lease Expiration
Loan Purpose

                                       A-6

                                     DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                     Percentage                                                       Weighted
                                         of                                     Minimum    Maximum    Average
  Cut-Off                            Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
   Date        Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service    Service    Service    Average
  Balance      Mortgage     Date        Date       Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
Distribution     Loans     Balance    Balance     Balance   Balance   Balance    Ratio      Ratio      Ratio       Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
                Average
  Cut-Off      Remaining                         Weighted
   Date         Term to    Minimum    Maximum    Average
  Balance      Maturity    Cut-Off    Cut-Off    Cut-Off
Distribution     (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                              DISTRIBUTION OF PROPERTY TYPES

                                     Percentage                                                       Weighted
                                         of                                     Minimum    Maximum    Average
                                     Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
               Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service    Service    Service    Average
  Property      Mortgage    Date        Date       Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
    Type       Properties  Balance    Balance     Balance   Balance   Balance    Ratio      Ratio      Ratio       Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
                Average
               Remaining                         Weighted
                Term to    Minimum    Maximum     Average
  Property     Maturity    Cut-Off    Cut-Off     Cut-Off
    Type         (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                       A-7

                                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                 Percentage                                                        Weighted
Range of                             of                                      Minimum    Maximum    Average
  Debt                           Aggregate    Minimum    Maximum   Average     Debt       Debt       Debt     Weighted
Service    Number of   Cut-Off    Cut-Off     Cut-Off    Cut-Off   Cut-Off   Service    Service    Service    Average
Coverage   Mortgage     Date        Date        Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
 Ratios      Loans     Balance    Balance     Balance    Balance   Balance    Ratio      Ratio      Ratio       Rate
----------------------------------------------------------------------------------------------------------------------

           Weighted
Range of    Average
  Debt     Remaining                         Weighted
Service     Term to    Minimum    Maximum     Average
Coverage   Maturity    Cut-Off    Cut-Off     Cut-Off
 Ratios      (mos)     Date LTV   Date LTV   Date LTV
-----------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                        DISTRIBUTION OF MORTGAGE INTEREST RATES

                                 Percentage                                                        Weighted
                                     of                                      Minimum    Maximum    Average
Range of                         Aggregate    Minimum    Maximum   Average     Debt       Debt       Debt     Weighted
Mortgage   Number of   Cut-Off    Cut-Off     Cut-Off    Cut-Off   Cut-Off   Service    Service    Service    Average
Interest   Mortgage     Date        Date        Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
 Rates       Loans     Balance    Balance     Balance    Balance   Balance    Ratio      Ratio      Ratio       Rate
----------------------------------------------------------------------------------------------------------------------

           Weighted
            Average
Range of   Remaining                         Weighted
Mortgage    Term to    Minimum    Maximum     Average
Interest   Maturity    Cut-Off    Cut-Off     Cut-Off
 Rates       (mos)     Date LTV   Date LTV   Date LTV
-----------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                       A-8

                                            DISTRIBUTION OF AMORTIZATION TYPES

                                     Percentage                                                       Weighted
                                         of                                     Minimum    Maximum    Average
                                     Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
               Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service    Service    Service    Average
Amortization   Mortgage     Date        Date        Date     Date      Date     Coverage   Coverage   Coverage   Mortgage
   Types         Loans     Balance    Balance     Balance   Balance   Balance    Ratio      Ratio      Ratio       Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
                Average
               Remaining                         Weighted
                Term to    Minimum    Maximum     Average
Amortization   Maturity    Cut-Off    Cut-Off     Cut-Off
   Types         (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

(a) Includes three loans with interest only periods of up to 60 months.

                                    DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                     Percentage                                                       Weighted
  Range of                               of                                     Minimum    Maximum    Average
  Cut-Off                            Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
 Date Loan-    Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service    Service    Service    Average
  to-Value     Mortgage     Date        Date        Date     Date      Date     Coverage   Coverage   Coverage   Mortgage
   Ratios        Loans     Balance    Balance     Balance   Balance   Balance    Ratio      Ratio      Ratio       Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
  Range of      Average
  Cut-Off      Remaining                         Weighted
 Date Loan-     Term to    Minimum    Maximum     Average
  to-Value     Maturity    Cut-Off    Cut-Off     Cut-Off
   Ratios        (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                       A-9

                                       DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                     Percentage                                                       Weighted
                                         of                                     Minimum     Maximum    Average
                                     Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
               Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service     Service    Service    Average
  Property     Mortgage     Date        Date       Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
   State         Loans     Balance    Balance     Balance   Balance   Balance    Ratio       Ratio      Ratio      Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
                Average
               Remaining                         Weighted
                Term to    Minimum    Maximum     Average
  Property     Maturity    Cut-Off    Cut-Off     Cut-Off
   State         (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                       DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                      Percentage                                                       Weighted
                                          of                                     Minimum     Maximum    Average
  Range of                            Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
  Remaining     Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service     Service    Service    Average
Amortizations   Mortgage     Date        Date       Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
 Terms (mos.)     Loans     Balance    Balance     Balance   Balance   Balance    Ratio       Ratio      Ratio      Rate
--------------------------------------------------------------------------------------------------------------------------

                Weighted
                 Average
  Range of      Remaining                         Weighted
  Remaining      Term to    Minimum    Maximum     Average
Amortizations   Maturity    Cut-Off    Cut-Off     Cut-Off
 Terms (mos.)     (mos)     Date LTV   Date LTV   Date LTV
----------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                      A-10

                                        DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                     Percentage                                                       Weighted
  Range of                               of                                     Minimum     Maximum    Average
  Original                           Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
  Terms to     Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service     Service    Service    Average
  Maturity     Mortgage     Date        Date       Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
   (mos.)        Loans     Balance    Balance     Balance   Balance   Balance    Ratio       Ratio      Ratio      Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
  Range of      Average
  Original     Remaining                         Weighted
  Terms to      Term to    Minimum    Maximum     Average
  Maturity     Maturity    Cut-Off    Cut-Off     Cut-Off
   (mos.)        (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                        DISTRIBUTION OF REMAINING TERM TO MATURITY

                                     Percentage                                                       Weighted
  Range of                               of                                     Minimum     Maximum    Average
 Remaining                           Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
  Terms to     Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service     Service    Service    Average
  Maturity     Mortgage     Date        Date       Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
   (mos.)        Loans     Balance    Balance     Balance   Balance   Balance    Ratio       Ratio      Ratio      Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
  Range of      Average
 Remaining     Remaining                         Weighted
  Terms to      Term to    Minimum    Maximum     Average
  Maturity     Maturity    Cut-Off    Cut-Off     Cut-Off
   (mos.)        (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                      A-11

                                          DISTRIBUTION OF PREPAYMENT PROVISIONS

                                     Percentage                                                       Weighted
                                         of                                     Minimum     Maximum    Average
                                     Aggregate    Minimum   Maximum   Average     Debt       Debt       Debt     Weighted
               Number of   Cut-Off    Cut-Off     Cut-Off   Cut-Off   Cut-Off   Service     Service    Service    Average
 Prepayment    Mortgage     Date        Date       Date      Date      Date     Coverage   Coverage   Coverage   Mortgage
 Provisions      Loans     Balance    Balance     Balance   Balance   Balance    Ratio       Ratio      Ratio      Rate
-------------------------------------------------------------------------------------------------------------------------

               Weighted
                Average
               Remaining                         Weighted
                Term to    Minimum    Maximum     Average
 Prepayment    Maturity    Cut-Off    Cut-Off     Cut-Off
 Provisions      (mos)     Date LTV   Date LTV   Date LTV
---------------------------------------------------------

Total/Avg./Wtd.____________________________________

Avg./Min/Max:______________________________________

                                      A-12

                                     ANNEX B
                           SIGNIFICANT MORTGAGE LOANS

                              [Top Ten Loan - Name]

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                               ORIGINAL               CUT-OFF DATE
                               --------               ------------

BALANCE:                       $ [ ]                     $ [ ]

% OF POOL BY UBP:              [ ] %

ORIGINATION DATE:              [  ]

ORIGINATOR:                    Capmark Finance

COUPON:                        [  ] %
                               [  ]
INTEREST ACCRUAL:
                               [  ]
TERM:
                               [  ]
AMORTIZATION:
                               [  ]
OWNERSHIP INTEREST:
                               [  ]
PAYMENT DATE:
                               [  ]
MATURITY DATE:
                               [  ]
SPONSOR:
                               [  ]
BORROWER:
                               [  ]
CALL PROTECTION/
LOCKOUT:

CUT-OFF DATE LOAN            $ [  ]
PSF(1):

UP-FRONT RESERVES(2):          [Type of Reserve]:        $ [ ]

ONGOING/SPRINGING              [  ]
RESERVES(2):

CASH MANAGEMENT(3):            [Lockbox Type]
                             Permitted/ Not Permitted
ADDITIONAL SECURED/
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        [ ]
                               [ ]
PROPERTY TYPE:
                               [ ]
PROPERTY LOCATION:

OCCUPANCY:                     [ ] %
                               [ ]
OCCUPANCY AS OF DATE:
                               [ ]
YEAR BUILT:
                               [ ]
YEAR RENOVATED:
                               [ ]
COLLATERAL:
                               [ ]
PROPERTY MANAGEMENT:

APPRAISED VALUE:               $ [ ]

APPRAISED VALUE DATE:          [ ]

CUT-OFF DATE LTV(1):           [ ] %

BALLOON LTV(1):                [ ] %

U/W NOI(1):                    $ [ ]

U/W NCF(1):                    $ [ ]

ANNUAL DEBT
SERVICE(1):                    $ [ ]

U/W NOI DSCR(1):               [ ] x

U/W NCF DSCR(1):               [ ] x
--------------------------------------------------------------------------------

_______________________________

(1)   See "Reserves" below.

(3)   See "Lockbox; Sweep of Excess Cash Flow" below.

                                       B-1

      The Borrower. [Description of the Borrower and include net operating income for the most recent fiscal year and interim period as per Item 1112(b) &
1101(k)(2)].

      The Loan. [Description of the loan].

      The Property. [Description of the Property].

      Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the [Loan name] Property:

-------------------------------------------------------------------------------------------------------------------
                         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)
-------------------------------------------------------------------------------------------------------------------
                                                                               % OF TOTAL   ANNUALIZED
                                  CREDIT RATING                   ANNUALIZED   ANNUALIZED    U/W BASE
                                  (MOODY'S/S&P/   TENANT   % OF    U/W BASE       U/W        RENT PER      LEASE
a         Tenant Name                FITCH)        NRSF    NRSF      RENT      BASE RENT       NRSF      EXPIRATION
-------------------------------------------------------------------------------------------------------------------

1..............................        [ ]         [ ]     [ ]    $  [ ]          [ ] %      $ [ ]          [ ]

2..............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

3..............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

4. ............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

5..............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

6..............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

7..............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

8..............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

9..............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]

10.............................        [ ]         [ ]     [ ]       [ ]          [ ]          [ ]          [ ]
-------------------------------------------------------------------------------------------------------------------
          TOTALS/AVG.                              [ ]     [ ]       [ ]          [ ]          [ ]
===================================================================================================================

(1)   Annualized Underwritten Base Rent excludes vacant space.

      Lease Expiration. The following table shows the lease expiration schedule for the [Loan Name] Property:

---------------------------------------------------------------------------------------------------------
                                      LEASE EXPIRATION SCHEDULE(1)
---------------------------------------------------------------------------------------------------------
                NUMBER
                  OF                                                         APPROXIMATE %    ANNUALIZED
YEAR ENDING    TENANTS    EXPIRING   % OF    CUMULATIVE %     ANNUALIZED     OF TOTAL U/W   U/W BASE RENT
DECEMBER 31    EXPIRING     NRSF     NRSF    OF TOTAL NRSF   U/W BASE RENT    BASE RENT           PSF
---------------------------------------------------------------------------------------------------------

  2005(2)        [ ]        [ ]       [ ] %       [ ] %         $ [ ]            [ ]             [ ]

   2006          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2007          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2008          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2009          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2010          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2011          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2012          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2013          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2014          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2015          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2016          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

   2017          [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

  2018 +         [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]

  Vacant         [ ]        [ ]       [ ]         [ ]             [ ]            [ ]             [ ]
---------------------------------------------------------------------------------------------------------
TOTALS/AVG.      [ ]        [ ]       [ ]                         [ ]            [ ] %         $ [ ]
=========================================================================================================

                                       B-2

      Reserves. [Description of Required Reserves].

      Insurance Requirements. [Description of required insurance].

      Lockbox; Sweep of Excess Cash Flow. [Description of management of rental income].

      Mezzanine Loan. [Permitted/ Not Permitted].

      Additional Debt. [Additional debt permitted, if so, describe such debt].

      Renovation. [Describe any proposed program for renovation, improvement or development of the property including the estimated cost and the method of financing the transaction for each commercial mortgage loan that represents 10%
or more of the mortgage pool].

      Market Analysis. [Describe the general competitive conditions to which the mortgaged loan property are or may be subject to for each commercial mortgage loan that represents 10% or more of the mortgage pool].

      Historical Occupancy Data. [Describe the occupancy rate expressed as a percentage for the last five years to the extent available for each commercial mortgage loan that represents 10% or more of the mortgage pool].

      Principal Business. [Describe the principal business, occupations and professions carried on in, or from the mortgaged loan property for each commercial mortgage loan that represents 10% or more of the mortgage pool].

      Significant Tenants. [Describe for tenants occupying 10% or more of the total rentable square footage of such properties and principal nature of business of such tenant, and the principal provisions of the leases with those tenants including, but not limited to: rental per annum, expiration date and renewal options for each commercial mortgage loan that represents 10% or more of the mortgage pool].

      Average Annual Rent. [Disclose the average annual rental per square foot or unit for each of the last three years prior to the date of filing to the extent available for each commercial mortgage loan that represents 10% or more of the mortgage pool].

                                       B-3

                                     ANNEX C
                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Capmark Mortgage
Securities Inc. Mortgage Pass-Through Certificates, Series [ ] (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or
Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex C have the meanings assigned to them in the prospectus supplement and the prospectus.

      Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between
Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

      Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

      Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their global securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

                                       C-1

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

      Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date.
Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

                                       C-2

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a)   borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b)   borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or
            Euroclear account to settle the sale side of the trade; or

      (c)   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the
            Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of global securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the

                                       C-3

30% U.S. withholding tax that generally applies to payments of interest
(including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of
Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within
30 days of that change.

      Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct
of a Trade or Business in the United States) or substitute form.

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN
(Certificate of Foreign Status of Beneficial Owner for United States
Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial
Owner or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and
Form W-8ECI is effective for three calendar years.

      The term "U.S. person" means (1) a citizen or resident of the United
States, (2) a corporation or partnership organized in or under the laws of the
United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.
federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                       C-4

                                     ANNEX D
                      STRUCTURAL AND COLLATERAL TERM SHEET

                                       D-1

PROSPECTUS

                        CAPMARK MORTGAGE SECURITIES INC.
                              Sponsor and Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES

      THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH AN ISSUING ENTITY AND ISSUE
A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT ISSUING ENTITY.

      THE CERTIFICATES IN A SERIES:

      o     will be paid only from the assets of the issuing entity created for that series; and

      o     may be divided into multiple classes of certificates having different rights as to payments, security and priority.

      THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

      o     multifamily or commercial mortgage loans; or

      o     securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 IN THIS
PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

THE DATE OF THIS PROSPECTUS IS           , 2006.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates in two separate documents that progressively provide more detail:

      o     this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o     the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

      o     the timing of interest and principal payments;

      o     financial and other information about the mortgage loans;

      o     any credit enhancement for each class;

      o     the ratings for each class; and

      o     the method for selling the certificates.

      THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A
DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE
SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from Capmark
Mortgage Securities Inc. at (215) 328-4622 or 200 Witmer Road, Horsham,
Pennsylvania 19044-8015. See "Where You Can Find Additional Information" in the
related prospectus supplement and "Incorporation of Information by Reference" in
this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

      You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 119 in this prospectus.

                                        i

                                   (continued)

                                       ii

                                   (continued)

                                       iii

                                   (continued)

                                       iv

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE ISSUING ENTITIES

The depositor will deposit a pool of mortgage assets and related property and interests into each trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See
"Description of the Mortgage Assets--Payment Provisions of the Mortgage Loans"
in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See
"Description of the Mortgage Assets--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.

THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by Capmark Finance Inc., another affiliate of the depositor. See
"Description of the Mortgage Assets--Mortgage Loans" in this prospectus.

THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE ISSUING
ENTITIES

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be Capmark Finance Inc. or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "Capmark Finance Inc." and "Servicing of the Mortgage
Loans--The Servicers" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-

                                        1

backed certificates and the issuing entity related to your certificates.

THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

      o   the initial principal balance if that class receives principal;

      o   the initial interest rate if that class receives interest;

      o   whether that class is subordinated;

      o   whether each class will receive distributions from all or a portion of the mortgage loans; and

      o   any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.

INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

      o   priority in receiving interest payments;

      o   payment dates;

      o   interest rates; or

      o   methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations,"
"Yield and Maturity Considerations--Shortfalls in Collections of Interest" and
"Description of the Certificates--Distributions of Interest on the Certificates"
in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

      o   its priority of principal payments;

                                        2

      o   periods during which certificateholders receive principal payments;

      o   the amount of scheduled principal it is entitled to receive on each payment date; or

      o   the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME
CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

      o   whether credit support covers any classes of certificates;

      o   the type, amount and extent of coverage;

      o   the identity of any entity providing the coverage; and

      o   the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors--Credit support is limited," "Description of Credit
Support" and "Description of the Certificates--Credit Support and Cash Flow
Agreements" in this prospectus.

RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Ratings" in this prospectus and in your prospectus supplement.

                                        3

                                  RISK FACTORS

      You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND AN      The underwriters may assist in resales of
INVESTOR TO PURCHASE YOUR              certificates, but they are not required to do so. A
CERTIFICATES                           secondary market for your certificates may not
                                       develop. If a secondary market does develop, it might
                                       not continue or it might not be sufficiently liquid to
                                       allow you to resell any of your certificates.
                                       Illiquidity also could have an adverse effect on the
                                       market value of your certificates. The related
                                       prospectus supplement will state whether the
                                       certificates will be listed on any securities
                                       exchange.

THE CERTIFICATES ARE NOT GUARANTEED    Unless so specified in your prospectus supplement, no
                                       governmental agency or any other person guarantees or
                                       insures payments on the certificates of a particular
                                       series or any of the underlying mortgage assets. The
                                       depositor, the mortgage loan seller(s), the master
                                       servicer and the special servicer will have limited
                                       obligations and will not be obligated to make payments
                                       on the certificates. See "The certificates will only
                                       be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND           Each trust generally will consist of a smaller number
MULTIFAMILY MORTGAGE LOANS IS          of higher balance loans than would a pool of
RISKIER THAN INVESTMENT IN             single-family loans of comparable aggregate unpaid
SINGLE-FAMILY MORTGAGE LOANS           principal balance. Accordingly, the concentration of
                                       default, foreclosure and loss risks in individual
                                       mortgage loans in a particular trust generally will be
                                       greater than for pools of single-family loans. A
                                       description of material considerations associated with
                                       investments in mortgage loans is included in this
                                       prospectus under "Legal Aspects of Mortgage Assets."
                                       See also "Originators--Underwriting Considerations" in
                                       this prospectus.

                                       In contrast to single-family loans, the ability of a
                                       borrower to repay a loan secured by an
                                       income-producing property typically depends mainly on
                                       the operating income produced by that property, not on
                                       the independent income or assets of the borrower. If
                                       the net operating income of the property is reduced,
                                       the borrower's ability to repay the loan may be
                                       impaired and losses may be realized on the mortgage
                                       loans. As a result, mortgage loans made on the
                                       security of multifamily or commercial property may
                                       have a greater

                                        4

                                       likelihood of delinquency and foreclosure, and a
                                       greater likelihood of loss, delinquency and
                                       foreclosure than loans made on the security of
                                       owner-occupied single-family residential property.

                                       Your investment in the certificates will subject you
                                       to the risks of owning an interest in commercial and
                                       multifamily real estate. Your investment in the
                                       mortgage assets may be adversely affected by factors
                                       that affect the value of interests in real property
                                       and of loans secured by those interests including:

                                       o    changes in general or local economic conditions
                                            or specific industry segments;

                                       o    declines in real estate values;

                                       o    declines in rental or occupancy rates;

                                       o    increases in interest rates, real estate tax
                                            rates and other operating expenses;

                                       o    changes in governmental rules, regulations and
                                            fiscal policies, including environmental
                                            legislation; and

                                       o    natural disasters and civil disturbances such as
                                            earthquakes, hurricanes, floods, eruptions or
                                            riots.

                                       Factors that adversely affect the mortgage assets for
                                       a particular series may cause the rates of
                                       delinquencies, foreclosures and losses on those
                                       mortgage assets to be higher than would otherwise be
                                       the case. To the extent your certificates are not
                                       covered by credit support, you will bear all of the
                                       risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS OR     To maximize recoveries on defaulted mortgage loans,
EXTENSIONS OF THE MATURITY DATE        the master servicer or a special servicer may, under
AGREED TO BY THE SERVICER MAY NOT      certain limited circumstances, extend the maturity
ULTIMATELY INCREASE THE PRESENT        date of and otherwise modify mortgage loans that are
VALUE OF PROCEEDS TO                   in default or as to which a payment default is
CERTIFICATEHOLDERS                     reasonably foreseeable. See "The Pooling and Servicing
                                       Agreements and Servicing Practices--Process For
                                       Handling Defaults By A Borrower Under Mortgage
                                       Loans--Realization Upon Defaulted Mortgage Loans" in
                                       this prospectus. There is no guarantee, however, that

                                       5

                                       an extension or modification will in fact increase the
                                       present value of receipts from, or proceeds of, the
                                       affected mortgage loans.

                                       See "Description of the Mortgage Pool" in the
                                       accompanying prospectus supplement for a description
                                       of these or other types of special risk loans in the
                                       mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED              The prospectus supplement for your series of
                                       certificates may specify that credit support will
                                       provide protection against losses on the underlying
                                       mortgage assets up to specified amounts and for the
                                       benefit of specified classes of certificates. If any
                                       losses are incurred on the mortgage loans that are not
                                       covered by the credit enhancement for your class of
                                       certificates, you will bear the risk of these losses.
                                       See "Credit Support" in your prospectus supplement for
                                       a description of any forms of credit support that
                                       apply to your certificates.

                                       Although credit support is intended to reduce the
                                       likelihood of temporary shortfalls on the
                                       certificates, you should be aware that:

                                       o    The amount of coverage usually is limited.

                                       o    The amount of coverage usually will be reduced
                                            over time according to a schedule or formula.

                                       o    Credit support may not cover all potential losses
                                            on the mortgage loans. For example, credit
                                            support may not cover loss by reason of fraud or
                                            negligence by a mortgage loan originator or other
                                            parties.

                                       o    Credit support may provide coverage only to some
                                            certificates and not other certificates of the
                                            same series. If principal payments on one or more
                                            classes are made in a specified order of
                                            priority, any related credit support may be
                                            exhausted before the principal of the later paid
                                            classes has been repaid in full. As a result,
                                            losses and shortfalls experienced on the mortgage
                                            assets may have a greater impact upon those
                                            classes having a later right of payment.

                                              6

                                       o    If the applicable rating agencies believe that
                                            the rating on the certificates will not be
                                            adversely affected, credit support may be reduced
                                            or terminated without the consent of
                                            certificateholders.

                                       The loss experience on the related mortgage assets
                                       underlying your certificates may exceed the levels of
                                       losses covered by the amount of credit support for
                                       your certificates. If this happens, you will bear the
                                       losses on the mortgage assets in excess of available
                                       credit support for your class. See "Description of the
                                       Certificates--Allocation of Losses and Shortfalls" and
                                       "Description of Credit Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL HAVE   The price you paid for your certificates and the rate
DIFFERENT YIELD AND PREPAYMENT         of principal payments on the mortgage assets in the
CONSIDERATIONS                         applicable trust will affect the yield to maturity of
                                       your certificates. The rate of principal payments
                                       depends on scheduled payments of interest and
                                       principal, the rate of prepayments, liquidations due
                                       to defaults and repurchases. If the rate of
                                       prepayments on the mortgage assets related to your
                                       certificates is higher or lower than you anticipated,
                                       the yield to maturity on your certificates may be
                                       adversely affected. The yield on some types of
                                       certificates is more sensitive to variations in
                                       prepayments than others. For example, certificates
                                       that receive only payments of interest are especially
                                       sensitive to variations in the rate of prepayments. If
                                       the rate of prepayments is high, or if a redemption or
                                       call feature of the certificates or the underlying
                                       mortgage assets occurs, the holders of these
                                       certificates may not fully recover their initial
                                       investment. In addition, the following types of
                                       certificates also may be particularly sensitive to the
                                       rate of prepayment on the related mortgage assets:

                                       o    classes that receive distributions of interest or
                                            principal commencing only after the occurrence of
                                            specific events;

                                       o    classes that are only entitled to receive
                                            distributions of interest accrued on a notional
                                            principal balance;

                                       o    classes that are entitled to receive
                                            disproportionately small or no interest
                                            distributions;

                                              7

                                       o    certificates with a pass-through rate that
                                            fluctuates inversely with an index; or

                                       o    classes of a series that includes multiple
                                            classes of certificates.

                                       The rate of principal payments on groups of mortgage
                                       loans varies within and among pools. Principal
                                       payments are influenced by economic, demographic,
                                       geographic, social, tax, legal and other factors,
                                       including prevailing mortgage market interest rates
                                       and the particular terms of the mortgage loans, such
                                       as provisions that prohibit voluntary prepayments
                                       during specified periods or impose penalties on
                                       voluntary prepayments. There is no guarantee as to the
                                       actual rate of prepayment on the mortgage assets in
                                       any trust, or that the rate of prepayment will conform
                                       to any model described in this prospectus or in any
                                       prospectus supplement. See "Yield and Maturity
                                       Considerations" in this prospectus. See also "Risk
                                       Factors" and "Yield and Maturity Considerations" in
                                       your prospectus supplement for more information
                                       concerning the prepayment risks applicable to your
                                       certificates.

ASSIGNMENTS OF LEASES AND RENTS MAY    If a mortgaged property is subject to leases, the
AFFECT PAYMENTS TO CERTIFICATEHOLDERS  related mortgage loan typically will be secured by an assignment of leases and rents. Under this assignment,
                                       the borrower assigns its right under the leases to the
                                       lender and upon default, the lender is entitled to
                                       collect rents.

                                       Some state laws may require the lender to take
                                       possession of the mortgaged property and obtain a
                                       judicial appointment of a receiver before the lender
                                       is entitled to collect rents. The lender's ability to
                                       collect rents also may be adversely affected if
                                       bankruptcy or similar proceedings are commenced by or
                                       against a borrower. If a lender is prevented or
                                       delayed in collecting rents, payments on your
                                       certificates may be reduced or delayed. See "Legal
                                       Aspects of Mortgage Assets--Leases and Rents" in this
                                       prospectus.

ENVIRONMENTAL CONDITIONS MAY SUBJECT   Real property pledged as security for a mortgage loan
THE MORTGAGED PROPERTY TO LIENS OR     may be subject to environmental risks. Under some
IMPOSE COSTS ON THE PROPERTY OWNER     state laws, contamination of real property may give
                                       rise to a lien on the property to assure the costs of
                                       cleanup. In several states, that lien has priority
                                       over an existing

                                              8

                                       mortgage lien on the property. In addition, under the
                                       laws of some states and under the federal
                                       Comprehensive Environmental Response, Compensation and
                                       Liability Act of 1980, a lender, either before or
                                       after foreclosure of the mortgage, may be liable, as
                                       an "owner" or "operator," for costs of addressing
                                       releases or threatened releases of hazardous
                                       substances at a property. This liability may exist if
                                       agents or employees of the lender have become
                                       sufficiently involved in the operations of the
                                       borrower. This liability may exist regardless of
                                       whether the environmental damage or threat was caused
                                       by the borrower or a prior owner.

                                              9

                              CAPMARK FINANCE INC.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. ("Capmark Finance") in May 2006. Capmark Finance is a wholly-owned subsidiary of Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts
& Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners.
The minority owners of Capmark Financial Group consist of GMAC Mortgage Group
Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries. Unless otherwise indicated in the related prospectus supplement,
Capmark Finance will act as the sponsor of the transaction, an originator of certain mortgage loans, as the master servicer and, if specified in the related prospectus supplement, as the special servicer or the manager, and is also an affiliate of the depositor. The principal offices of Capmark Finance are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215)
328-4622.

      Capmark Finance performs a number of domestic commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark Finance's securitization activities relate to its commercial mortgage loan origination business. Other than the securitization of commercial mortgage loans, it, or one of its affiliates, has also securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations.

      Capmark Finance originates or purchases commercial mortgage loans with the intent to sell the loans in the secondary market. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations.
As such, Capmark Finance relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Capmark Finance originates mortgage loans through its own mortgage banking network and, on occasion, buys mortgage loans from originators or sellers nationwide. Capmark Finance offers commercial and multifamily mortgage loans and ultimately sells the loans in the secondary market or to an affiliate for final sale or securitization. The originator of any mortgage loan may be Capmark Finance Inc., another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

      Capmark Finance has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. See also "Originators"
herein and "Capmark Finance Inc.--Capmark Finance's Underwriting Standards and
Origination Procedures" in the related prospectus supplement for a discussion of the underwriting criteria. In its capacity as sponsor, Capmark Finance organizes and initiates a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark Finance participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the

                                       10

mortgage loans to be included in a particular transaction. See "Capmark Finance
Inc." in the related prospectus supplement.

      See "Capmark Finance Inc." in the related prospectus supplement for a description of the sponsor's commercial mortgage loan underwriting standards and origination procedures.

      Capmark Finance's mortgage servicing activities include master servicing and special servicing of a portfolio of multifamily and commercial mortgage loans for its own account and for others. See "Servicing of the Mortgage
Loans--The Master Servicer and the Special Servicer" in the related prospectus supplement.

                        CAPMARK MORTGAGE SECURITIES INC.

      Capmark Mortgage Securities Inc., the depositor, is a wholly-owned subsidiary of Capmark Finance Inc. which is a wholly-owned subsidiary of Capmark
Financial Group Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of, and is engaged in the business of, serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200
Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215)
328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

      Pursuant to the related pooling and servicing agreement, the depositor will establish a trust in connection with the issuance of the securities and assigns its interest in the mortgage assets to such trust. Following the issuance of the securities, the depositor may, but is not obligated to, enforce the obligations of the master servicer, and the special servicer, if applicable, under the related pooling and servicing agreement and may, but is not obligated to perform any defaulted obligation of the master servicer or the special servicer there under or exercise the rights of the master servicer or the special servicer there under. The depositor also has additional ongoing obligations following the issuance of the securities. The depositor will direct the mortgage loan sellers, as applicable, to deliver and deposit with the trustee (or such custodian appointed by the trustee) the related mortgage files for the mortgage loans assigned by such seller. In addition, the depositor will, upon the resignation of the trustee, appoint a successor trustee acceptable to the master servicer and provide certain private offering memoranda to the trustee in connection with the sale of any non-registered securities of the related transaction.

      The pooling and servicing agreement will also provide that, except as set forth below, none of the depositor, nor any director, officer, employee or agent of the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that the depositor or any such person will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder.
The pooling and servicing agreement further provides that the depositor, and any director, officer, employee or agent of the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of

                                       11

willful misfeasance, bad faith or negligence in the performance of its respective duties thereunder or by negligent disregard of obligations and duties thereunder.

      In addition, the pooling and servicing agreement provides that the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the depositor.

      Any person into which the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor is a party or any person succeeding to the business of the depositor will be the successor of the depositor under the pooling and servicing agreement, provided that such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates that have been rated.

                   THE TRUST AND TRANSFER OF THE MORTGAGE POOL

      The depositor will deposit a pool of mortgage assets and related property and interests into each trust. The mortgage assets for each series of certificates may consist of mortgage loans and/or mortgage-backed securities.
These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the
Mortgage Assets--MBS" in this prospectus.

      Pursuant to the terms of the related pooling and servicing agreement, a new trust will be established by the depositor for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates.
Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The fiscal year end with respect to each trust will be as specified in the related prospectus supplement.
Each trust will be a common law trust formed under the laws of the state of New
York and will be administered pursuant to the terms of a pooling and servicing agreement as described herein under "The Pooling and Servicing Agreements and
Servicing Practices" and "The Trustee" and in the related prospectus supplement under "The Pooling and Servicing Agreement and Servicing Practices". No trust will be managed by a board of directors or persons performing similar functions.

                         SERVICING OF THE MORTGAGE LOANS

THE SERVICERS

      With respect to the mortgage loans in each trust, the related prospectus supplement will identify:

      o     the master servicer,

                                       12

      o     each servicer that is affiliated with the master servicer,

      o     each servicer that is unaffiliated with the master servicer and that services 10% or more of the pool assets in the securitization transaction, and

      o     certain other servicers whose responsibilities in the transaction include calculating or making distributions to holders of the certificates, performing workouts and foreclosures, or other aspects of the servicing of the pool assets.

      In addition, the related prospectus supplement will provide more detailed information for each servicer referenced above if that servicer services 20% or more of the pool assets in the transaction.

      Master Servicer

      As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that trust.

      The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and any instrument of credit support included in the related trust.

      Unless we tell you otherwise in the related prospectus supplement, Capmark
Finance Inc., which is an affiliate of Capmark Mortgage Securities Inc. and is a corporation duly organized and existing under the laws of the State of
California, will act as the master servicer or manager for each series of certificates.

      In the normal course of its master servicing, the master servicer may, in its sole discretion, engage independent contractors or agents (which, in certain cases, may be affiliated with the master servicer) to perform select duties
(including, but not limited to processing of borrower requests, property inspections, tax services, insurance reviews, and similar functions, provided, that the master servicer is not relieved of its obligation to perform such duties solely by virtue of such engagement.

                                       13

      Special Servicers

      One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the holder of subordinate certificates or another specified party. A special servicer for any series of certificates may be an affiliate of the sponsor, the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures, negotiating work-outs and responding to special requests. The special servicer may also be required to hire any sub-servicers necessary to assist the special servicer in servicing any mortgage loans. To the extent not otherwise described herein, the related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.

      Sub-Servicers

      Subject to limitations contained in the related pooling and servicing agreement, a master or special servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master or special servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the sponsor, the trustee, the depositor, master or special servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master or special servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master or special servicer will be required to monitor the performance of sub-servicers retained by it and will have the right, if so specified in the related sub-servicing agreement, to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

      Unless otherwise provided in the related prospectus supplement, a master or special servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master or special servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master or special servicer that retained it for expenditures which it makes, to the same extent the master or special servicer would be reimbursed under a pooling and servicing agreement. See "The
Pooling and Servicing Agreements and Servicing Practices--Servicing Compensation
and Payment of Expenses" and "Description of the Certificates--Certificate
Account--Withdrawals."

      In the normal course of its special servicing, the special servicer may, in its sole discretion, engage independent contractors or agents (which, in certain cases, may be affiliated with the special servicer) to perform select duties (including, but not limited to property management of REO properties, property inspections, preparation of third party reports, leasing of properties, brokering of properties and notes, and similar functions), provided, that the special servicer is not relieved of its obligation to perform such duties solely by virtue of such engagement.

                                       14

          THE POOLING AND SERVICING AGREEMENTS AND SERVICING PRACTICES

      The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

      The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "Capmark Mortgage Securities
Inc." Various servicer duties will be performed by either the master servicer or the special servicer as described in the related prospectus supplement and pooling and servicing agreement.

MAINTENANCE OF COLLECTIONS AND ACCOUNTS

      The master servicer for any trust, directly or through sub-servicers, will be required to maintain a certificate account, one or more escrow accounts or impound accounts, if required under the related pooling and servicing agreement and loan documents, for collection of any payment or proceeds with respect to the mortgage loans, the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items, and an
REO account, if required under the related pooling and servicing agreement and loan documents, for retention of revenues and other proceeds derived from REO properties.

                                       15

P&I AND SERVICING ADVANCES

      If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses.

      To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred.
Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both (plus accrued interest) will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series. The related pooling and servicing agreement may permit the person making an advance to defer recovery of that advance, subject to certain limitations on the duration of the deferral specified in the pooling and servicing agreement.

      In addition, unless otherwise specified in the related prospectus supplement, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans, and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date.

                                       16

      Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property or other mortgage loans, or if non-recoverable, from general collections.

      To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

PROCESS FOR HANDLING DEFAULTS BY A BORROWER UNDER MORTGAGE LOANS

      Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs, or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated
maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

      A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property.

      A significant period of time may elapse before the special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably.
The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal
Aspects of Mortgage Assets--Bankruptcy Laws."

      For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master or special servicer will be

                                       17

required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

      o     has accelerated or intends to accelerate the obligations secured by the related senior lien;

      o     has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

      o     has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

      Unless we tell you otherwise in the related prospectus supplement, the master or special servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

      In the circumstances set forth in "The Pooling and Servicing Agreement and
Servicing Practices--Process for Handling Defaults by a Borrower Under Mortgage
Loans--Specially Serviced Mortgage Loans" in the related prospectus supplement, the master servicer is required to refer a mortgage loan to the special servicer for action. When a mortgage loan is referred to the special servicer for action, such mortgage loan becomes a "specially serviced mortgage loan."

      The master servicer or the special servicer, as applicable, for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including, but not limited to:

      o     attempting to collect delinquent payments;

      o     negotiating modifications; and

      o     conducting property inspections on a periodic or other basis.

                                       18

      To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See
"Description of Credit Support."

      Realization Upon Defaulted Mortgage Loans

      With respect to any specially serviced mortgage loan, the special servicer may at any time

      o     institute foreclosure proceedings,

      o     exercise any power of sale contained in the related mortgage,

      o     obtain a deed in lieu of foreclosure, or

      o     otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

      The related prospectus supplement will contain a description of the limitations, if any, on the special servicer's ability to acquire title to the mortgaged property. See "The Pooling and Servicing Agreement and Servicing
Practices--Process for Handling Defaults by a Borrower Under Mortgage
Loans--Realization Upon Defaulted Mortgage Loans."

      A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a scheduled payment has been delinquent for a specified amount of time. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if the special servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the special servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

      If title to any mortgaged property is acquired by a trust as to which a
REMIC election has been made, the special servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

      o     the IRS grants an extension of time to sell the property or

      o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion

                                       19

      thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

      Subject to this and any other tax-related limitations, the special servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of
Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any
"net income from foreclosure property" within the meaning of Code Section
860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

      If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master or special servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master or special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

      o     amounts that represent unpaid servicing compensation for the mortgage loan,

      o     unreimbursed servicing expenses incurred on the mortgage loan and interest thereon, and

      o     any unreimbursed advances of delinquent payments made on the mortgage loan, including principal and interest, taxes and interest, principal protection advances and interest thereon.

      The master servicer and special servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and special servicer on any servicing expenses and advances.

      If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer or the special servicer, as applicable, will have the right, but not the obligation, to expend its own funds to restore the property if, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

                                       20

      o     the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

      o     the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

MODIFICATION, WAIVERS, AMENDMENTS AND CONSENTS

      Consistent with these servicing obligations, the master or special servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

      Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master or special servicer may approve a request if it has determined, in accordance with the servicing standard set forth in the related prospectus supplement, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master or special servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master or special servicer for processing the request will be retained by the master or special servicer as additional servicing compensation. See "Risk Factors--Modifications to mortgage loans or extensions of the maturity date agreed to by the servicer may not ultimately increase the present value of proceeds to certificateholders." A further description of the ability of the master servicer or special servicer, as applicable to modify, waive or amendment terms of the mortgage loans or to provide certain consents in respect of the mortgage loans will be contained in the related prospectus supplement.

CUSTODIAL RESPONSIBILITIES FOR MORTGAGE LOANS

      The master servicer will not have custodial responsibility for the mortgage loans. See "The Trustee--Duties of the Trustee."

LIMITATIONS ON LIABILITY OF MASTER SERVICER AND SPECIAL SERVICER

      To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide certain limitations on the liability of the master servicer and special servicer and provide that the relevant trust will indemnify the master servicer and the special servicer for certain losses incurred by the master servicer and special servicer, respectively. See "The
Pooling and Servicing Agreement and Servicing Practices--Limitations on
Liability of the Master Servicer and Special Servicer" in the related prospectus supplement.

                                       21

TERMINATION AND REPLACEMENT OF MASTER SERVICER OR SPECIAL SERVICER

      Events of Default

      Events of default under the pooling and servicing agreement in respect of a series of certificates, will be described in "The Pooling and Servicing
Agreement and Servicing Practices--Termination and Replacement of Master
Servicer and Special Servicer--Termination upon Event of Default" in the related prospectus supplement.

      A default under the terms of any MBS included in any trust generally will not constitute an event of default under the related pooling and servicing agreement.

      As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates with the percentage of voting rights specified in the related prospectus supplement in related trust, the trustee will, by written notification to the master servicer, the special servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master or special servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master or special servicer as certificateholder and other than any rights of the master servicer or special servicer, as applicable, to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or special servicer, as applicable, under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

      If the trustee would be obligated, but is unwilling to succeed the master servicer, or the special servicer, as applicable, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a successor to the master servicer or special servicer, as applicable, under the pooling and servicing agreement satisfactory to the rating agencies rating the certificates. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer or the special servicer, as applicable, under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity.

      No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

      o     the holder previously gave the trustee written notice of default and the continuance thereof; and

      o     the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

            o     made written request upon the trustee to institute that
                  proceeding in its own name as trustee;

                                       22

            o     offered to the trustee reasonable indemnity; and

            o     for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

      However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

      Resignation

      To the extent provided in the related prospectus supplement, neither the master nor the special servicer for that series will be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master or special servicer will become effective until the trustee or a successor servicer has assumed the master or special servicer's obligations and duties, as applicable, under the pooling and servicing agreement.

      To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that any person into which the master or special servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master or special servicer is a party or any person succeeding to the business of the master or special servicer will be the successor of the master or special servicer under the pooling and servicing agreement (as applicable), provided that the merger, consolidation or succession does not, among other conditions that may be further described in the related prospectus supplement, adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

      Notwithstanding the prohibition on its resignation, the master servicer or the special servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio if such assignment does not, among other conditions that may be further described in the related prospectus supplement, adversely affect the then-current ratings of the classes of the certificates of the related series that have been rated. The master servicer or special servicer, as applicable, will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.

OTHER TERMS OF THE POOLING AND SERVICING AGREEMENTS

      Hazard Insurance Policies

      Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer or the special servicer, as applicable, to use

                                       23

reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage or if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

      The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer or special servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's or special servicer's, as applicable, normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

      The pooling and servicing agreement may provide that each of the master servicer and special servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer or the special servicer, as applicable, will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

      The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

      The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

      o     the replacement cost of the improvements less physical depreciation;
            and

                                       24

      o     the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Flood Insurance

      If, at the time of origination, any mortgaged property included improvements in any area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, then, unless we tell you otherwise in the related prospectus supplement, the master servicer or the special servicer, as applicable, will be required to use reasonably efforts to cause each mortgage loan borrower to maintain a flood insurance policy on such mortgaged property. Generally, the flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance
Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

      o     the outstanding principal balance of the mortgage loan;

      o     the full insurable value of the mortgaged property;

      o     the maximum amount of insurance available under the National Flood
            Insurance Act of 1968; and

      o     100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

      For further details on insurance, see "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans" in the related prospectus supplement.

      Due-on-Sale and Due-on-Encumbrance Provisions

      Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer or the special servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master or special servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master or the special servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Assets--Due-on-Sale and
Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Master Servicer

      As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified

                                       25

portion of the interest payments on each mortgage loan in the related trust.
Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

      A master servicer's compensation may also include:

      o     an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

      o     to the extent provided in the related prospectus supplement, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account and any escrow accounts; and.

      o     any other amounts specified in the related prospectus supplement.

      A master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including payment of the fees and disbursements of independent accountants.

      Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

      Special Servicer

      As described in the related prospectus supplement, the special servicer's primary servicing compensation shall consist of the following:

      o     a specified portion of the interest payments on each specially serviced mortgage loan serviced by the special servicer;

      o     to the extent provided in the related prospectus supplement, as additional compensation, all or a portion of late payment charges, modification fees and other fees collected from borrowers, in each case in respect each specially serviced mortgage loan serviced by the special servicer; and

      o     any other amounts specified in the related prospectus supplement.

      See "The Pooling and Servicing Agreement and Servicing
Practices--Servicing and Other Compensation and Payment of Expenses" in the
related prospectus supplement.

EVIDENCE AS TO COMPLIANCE

      Each pooling and servicing agreement will contain a requirement that on or before a specified date in any year with respect to which the depositor will be filing Exchange Act

                                       26

reports, beginning at the first specified date that is at least a specified number of months after the cut-off date, certain servicers and a firm of independent public accountants with respect to each such servicer shall provide a report on assessment of compliance with servicing criteria as required by law so long as required under the Securities Exchange Act of 1934. The scope of the independent public accountant's report will be as to whether such servicer's assessment of its compliance with applicable servicing criteria was fairly stated.

      Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, each of (i) the master servicer, (ii) each servicer that is affiliated with the master servicer and (iii) each servicer that is unaffiliated with the master servicer and that services 10% or more of the pool assets in the securitization transaction, and will deliver to the trustee a servicer compliance statement which will include at least the following to that effect. The statement will be signed by one of its officers and will provide that

      o     a review of the servicer's activities during the annual and of its performance under the applicable servicing agreement has been made under such officer's supervision; and

      o     to the best of such officer's knowledge, based upon such review, the servicer has fulfilled all of its obligations under the agreement in all material respects throughout the annual period.

If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default.

      If provided in the related prospectus supplement, copies of the annual servicer compliance statement and accountants' statement and the annual statement may be obtained by certificateholders upon written request to the trustee.

AMENDMENTS

      Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)   to cure any ambiguity,

(2)   to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3)   to change the timing, the nature or both, of deposits in the certificate account, provided that:

      o     the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

      o     the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

                                       27

(4)   if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

      o     to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

            o     the action is necessary or desirable to maintain the
                  qualification or to avoid or minimize that risk, and

            o     the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

      o     to restrict the transfer of the REMIC residual certificates, provided that:

            o     the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each
                  applicable rating agency, and

            o     that the amendment will not give rise to any tax on the
                  transfer of the REMIC residual certificates to a non-permitted transferee,

(5)   to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder as evidenced by a letter from each applicable rating agency that the then-current ratings of the classes of certificates that have been rated will not be adversely affected, or

(6)   to amend specified provisions that are not material to holders of any class of offered certificates as evidenced by a letter from each applicable rating agency that the then-current ratings of the classes of certificates that have been rated will not be adversely affected.

      Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

      o     reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

                                       28

      o     reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

      Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

                                   THE TRUSTEE

      The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

      Unless more specifically provided in the related prospectus supplement, the trustee, or another custodian appointed by the trustee, will act as document custodian of the related mortgage files in such mortgage pool, and will hold such documents in trust for the benefit of the related certificateholders and take all actions specified under the agreement with respect to such mortgage files and related documents. The trustee may, under the terms of the related pooling and servicing agreement be obligated to make, and be reimbursed for, certain servicing advances, not otherwise made by the related servicer. The trustee will establish and maintain a distribution account in trust for the benefit of the holders of such series of certificates and make distributions to certificateholders as specified under the related pooling and servicing agreement.

      The trustee will be obligated to provide notices and statements to certificateholders and such other third parties, as specified in the agreement, and to make certain information available to others, including the public, pursuant to the terms of the related pooling and servicing agreement.

      Upon the occurrence of an event of default, as described in the related prospectus supplement under "The Pooling and Servicing Agreement and Servicing
Practices--Termination and Replacement of Master Servicer and Special
Servicer--Termination Upon Event of Default", the trustee will, to the extent provided in the related prospectus supplement, provide written notice to certificateholders, rating agencies, the depositor, the master servicer and the special servicer, as applicable, of such event of default. If such event of default continues unremedied, the trustee may, and at the written direction of holders of certificates evidencing at least the percentage of the voting rights specified in the related prospectus supplement, will terminate the defaulting party's rights and obligations under the related pooling and servicing agreement.

                                       29

      The trustee will act as successor master servicer or special servicer, as applicable, following resignation by the master servicer or special servicer.
However, the trustee may, if it is unwilling, or will, if it is unable to act, or if the holders of certificates entitled to at least the percentage of voting rights specified in the related prospectus supplement, so request, promptly appoint an approved servicing institution, as the successor to the master servicer or the special servicer, as the case may be. The trustee will give prompt written notice to certificateholders upon the resignation, termination or appointment of a successor master or special servicer.

      If the trustee discovers or receives notice of a material document defect in any mortgage file or a material breach of a representation or warranty pursuant to a mortgage loan purchase agreement, the trustee will promptly notify the depositor, the master servicer, the special servicer, the majority certificateholder of the controlling class, the rating agencies and the related mortgage loan seller. The trustee may (or in the event that the mortgage loan seller is an affiliate of the special servicer, the trustee will, at the direction of the majority certificateholder of the controlling class) request such mortgage loan seller to cure such material breach or material document defect or repurchase the applicable mortgage loan, pursuant to the terms set forth in the related pooling and servicing agreement.

      The trustee will also maintain at is offices and make available as required pursuant to the agreement, copies of specified transaction documents, disclosure documents and other reports or certificates relating to the trust fund. The trustee will prepare and file on behalf of a trust fund certain periodic, annual reports and other customary reports required to be filed, as set forth in the related pooling and servicing agreement. The trustee will also be obligated to take the necessary actions, specified under the related pooling and servicing agreement, with respect to any REMIC or grantor trust created thereunder.

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

      The related pooling and servicing agreement will provide that the trustee will not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will not be liable except for the performance of such duties and obligations as are specifically set forth in the related pooling and servicing agreement. Further, no implied covenants or obligations will be read into the agreement against the trustee and, in the absence of bad faith on the part of the trustee, the trustee may conclusively rely upon any certificates or opinions furnished to the trustee and conforming to the requirements of the related pooling and servicing agreement. In addition, the trustee will not be personally liable for an error of judgment made in good faith unless it will be proved that the trustee was negligent in

                                       30

ascertaining the pertinent facts and the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of certificateholders entitled to at least the percentage specified in the related prospectus supplement of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the related pooling and servicing agreement.

MATTERS REGARDING THE TRUSTEE

      To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

      Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

      Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

                                   ORIGINATORS

      Capmark Finance Inc. will be an originator of certain mortgage loans included in the mortgage pool for any series of certificates described in the related prospectus supplement. For a description of the underwriting standards and origination procedures of Capmark Finance, see also "Capmark Finance
Inc.--Capmark Finance's Underwriting Standards and Origination Procedures" in
the related prospectus supplement.

UNDERWRITING CONSIDERATIONS

      Mortgage loans originated by the sponsor and the other originators generally include an assessment of the underwriting considerations set forth below. Commercial mortgage lenders typically look to the Debt Service Coverage
Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

      DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

      o     the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

                                       31

      o     the annual debt service for the mortgage loan.

      Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

      UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

      o     estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

      o     fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

      o     capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

      Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

      The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.
However, the existence of net of expense provisions will result in stable
Underwritten Cash Flow to the borrower/landlord

                                       32

only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

      Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

      LOAN-TO-VALUE RATIO--Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

      Appraised values of income-producing properties are typically based on:

      o     the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

      o     the cost replacement method based on the cost of replacing the property at that date;

      o     the income capitalization method based on a projection of value of the property's projected net cash flow; or

      o     a selection from or interpolation of the values derived from these methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance.
As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

                                       33

                       DESCRIPTION OF THE MORTGAGE ASSETS

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.

MORTGAGE LOANS

      The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

      o     multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

      o     commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

      The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement.

      Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The mortgage loans secured by the related senior liens may not be included in the mortgage pool.

      Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

      o     available information as to the period of the delinquency or non-performance;

                                       34

      o     any forbearance arrangement then in effect;

      o     the condition of the related mortgaged property; and

      o     the ability of the mortgaged property to generate income to service the mortgage debt.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.
The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

      o     the address of the related mortgaged property and type of property;

      o     the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

      o     the original and remaining term to maturity;

      o     the original amortization term; and

      o     the original and outstanding principal balance.

      In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

      o     the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

      o     an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

                                       35

      o     if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

      A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

      As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

      The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

      If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee

                                       36

on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

      The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer. Assignment of the Mortgage Loans; Repurchases and Substitutions.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party.

      It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

      Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement. Notice requirements and remedies for any breach of any representation or warranty made in respect of a mortgage loan are specified in the related prospectus supplement.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

      To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

      A mortgage loan:

      o     may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

                                       37

      o     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

      o     may be fully amortizing or may be partially amortizing or
            non-amortizing, with a balloon payment due on its stated maturity date, and

      o     may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

      o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the cut-off date,

      o     the type or types of property that provide security for repayment of the mortgage loans,

      o     the earliest and latest origination date and maturity date of the mortgage loans,

      o     the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o     the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

      o     the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

      o     information regarding any capitalized or uncapitalized accrued interest,

      o     information regarding loan purpose,

      o     information for each mortgaged property regarding present, the net operating income and net cash flow information, current occupancy rates, the nature and amounts of any other mortgages on the properties,

                                       38

      o     for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

      o     information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

      o     the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt
            Service Coverage Ratios, and the weighted average of the Debt
            Service Coverage Ratios,

      o     the geographic distribution of the mortgaged properties on a state-by-state basis,

      o     information describing material provisions of leases and the nature of tenants of the mortgaged properties, and

      o     for each mortgage loan that represent 10% or more of the mortgage pool, information regarding any proposed renovation or improvement program and the estimated cost and method of financing associated with the program, the general competitive conditions that the properties may be subject to, the management of such properties, occupancy rates expressed for the previous 5 years, the principal business and occupations carried on or from the properties, number of tenants occupying 10% or more of total rentable square footage and any material information related to such tenants, the average effective annual rental per square foot for the previous 3 years, a schedule of lease expirations for each of the ten years starting with the year the prospectus supplement is dated and giving tabular information relating to the number of tenants whose leases will expire, the total area in square feet, the annual rental represented by such leases and the percentage of gross annual rental represented by such leases.

      If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be delivered to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will also be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.

MBS

      MBS may include:

      o     private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

                                       39

      o     certificates insured or guaranteed by the Federal Home Loan Mortgage
            Corporation or FHLMC, the Federal National Mortgage Association or
            the Governmental National Mortgage Association or the Federal
            Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the
MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent applicable,

      o     the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

      o     the original and remaining term to stated maturity of the MBS, if applicable,

      o     the pass-through or bond rate of the MBS or the formula for determining those rates,

      o     the payment characteristics of the MBS,

      o     the MBS issuer, MBS servicer and MBS trustee, as applicable,

      o     a description of the credit support, if any,

      o     the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

                                       40

      o     the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o     the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "Description of Mortgage Pool--Mortgage Loan Information in
            prospectus supplements,"

      o     the characteristics of any cash flow agreements that relate to the
            MBS, and

      o     delinquency and loss information for the underlying mortgage loans.

                        LEGAL ASPECTS OF MORTGAGE ASSETS

      The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Mortgage Assets--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

      The priority of the lien created or interest granted may depend on:

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     the order of recordation of the mortgage in the appropriate public recording office.

      The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                                       41

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for

                                       42

otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

PERSONALTY

      In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Sales are made in accordance with procedures that vary from state to state.

                                       43

      Equitable and Other Limitations on Enforceability of Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

      Non-Judicial Foreclosure/Power of Sale

      In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

                                       44

      Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

      Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

                                       45

      The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation

      Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Considerations

      Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease.
Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

                                       46

      Cross-Collateralization

      Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal balance of the loan, or by an extension, or shortening, of the term to maturity.
Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

      Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. The Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the Bankruptcy Code provides that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases

                                       47

holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

      If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

      o     assume the lease and retain it or assign it to a third party, or

      o     reject the lease.

      If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

      Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

      o     the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured;
            and

      o     when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

ENVIRONMENTAL CONSIDERATIONS

      A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.
Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the

                                       48

amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws

      Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

      CERCLA

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 or CERCLA, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other Federal and State Laws

      Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

                                       49

      In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under
CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

      To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination as described under "The Pooling and Servicing Agreements and Servicing Practices--Realization
Upon Defaulted Mortgage Loans."

      If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

                                       50

      Environmental Site Assessments

      In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates.
Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. Court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may

                                       51

prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

      No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

      o     the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

      o     the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended from time to time (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan, (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred, but for the Relief Act, is forgiven. The Relief Act applies to individuals who are servicemembers engaged in military service including those who are members of the Army, Navy, Air
Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S.
Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the

                                       52

ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act may result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the borrower's period of active duty status and, under certain circumstances, during an additional period thereafter as specified by those state laws. Thus, in the event that the Relief Act or similar state laws or regulations apply to any mortgage loan which goes into default, there may be delays and losses occasioned thereby.

                         DESCRIPTION OF THE CERTIFICATES

      Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

      o     provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

      o     constitute senior certificates or subordinate certificates;

      o     constitute stripped interest certificates or stripped principal certificates;

      o     provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

      o     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

      o     provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      o     provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums.

      A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest

                                       53

accrued on a notional amount at a different fixed, variable or adjustable rate.
In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The
Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

CERTIFICATE ACCOUNT

      For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

      Deposits

      To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

                                       54

      o     all payments of principal, including principal prepayments, on the mortgage loans;

      o     all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master or sub-servicer or any special servicer as its related servicing compensation or as compensation to the trustee;

      o     all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

      o     all condemnation proceeds received in connection with the
            condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

      o     any other amounts or disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise net of any
            reimbursable expenses to the master, sub or special servicer;

      o     together with the net operating income, less reasonable reserves for future expenses, amounts derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

      o     any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

      o     any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

      o     any amounts paid under any cash flow agreement;

      o     all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "Description of the Mortgage
            Assets--Assignment of Mortgage Loans; Repurchases" and
            "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "The
            Pooling and Servicing Agreements and Servicing
            Practices--Realization Upon Defaulted Mortgage Loans," and all
            proceeds of any mortgage asset purchased as described under
            "Description of the Certificates--Termination; Retirement of
            Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

                                       55

      o     to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges or prepayment premiums for the mortgage loans;

      o     all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "The Pooling and Servicing Agreements and Servicing
            Practices--Hazard Insurance Policies";

      o     any amount required to be deposited by the master or special servicer or the trustee to cover losses realized on investments for the benefit of the master or special servicer or the trustee, as the case may be, of funds held in the certificate account; and

      o     any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

      Withdrawals

      To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

      o     to make distributions to the certificateholders on each distribution date;

      o     to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

      o     to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "The Pooling and
            Servicing Agreements and Servicing Practices--Realization Upon
            Defaulted Mortgage Loans";

      o     to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "The Pooling and Servicing Agreement and Servicing
            Practices--Certain Matters Regarding the Master Servicer and the
            Special Servicer" in the related prospectus supplement and "The
            Trustee--Certain Matters Regarding the Trustee" herein;

      o     to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

                                       56

      o     to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      o     to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

      o     to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

      o     if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited
            Transactions Tax and Other Taxes;"

      o     to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

      o     to make any other withdrawals described in the related prospectus supplement;

      o     to reimburse the master servicer, depositor, trustee or special servicer for any outstanding, principal and interest or servicing advances, as described under "The Pooling and Servicing Agreements and Servicing Practices--P&I and Servicing Advances"; and

      o     to clear and terminate the certificate account upon the termination of the trust.

DISTRIBUTIONS

      The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

      To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination

                                       57

specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

      A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued
Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

      Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

      Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

      The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of
Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls.

                                       58

The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

      The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

      The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

      Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates

                                       59

of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.
Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See
"Description of Credit Support."

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the
New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the
National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not

                                       60

receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name", and will be the responsibility of each participant, and not of
DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

      The only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

                                       61

      If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

      o     the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

      o     the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

TERMINATION; RETIREMENT OF CERTIFICATES

      The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

      o     the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series,
            and

      o     the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates or other person from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal
            Income Tax Consequences" below.

      In addition to the foregoing, the master servicer or the depositor or other person specified in the related prospectus supplement will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor or other person specified in the related prospectus supplement, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor or other person specified in the related prospectus supplement. In no event, however,

                                       62

will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

      Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates or other person at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement
(up to a maximum of 10%) of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder, and provisions relating to the termination thereof and substitution of the obligor, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement and describe its organizational form, the character of its business, and depending on the proportional significance of the cashflow arrangement to the size of the pool assets, may include financial information relating to the obligor. Any such cash flow agreement will be an exhibit to the related prospectus supplement.

                        YIELD AND MATURITY CONSIDERATIONS

      The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate.
See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the

                                       63

payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

      The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

      o     guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

      o     other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.

PURCHASE PRICE CONSIDERATION

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.

PAYMENT DELAYS

      For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield

                                       64

that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date.
Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series.
The related prospectus supplement will also describe any amounts available to offset shortfalls.

THE EFFECTS OF PREPAYMENTS ON YIELD

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

      Principal prepayments include:

      o     voluntary prepayments by borrowers;

      o     prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

      o     purchases of mortgage loans out of the related trust.

                                       65

      A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

      The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

      o     the availability of mortgage credit,

      o     the relative economic vitality of the area in which the mortgaged properties are located,

      o     the quality of management of the mortgaged properties,

      o     the servicing of the mortgage loans,

      o     possible changes in tax laws, and

      o     other opportunities for investment.

In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

      o     the existence of lock-out periods;

      o     requirements that principal prepayments be accompanied by prepayment premiums; and

      o     the extent to which those prepayment premium provisions may be practicably enforced.

      To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the

                                       66

prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of
100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.
Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of

                                       67

prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

      The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.
The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or
SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity.

      Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

      Negative Amortization.

      The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any

                                       68

trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

      o     provides that its scheduled payment will adjust less frequently than its mortgage rate, or

      o     provides for constant scheduled payments even if its mortgage rate has been adjusted.

      Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of
Prepayments on Yield" above.

      Foreclosures and Payment Plans.

      The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

                                       69

      Losses and Shortfalls on the Mortgage Assets.

      The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

      The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

      Additional Certificate Amortization.

      In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

      o     amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

      o     Excess Funds or

      o     any other amounts described in the related prospectus supplement.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

      Optional Early Termination.

      If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole

                                       70

but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination;
Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                          DESCRIPTION OF CREDIT SUPPORT

      Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

      o     a letter of credit,

      o     the subordination of one or more classes of certificates,

      o     the use of a pool insurance policy or guarantee insurance,

      o     the establishment of one or more reserve funds, or

      o     any combination of these.

      To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

      Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

      If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

      o     the nature and amount of coverage under the credit support,

      o     any conditions to payment thereunder not otherwise described in this prospectus,

      o     the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

      o     the material provisions relating to the credit support.

                                       71

      The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk
Factors--Credit support is limited."

SUBORDINATE CERTIFICATES

      One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement.
If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

      If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

      Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

LETTER OF CREDIT

      Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

CERTIFICATE INSURANCE AND SURETY BONDS

      Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or

                                       72

sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

RESERVE FUNDS

      Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

      Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

CREDIT SUPPORT FOR MBS

      Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates.
The discussion is based on current provisions of the Internal Revenue Code of
1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This discussion does not address all federal income tax matters that may be relevant to particular

                                       73

holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

      o     banks,

      o     insurance companies,

      o     tax-exempt organizations,

      o     electing large partnerships,

      o     dealers in securities or currencies,

      o     mutual funds,

      o     REITs,

      o     RICs,

      o     S corporations,

      o     estates and trusts,

      o     investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

      o     holders whose "functional currency" is not the United States dollar.

      Additionally, this discussion is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your tax advisors about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

      The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a
REMIC under Sections 860A through 860G of the Code, referred to in this discussion as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this discussion as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a
REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the
REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following discussion, references to a certificateholder or a holder are to the beneficial owner of a certificate.

      The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consist solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be

                                       74

held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the
Certificates--Credit Support and Cash Flow Agreements."

      Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections
1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC
Provisions" and the Treasury regulations issued thereunder, called the "REMIC
Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

REMICS

      Classification of REMICs

      Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of
REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under
Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued.
If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

      Tiered REMIC Structures

      For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal income tax purposes. Upon the issuance of any series of REMIC
Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC
Provisions.

                                       75

      Taxation of Owners of REMIC Regular Certificates

      Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include
OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID.
Regulations have not been issued under these rules.

      The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax
Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date.
Under Code provisions and the OID Regulations, the stated redemption price of a
REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the
REMIC regular certificate.

      In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the

                                       76

characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

      Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.
It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

      OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

      o     the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

      Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal

                                       77

payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method.
See "--Market Discount" for a description of this election under the OID
Regulations.

      If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

      As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

      o     the sum of

            o     the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

            o     the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated
                  redemption price, over

      o     the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      o     assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

      o     using a discount rate equal to the original yield to maturity of the certificate.

      For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of
OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as

                                       78

described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

      o     the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

      o     the daily portions of OID for all days during the accrual period before that day, less

      o     any payments other than qualified stated interest payments made during the accrual period before that day.

      If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

      Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without
OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section
1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See
"--Premium" below. Each of these elections to accrue interest, discount and

                                       79

premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the
REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption.
If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original
Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

      Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the
            REMIC regular certificate as of the beginning of the accrual period,
            or

      o     in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total
            OID remaining on the REMIC regular certificate at the beginning of the accrual period.

      Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a
REMIC regular certificate purchased at a discount in the secondary market.

      The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

                                       80

      Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular
Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

                                       81

      Taxation of Owners of REMIC Residual Certificates

      The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

      If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

      Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May
11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the
REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates are encouraged to consult their tax

                                       82

advisors concerning the treatment of these payments for income tax purposes under the regulations.

      The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the
REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC
Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

      A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be

                                       83

includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

      A REMIC will be allowed deductions for interest, including OID, on the
REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under
"--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a
REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

                                       84

      You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your
REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

      Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

      The effect of these rules is that you may not amortize your basis in a
REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates"
below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

      Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

      In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a
REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the
REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering

                                       85

price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.
Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

      For REMIC residual certificateholders, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC
            Certificates" below.

      Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

                                       86

      A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

      o     the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

      o     the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

      Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

      Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

      o     the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

      o     the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

      o     the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S.
            taxpayer, and

      o     either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

      The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

      o     the inducement payment (including the present value of a future payment or payments) to the transferee,

      o     the present value of the expected future distributions on the interest; and

                                       87

      o     the present value of the expected tax savings associated with holding the interest.

      In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulation does not indicate how expected prepayments and losses are to be taken into account.

      In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

      o     at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

      o     the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

      o     the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable
            U.S. income tax treaty) of a domestic corporation, and

      o     a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

      All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

                                       88

      Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses otherwise; provided, however, that any disclosure that a
REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

      For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section
67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the
Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these
REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

      Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal

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your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the
REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable
Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market
Discount" and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a
"taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions"
called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing

                                       90

agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

      Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

      o     the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event

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be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a
REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

      For these purposes, a disqualified organization means:

      o     the United States, any State or political subdivision of the United
            States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

      o     any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

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      For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

      As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the
REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under
Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under
Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of
REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
The REMIC must also comply with rules requiring a

                                       93

REMIC regular certificate issued with OID to disclose on its face the amount of
OID and the issue date, and requiring this information to be reported to the
IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See
"--Market Discount."

      Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

      Backup Withholding with Respect to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

      Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 28% for taxable years 2005 through
2010 and 31% for taxable years beginning after December 31, 2010.

      Foreign Investors in REMIC Certificates

      A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the
Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person"
means:

      o     a citizen or resident of the United States,

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      o     a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the
            United States or any political subdivision of the United States,

      o     an estate whose income is subject to United States income tax regardless of its source, or

      o     a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a
10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

      Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Unless otherwise stated in the related prospectus supplement, transfers of
REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

GRANTOR TRUSTS

         Classification of Grantor Trusts

      Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

      For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

                                       95

      Taxation of Owners of Grantor Trust Fractional Interest Certificates

      As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either
Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues

                                       96

on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

      The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply"
for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see
"--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate.
In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

      Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that
Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

                                       97

      In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than
OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no OID, or only a de minimis amount of OID, or

      o     the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

      The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the
OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated
redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped
Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on
OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

      Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those
Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be

                                       98

segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the
OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under
"REMICs--Market Discount."

      Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market
Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible.
You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

      The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

      The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See
"--REMICs--Original Issue Discount" above.

      In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

      If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your tax advisors about the use of a prepayment

                                       99

assumption in reporting OID on grantor trust fractional interest certificates.
The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

      If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any
OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate
OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o     the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of OID for all days during the accrual period before that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

      Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.
Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

                                       100

      If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market
Discount" above.

      The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

      o     on the basis of a constant yield method,

      o     in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated
            interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

      o     in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the
            OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

      The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income.
Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage loans will provide for periodic payments of stated
redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

      Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in
"--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

                                       101

      Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

      Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985.
Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

      It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated
redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip Certificates

      The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped
Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied.
In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

      Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted

                                       102

basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

      As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

      The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

      Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6).
As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

                                       103

      If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the
"applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

      You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

      Sales of Grantor Trust Certificates

      Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting

      The trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related

                                       104

pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so.
Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

      Backup Withholding

      In general, the rules described in "--REMICs--Backup Withholding with
Respect to REMIC Certificates" will also apply to grantor trust certificates.

      Foreign Investors

      In general, the discussion with respect to REMIC regular certificates in
"--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from
U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

      If the interest on a grantor trust certificate would be exempt under
Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, or
"ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the

                                       105

plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or
Section 4975 of the Code.

      ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.

PLAN ASSET REGULATIONS

      If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of
Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under
ERISA or Section 4975 of the Code.

                                       106

PROHIBITED TRANSACTION EXEMPTION

      On March 29, 1994, the DOL issued an individual exemption (Prohibited
Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997
(Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000
(Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 and August 22,
2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

      o     the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

      o     the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

      Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following general conditions before it will be eligible for relief under the exemption:

      o     the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

      o     the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property (the offered certificates are generally expected to be issued in designated transactions); and

      o     no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

                                       107

      o     the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories (in the case of designated transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings Services, a division of The
            McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or
            Fitch, Inc.

      o     the trustee cannot be an affiliate of any member of the "restricted group" other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the
            certificates, and their affiliates.

      o     the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for
            underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

      o     the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

      o     for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

      o     "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25% of the principal amount of securities issued;

      The exemption also requires that each trust meet the following requirements:

      o     the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

      o     securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated
            transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption;
            and

      o     securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

                                       108

      In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations.
However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

      o     certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied; and

      o     certificates evidencing an interest in a trust including cash flow agreements.

      In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

      If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

      If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of an offered certificate on behalf of an
"excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

      If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

      o     the fiduciary, or its affiliate, is a mortgagor with respect to 5%
            or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

      o     the benefit plan is not an "excluded plan" (as described above);

      o     a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

                                       109

      o     immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has
            discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

      o     in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

      Further, the exemption may provide relief from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities.
The depositor expects these specific conditions will be satisfied with respect to the certificates.

      The exemption also may provide relief from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

      Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

      o     that the certificates constitute "securities" for purposes of the exemption, and

      o     that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.

REPRESENTATION FROM INVESTING PLANS

      If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.
You may not purchase or hold the offered certificates with the assets of

                                      110

a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections
I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in
offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB-" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

      The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

      o     the source of funds used to purchase those certificates is an
            "insurance company general account" as that term is defined in PTCE
            95-60, and

      o     that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

      In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other
DOL exemption, with respect to the certificates offered by that prospectus supplement.

      If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions.
These exemptions may not apply to your investment in the offered certificates.
Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.

TAX EXEMPT INVESTORS

      A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."

                                      111

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly,
investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

      Usually, only classes of offered certificates that:

      o     are rated in one of the two highest rating categories by one or more rating agencies and

      o     are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA,

will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

      The Riegle Community Development and Regulatory Improvement Act of 1994
modified the definition of "mortgage related securities" to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure.

      The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant

                                       112

restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the
Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

      The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.
These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                LEGAL PROCEEDINGS

      The related prospectus supplement will describe any material legal proceedings pending against Capmark Finance, the depositor, the master servicer, the special servicer and any other entities identified in the related prospectus supplement that perform a servicing function, any originators other than Capmark
Finance that are specified in the related prospectus supplement, any other additional or intermediate transaction participants identified in the related prospectus supplement, the trustee and the issuer. The related prospectus supplement will also describe any material legal proceedings as to which any of those entities' property is the subject. The related prospectus supplement will also include similar information as to any such proceedings known to be contemplated by governmental authorities.

                                      113

                      AFFILIATIONS AND RELATED TRANSACTIONS

      The depositor, Capmark Mortgage Securities Inc., is a wholly-owned subsidiary of the sponsor, Capmark Finance Inc.. The master servicer for any series of certificates may be Capmark Finance Inc. or another affiliate of the depositor. The master servicer may also be the special servicer for that series.
A special servicer for any series of certificates may be an affiliate of the sponsor or an underwriter and may hold, or be affiliated with the holder of, subordinate certificates of the series. A sub-servicer for any series of certificates may be an affiliate of the sponsor or master servicer. See "Capmark
Finance Inc." and "Servicing of the Mortgage Loans--The Servicers" in this prospectus. In addition, some or all of the mortgage loans in any trust may have been originated by Capmark Finance Inc., an affiliate of the depositor. See
"Capmark Finance Inc." and "Affiliations and Related Transactions" in the
related prospectus supplement.

                                     RATINGS

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency that is a nationally recognized statistical rating organization.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                      114

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

      The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

      o     by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      o     by placements by the depositor with institutional investors through dealers; and

      o     by direct placements by the depositor with institutional investors.

      In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates

                                      115

if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities
Act, or will contribute to payments required to be made in respect thereof.

      The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

      The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities
Act, in connection with reoffers and sales by them of offered certificates.
Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

      If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Capmark
Securities Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Capmark Securities Inc. acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

      Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington &
Sutcliffe LLP, New York, New York.

                              FINANCIAL INFORMATION

      A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                          REPORTS TO CERTIFICATEHOLDERS

      Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. For a discussion of the particular items of information included in each monthly statement, see "Reports to
Certificateholders" in the related prospectus supplement. These monthly reports will present financial information that no independent certified public account will have examined.

      Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request,

                                      116

furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder.
This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the
Internal Revenue Code of 1986 as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" herein.

      If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                    INCORPORATION OF INFORMATION BY REFERENCE

      The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

      Capmark Mortgage Securities Inc.
      200 Witmer Road
      Horsham, Pennsylvania 19044
      Attn:  Structured Finance Manager

                                       117

                                    GLOSSARY

      ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

      AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

      DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o     the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o     the annual debt service for the mortgage loan.

      EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o     interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o     prepayment premiums or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

      LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o     the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o     the value of the related mortgaged property.

      PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

                                       118

      PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

      UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o     estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o     fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o     capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

      Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

      UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an
offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

                                       119

--------------------------------------------------------------------------------

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.

--------------------------------------------------------------------------------

                                    $[     ]
                                 (Approximate)

                                    Capmark
                              Mortgage Securities,
                                      Inc.

                             Mortgage Pass-Through
                           Certificates, Series [  ]

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                            [NAMES OF UNDERWRITERS]

                                     [DATE]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.

      Filing Fee for Registration Statement...............  $    316,973
      Legal Fees and Expenses.............................       902,000
      Accounting Fees and Expenses........................       273,000
      Trustee's Fees and Expenses                                 62,700
      (including counsel fees)............................
      Blue Sky Fees and Expenses..........................       125,000
      Printing and Engraving Fees.........................       396,000
      Rating Agency Fees..................................     4,953,000
      Miscellaneous.......................................       296,000

      Total...............................................  $  7,324,673
                                                            ============

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

      The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the
Certificateholders, except for such person's own willful misfeasance, bad faith, negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the
Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing
Agreements and related Certificates other than such expenses related to particular Mortgage Assets.

      Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the
Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware
empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably

                                      II-1

incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

      The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections
(a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii)
shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      Certain controlling persons of the Registrant may also be entitled to indemnification from Capmark Financial Group Inc., an indirect parent of the
Registrant. Under Section 145, Capmark Financial Group Inc. may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

                                      II-2

      (a)   Under Article VI, Section 1 of its By-Laws, Capmark Financial Group
Inc. shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of Capmark Financial Group Inc.) by reason of the fact that such person is or was a director, officer, employee or agent of Capmark Financial Group Inc., or is or was serving at the written request of Capmark Financial Group Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of Capmark Financial Group Inc., and, with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or a plea of no to contenders or its equivalent, shall not, of itself; create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Capmark Financial Group Inc., and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. "Other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of Capmark Financial Group Inc. shall include, without limitation, any service as a director, officer, employee or agent of Capmark Financial Group
Inc. or any of its subsidiaries which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. The indemnification provided in Article
VI is not exclusive of any other right to indemnification provided by law or otherwise.

      (b)   Under Article VI, Section 4 of its By-Laws, Capmark Financial Group
Inc. may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of Article VI.

                                      II-3

EXHIBITS (ITEM 16 OF FORM S-3).

      Exhibits --

            1.1   --    Form of Underwriting Agreement.

            3.1   --    Certificate of Incorporation.

            3.2   --    By-Laws.

            4.1   --    Form of Pooling and Servicing Agreement.

            5.1   --    Opinion of Mayer, Brown, Rowe & Maw LLP with respect to
                        legality.

            5.2   --    Opinion of Orrick, Herrington & Sutcliffe LLP with
                        respect to legality.

            8.1   --    Opinion of Mayer, Brown, Rowe & Maw LLP with respect to
                        certain tax matters.

            8.2   --    Opinion of Orrick, Herrington & Sutcliffe LLP with
                        respect to certain tax matters.

            23.1  --    Consent of Mayer, Brown, Rowe & Maw LLP (included as
                        part of Exhibit 5.1 and Exhibit 8.1).

            23.2  --    Consent of Orrick, Herrington & Sutcliffe LLP (included
                        as part of Exhibit 5.2 and Exhibit 8.2).

            24.1  --    Power of Attorney (included on signature page to the
                        Registration Statement).

                                      II-4

      UNDERTAKINGS (ITEM 17 OF FORM S-3).

      The undersigned Registrant hereby undertakes:

A.    UNDERTAKINGS PURSUANT TO RULE 415.

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this
Registration Statement or any material change to such information in this
Registration Statement; PROVIDED HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii)
and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration
Statement; PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii)
do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

      (2)   That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA
FIDE offering thereof.

      (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4)   That, for the purpose of determining liability under the Securities
Act of 1933 to any purchaser:

            (i)   If the Registrant is relying on Rule 430B:

                  (A)   Each prospectus filed by the Registrant pursuant to Rule
            424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                                      II-5

                  (B)   Each prospectus required to be filed pursuant to Rule
            424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule
            415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or

            (ii)  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this
      Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

      (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule
      424;

                                      II-6

            (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.    FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)
or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.    UNDERTAKING IN RESPECT OF INDEMNIFICATION.

      Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.    UNDERTAKING IN RESPECT OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY THIRD
PARTIES.

      That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section
15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item
1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-7

E.    REGISTRATION STATEMENT UNDER RULE 430A:

      (i)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this
Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h)
under the Securities Act shall be deemed to be part of this Registration
Statement as of the time it was declared effective.

      (ii)  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F.    UNDERTAKING IN RESPECT OF INFORMATION PROVIDED THROUGH AN INTERNET WEB
SITE.

      That, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation
S-T through a specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of any information provided in response to Item
1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the
Registration Statement if a subsequent update or change is made to the information.

                                      II-8

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on the 2nd day of August, 2006.

                                                CAPMARK MORTGAGE SECURITIES INC.

                                                By: /s/ David Lazarus
                                                    ----------------------------
                                                      David Lazarus
                                                      Director and President

      Know all men by these presents that each person whose signature appears below constitutes and appoints David Lazarus and Catherine M. Jackson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Capmark
Mortgage Securities Inc. (the "Company")) to sign any or all amendments
(including post-effective amendments) to the Registration Statement on Form S-3, as filed by the Company on or about August 2, 2006, any registration statement for additional Mortgage Pass-Through Certificates that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                      TITLE                           DATE

/s/ David Lazarus          Director and President               August 2, 2006
------------------------   (Chief Executive Officer)
David Lazarus

/s/ Catherine M. Jackson   Chief Financial Officer, Chief       August 2, 2006
------------------------   Accounting Officer and Vice
Catherine M. Jackson       President

/s/ Gregory J. McManus
------------------------   Director                             August 2, 2006
Gregory J. McManus

/s/ Charles J. Pringle
------------------------   Director                             August 2, 2006
Charles J. Pringle

/s/ Donald J. Puglisi
------------------------   Director                             August 2, 2006
Donald J. Puglisi